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                                    Indenture


                          Dated as of December 1, 1996

                                      AMONG

             GOLDEN STATE PETROLEUM TRANSPORT CORPORATION, as Agent

                        GOLDEN STATE PETRO (IOM I-A) PLC

                                       AND

                        GOLDEN STATE PETRO (IOM I-B) PLC

                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK
                              as Indenture Trustee,



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                                TABLE OF CONTENTS

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                                   ARTICLE ONE

                                   DEFINITIONS...............................  1

SECTION 1.1      CERTAIN TERMS DEFINED.......................................  1

SECTION 1.2      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT........... 18


                                   ARTICLE TWO

                                THE MORTGAGE NOTES........................... 18

SECTION 2.1      FORMS AND DATING............................................ 18

SECTION 2.2      TITLE AND TERMS............................................. 19

SECTION 2.3      EXECUTION, AUTHENTICATION AND DELIVERY...................... 20

SECTION 2.4      TEMPORARY NOTES............................................. 20

SECTION 2.5      REGISTRAR, DEPOSITORY AND PAYING AGENT...................... 21

SECTION 2.6      PAYING AGENT TO HOLD MONEY IN TRUST......................... 21

SECTION 2.7      HOLDER LISTS................................................ 21

SECTION 2.8      TRANSFER AND EXCHANGE....................................... 22

SECTION 2.9      MUTILATED, DESTROYED, LOST AND STOLEN NOTES................. 27

SECTION 2.10     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.............. 28

SECTION 2.11     PERSONS DEEMED OWNERS....................................... 29

SECTION 2.12     CANCELLATION................................................ 29

SECTION 2.13     COMPUTATION OF INTEREST..................................... 29

SECTION 2.14     MANNER OF PAYMENTS IN RESPECT OF MORTGAGE NOTES............. 29

SECTION 2.15     CUSIP AND CINS NUMBERS...................................... 29


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                                  ARTICLE THREE

                         THE TRUST ACCOUNTS; DISTRIBUTIONS................... 30

SECTION 3.1      THE TRUST ACCOUNTS.......................................... 30

SECTION 3.2      INVESTMENT OF FUNDS DEPOSITED IN TRUST ACCOUNTS............. 32

SECTION 3.3      PAYMENT DATES............................................... 32

SECTION 3.4      APPLICATION OF MONEYS IN THE TRUST ACCOUNT.................. 34

                                  ARTICLE FOUR

                                     SECURITY................................ 37

SECTION 4.1      GRANT OF SECURITY INTEREST.................................. 37

SECTION 4.2      RECORDING, ETC.............................................. 39

SECTION 4.3      PROTECTION OF THE TRUST ESTATE.............................. 40

SECTION 4.4      RELEASE OF LIEN............................................. 40

SECTION 4.5      LIMITATION ON INDENTURE TRUSTEE'S DUTY IN RESPECT
                 OF COLLATERAL............................................... 41


                                  ARTICLE FIVE

            REPRESENTATIONS AND WARRANTIES OF GOLDEN STATE PETROLEUM
                                 AND THE OWNERS.............................. 41

SECTION 5.1      ORGANIZATION, POWER AND STATUS OF GOLDEN STATE PETROLEUM
                 AND EACH OWNER.............................................. 41

SECTION 5.2      AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY....... 41

SECTION 5.3      NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT................. 42

SECTION 5.4      GOVERNMENTAL APPROVALS...................................... 42

SECTION 5.5      LITIGATION.................................................. 42

SECTION 5.6      TAXES....................................................... 42

SECTION 5.7      TRADE OR BUSINESS........................................... 42


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                                   ARTICLE SIX

                                     COVENANTS............................... 43

SECTION 6.1      PAYMENT OF PRINCIPAL AND INTEREST........................... 43

SECTION 6.2      CORPORATE EXISTENCE; COMPLIANCE WITH LAWS................... 43

SECTION 6.3      PERFORMANCE OF OBLIGATIONS.................................. 43

SECTION 6.4      ACTIVITIES OF THE OWNERS.................................... 43

SECTION 6.5      BOOKS AND RECORDS........................................... 44

SECTION 6.6      RESTRICTED PAYMENTS......................................... 44

SECTION 6.7      WAIVER OF STAY, EXTENSION OR USURY LAWS..................... 44

SECTION 6.8      REPORTS BY GOLDEN STATE PETROLEUM AND THE OWNERS............ 45

SECTION 6.9      NOTICE OF DEFAULT........................................... 45

SECTION 6.10     NEGATIVE COVENANTS.......................................... 46

SECTION 6.11     APPOINTMENT TO FILL A VACANCY IN OFFICE OF INDENTURE
                 TRUSTEE..................................................... 46

SECTION 6.12     NOTEHOLDERS' LISTS.......................................... 46

SECTION 6.13     REPORTS BY THE INDENTURE TRUSTEE............................ 47

SECTION 6.14     CHANGE OF FLAG.............................................. 47

                                  ARTICLE SEVEN

                      REMEDIES OF THE INDENTURE TRUSTEE AND

                    NOTEHOLDERS ON INDENTURE EVENT OF DEFAULT................ 48

SECTION 7.1      INDENTURE EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY;
                 WAIVER OF DEFAULT........................................... 48

SECTION 7.2      COLLECTION OF INDEBTEDNESS BY INDENTURE TRUSTEE; INDENTURE
                 TRUSTEE MAY PROVE DEBT...................................... 50

SECTION 7.3      GENERAL AUTHORITY OF THE INDENTURE TRUSTEE OVER THE
                 COLLATERAL.................................................. 52

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SECTION 7.4      SUITS FOR ENFORCEMENT....................................... 53

SECTION 7.5      RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS......... 54

SECTION 7.6      LIMITATIONS ON SUITS BY NOTEHOLDERS......................... 54

SECTION 7.7      POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER
                 OF DEFAULT.................................................. 54

SECTION 7.8      CONTROL BY NOTEHOLDERS...................................... 55

SECTION 7.9      WAIVER OF PAST DEFAULTS..................................... 55

SECTION 7.10     UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL AND
                 INTEREST.................................................... 55

SECTION 7.11     LIMITATION BY LAW........................................... 56

SECTION 7.12     APPLICATION OF PROCEEDS..................................... 56

SECTION 7.13     NON-DISTURBANCE............................................. 56

                        ARTICLE EIGHT

                CONCERNING THE INDENTURE TRUSTEE............................. 56

SECTION 8.1      DUTIES AND RESPONSIBILITIES OF THE INDENTURE TRUSTEE........ 56

SECTION 8.2      CERTAIN RIGHTS OF THE INDENTURE TRUSTEE..................... 58

SECTION 8.3      INDENTURE TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION
                 OF MORTGAGE NOTES OR APPLICATION OF PROCEEDS THEREOF........ 59

SECTION 8.4      INDENTURE TRUSTEE AND AGENTS MAY HOLD MORTGAGE NOTES;
                 COLLECTIONS; ETC............................................ 59

SECTION 8.5      MONEYS HELD BY INDENTURE TRUSTEE............................ 59

SECTION 8.6      COMPENSATION AND EXPENSES................................... 59

SECTION 8.7      RIGHT OF INDENTURE TRUSTEE TO RELY ON OFFICERS'
                 CERTIFICATE, ETC............................................ 60

SECTION 8.8      PERSONS ELIGIBLE FOR APPOINTMENT AS INDENTURE TRUSTEE....... 61


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SECTION 8.9      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR INDENTURE
                 TRUSTEE..................................................... 61

SECTION 8.10     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR INDENTURE TRUSTEE.... 62

SECTION 8.11     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS
                 OF INDENTURE TRUSTEE........................................ 63

SECTION 8.12     COMMENCEMENT OF BANKRUPTCY PROCEEDINGS...................... 63

SECTION 8.13     NOT ACTING IN INDIVIDUAL CAPACITY........................... 63

SECTION 8.14     CO-TRUSTEES AND SEPARATE TRUSTEES........................... 63


                                  ARTICLE NINE

                           CONCERNING THE NOTEHOLDERS........................ 65

SECTION 9.1      EVIDENCE OF ACTION TAKEN BY NOTEHOLDERS..................... 65

SECTION 9.2      PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF
                 MORTGAGE NOTES; RECORD DATE................................. 65

SECTION 9.3      HOLDERS TO BE TREATED AS OWNERS............................. 65

SECTION 9.4      MORTGAGE NOTES DEEMED NOT OUTSTANDING....................... 66

SECTION 9.5      RIGHT OF REVOCATION OF ACTION TAKEN......................... 66

                                   ARTICLE TEN

                              SUPPLEMENTAL INDENTURES........................ 66

SECTION 10.1     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS...... 66

SECTION 10.2     SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS......... 67

SECTION 10.3     EFFECT OF SUPPLEMENTAL INDENTURE............................ 68

SECTION 10.4     DOCUMENTS TO BE GIVEN TO INDENTURE TRUSTEE.................. 68

SECTION 10.5     NOTATION ON MORTGAGE NOTES IN RESPECT OF SUPPLEMENTAL
                 INDENTURES.................................................. 68


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SECTION 10.6     ISSUANCE OF SERIES OF ADDITIONAL NOTES...................... 69

                                 ARTICLE ELEVEN

                          SATISFACTION AND DISCHARGE OF

                           INDENTURE; UNCLAIMED MONEYS....................... 70

SECTION 11.1     SATISFACTION AND DISCHARGE OF INDENTURE..................... 70

SECTION 11.2     APPLICATION BY INDENTURE TRUSTEE OF FUNDS DEPOSITED FOR
                 PAYMENT OF MORTGAGE NOTES................................... 71

SECTION 11.3     REPAYMENT OF MONEYS HELD BY PAYING AGENT.................... 71

SECTION 11.4     RETURN OF MONEYS HELD BY INDENTURE TRUSTEE AND PAYING AGENT
                 UNCLAIMED FOR TWO YEARS..................................... 71

                                 ARTICLE TWELVE

                           REDEMPTION OF MORTGAGE NOTES...................... 72

SECTION 12.1     OPTIONAL REDEMPTION; MANDATORY REDEMPTION; PRICES........... 72

SECTION 12.2     NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS................... 73

SECTION 12.3     PAYMENT OF MORTGAGE NOTES CALLED FOR REDEMPTION............. 74

SECTION 12.4     TERM NOTE MANDATORY SINKING FUND............................ 75

SECTION 12.5     ADDITIONAL NOTE MANDATORY SINKING FUND...................... 76

                                ARTICLE THIRTEEN

                             MISCELLANEOUS PROVISIONS........................ 77

SECTION 13.1     INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF
                 GOLDEN STATE PETROLEUM AND THE OWNERS EXEMPT FROM
                 INDIVIDUAL LIABILITY........................................ 77

SECTION 13.2     PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES
                 AND NOTEHOLDERS............................................. 77

SECTION 13.3     SUCCESSORS AND ASSIGNS OF THE OWNERS BOUND BY INDENTURE..... 77

SECTION 13.4     NOTICES AND DEMANDS ON GOLDEN STATE PETROLEUM, INDENTURE
                 TRUSTEE AND NOTEHOLDERS..................................... 77

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SECTION 13.5     OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS
                 TO BE CONTAINED THEREIN..................................... 78

SECTION 13.6     PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS............. 79

SECTION 13.7     CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE
                 ACT......................................................... 79

SECTION 13.8     NEW YORK LAW TO GOVERN...................................... 80

SECTION 13.9     COUNTERPARTS................................................ 80

SECTION 13.10    EFFECT OF HEADINGS.......................................... 80

SECTION 13.11    SEPARABILITY CLAUSE......................................... 80

SECTION 13.12    CONSENT TO JURISDICTION..................................... 80

EXHIBITS AND SCHEDULES
EXHIBIT A -      Form of Mortgage Note
EXHIBIT B -      Form of Transfer Certification
EXHIBIT C -      Form of Acknowledgement
EXHIBIT D -      Form of Mortgage
EXHIBIT E -      Form of Assignment of Charter
EXHIBIT F -      Form of Assignment of Charter Supplements
EXHIBIT G -      Form of Assignment of Earnings and Insurances
EXHIBIT H -      Form of Assignment of Guarantee
EXHIBIT I -      Form of Assignment of Management Agreement
EXHIBIT J -      Form of Issue of One Debenture
EXHIBIT K -      Form of Stock Pledge
EXHIBIT L -      Form of Assignment of Building Contract
EXHIBIT M -      Form of Assignment of Building Contract Guarantee
SCHEDULE 1 -     Sinking Fund Redemption Amounts and Final Principal
                 Payment Schedule
SCHEDULE 2 -     Allocated Principal Amount of the Note

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                  This Indenture, dated as of December 1, 1996, among Golden
State Petro (IOM I-A) PLC, an Isle of Man company ("Golden State Petro I-A" or an "Owner"), Golden State Petro (IOM I-B) PLC, an Isle of Man company ("Golden State Petro I-B" or an "Owner" and, collectively with Golden State Petro I-A, the "Owners"), Golden State Petroleum Transport Corporation, a Delaware corporation, as agent for the Owners, a Delaware corporation ("Golden State Petroleum"), and United States Trust Company of New York, as trustee, a bank and trust company organized under the New York Banking Law (the "Indenture Trustee").

                              W I T N E S S E T H :

                  WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article One hereof;

                  WHEREAS, each of the Owners has authorized the issuance by Golden State Petroleum, as its agent, of its Notes and each of the Owners has duly appointed Golden State Petroleum as its duly authorized agent to issue the Mortgage Notes and undertake certain other actions set forth in this Indenture on behalf of the Owners;

                  WHEREAS, all things necessary to make the Notes, when executed by Golden State Petroleum, as agent for the Owners, and authenticated and delivered by the Indenture Trustee as provided in this Indenture, the valid, binding and legal obligations of the Owners, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done; and

                  WHEREAS, from time to time as specified herein, pursuant to one or more Supplemental Indentures, Golden State Petroleum, as agent for the Owners, may issue one or more Series of Additional Notes, and, in accordance therewith, Golden State Petroleum, the Owners and the Indenture Trustee intend to do all things necessary to make the Additional Notes subject thereto, when executed by Golden State Petroleum, as agent for the Owners, and authenticated and delivered by the Indenture Trustee as provided in this Indenture, as supplemented, the valid, binding and legal obligations of the Owners, and to constitute this Indenture, as supplemented, a valid indenture and agreement according to its terms.

                  NOW, THEREFORE:

                  In consideration of the foregoing and the purchase of the Mortgage Notes by the holders thereof from time to time, Golden State Petroleum, the Owners and the Indenture Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Mortgage Notes as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

                  SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes

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of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture and at the date of any indenture supplemental hereto, as applicable . All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted in the United States of America at the date or time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. All references to Articles or Sections refer to Articles or Sections of this Indenture unless otherwise indicated. The terms defined in this Article include the plural as well as the singular.

                  "ACCEPTABLE REPLACEMENT CHARTER" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the holders of the Mortgage Notes harmless from any withholding, transportation or excise tax imposed on the charterhire payments or on the payments of the Mortgage Notes, (ii) the charterhire payments payable during the non-cancelable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the Allocable Portion of the Debt Service Reserve Fund and (3) all fees and expenses incurred in connection with the recharter of the Vessel, provide sufficient funds for the payment in full when due of (A) the Allocated Principal Amount of the Mortgage Notes for the related Vessel and interest thereon in accordance with the revised schedule of sinking fund and principal payments, that is applicable upon termination of the related Charter, (B) the amount of Recurring Fees for such Vessel, (C) the amount of Management Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee and Trustee Fees allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses and (iii) the Rating Agencies shall have confirmed in writing to the Indenture Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Mortgage Notes.

                  "ACKNOWLEDGEMENT TO ASSIGNMENT OF CHARTERS" means, with respect to each Charter, the acknowledgement executed by the Charterer, wherein the Charterer acknowledges the assignment of such Charter to the Indenture Trustee.

                  "ACKNOWLEDGEMENT TO ASSIGNMENT OF CHEVRON GUARANTEE" means, with respect to each Chevron Guarantee, the acknowledgement executed by Chevron, wherein Chevron acknowledges the assignment of such Chevron Guarantee to the Indenture Trustee.

                  "ADDITIONAL CONSTRUCTION COSTS" means any net increases in construction costs for a Vessel which (i) result from actions by the Charterer or the Technical Supervisor; (ii) are approved by the related Owner, such approval not to be unreasonably withheld; and (iii) occur

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after execution of the related Building Contract on the Closing Date but prior to the related Delivery Date.

                  "ADDITIONAL NOTE" means each first preferred mortgage note issued pursuant to a Supplemental Indenture to finance the Additional Construction Costs of a Vessel.

                  "AFFILIATE" means, with respect to any Person (the "relevant Person"), (i) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person") or (ii) any Person (other than the relevant Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" means Golden State Petroleum, a Delaware corporation.

                  "ALLOCABLE PORTION OF THE DEBT SERVICE RESERVE FUND" means, as of any date of determination and for each Vessel, that portion of the Debt Service Reserve Fund funded from charterhire or earnings of the related Vessel.

                  "ALLOCATED PRINCIPAL AMOUNT OF THE ADDITIONAL NOTES" means, when used with reference to the Additional Notes and either Vessel at any date of determination, the product of (a) the aggregate outstanding principal amount of Additional Notes as of such date and (b) a fraction (i) the numerator of which is the aggregate outstanding principal amount of Additional Notes for such Vessel as specified with respect to such Vessel in the related Supplemental Indenture and (ii) the denominator of which is the aggregate initial principal amount of all Additional Notes.

                  "ALLOCATED PRINCIPAL AMOUNT OF THE MORTGAGE NOTES" means, when used with reference to the Mortgage Notes and either Vessel at any date of determination, the sum of (a) the Allocated Principal Amount of the Notes for such Vessel and (b) the Allocated Principal Amount of the Additional Notes for such Vessel.

                  "ALLOCATED PRINCIPAL AMOUNT OF THE NOTES" means, when used with reference to the Notes and either Vessel at any date of determination, amounts indicated on Schedule 2 attached hereto.

                  "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Technical Supervision Agreement to the Indenture Trustee.

                  "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

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                  "ASSIGNMENT OF CHARTER" means, for each Charter, the
Assignment of Charter, dated as of December 1, 1996, between the Owner of the related Vessel and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest therein to the Indenture Trustee.

                  "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for the Charter Supplement, the Assignment of Charter Supplement, dated the date of the related Supplemental Indenture, between the Owner of the related Vessel and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its right, title and interest therein to the Indenture Trustee.

                  "ASSIGNMENT OF EARNINGS AND INSURANCES" means, for each Vessel, the Assignment of Earnings and Insurances, dated as of the Delivery Date for such Vessel, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its right, title and interest in the earnings and insurances on such Vessel to the Indenture Trustee.

                  "ASSIGNMENT OF GUARANTEE" means, for each Chevron Guarantee, the Assignment of Guarantee, dated as of December 1, 1996, between the Owner of the related Vessel and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its right, title and interest therein to the Indenture Trustee.

                  "ASSIGNMENT OF MANAGEMENT AGREEMENT" means, for each Management Agreement, the Assignment of Management Agreement, dated as of December 1, 1996, between the Owner of the related Vessel and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its right, title and interest therein to the Indenture Trustee.

                  "AUTHORIZED FINANCIAL OFFICER" of any Person means the Chief Financial Officer, Treasurer or Controller of such Person.

                  "AUTHORIZED OFFICER" of any Person means the President, any Vice President or Authorized Financial Officer of such Person.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code.

                  "BOARD OF DIRECTORS" means either the Board of Directors of a Person or any committee of such Board duly authorized to act hereunder.

                  "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

                  "BUILDING CONTRACT" means either the Golden State Petro I-A Building Contract or the Golden State Petro I-B Building Contract.


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                  "BUILDING CONTRACT GUARANTEE" means, for each Vessel, the
Building Contract Guarantee, dated the Closing Date, given by the Building Contract Guarantor to the Owner in connection with the related Vessel.

                  "BUILDING CONTRACT GUARANTOR" means The Korean Development
Bank.

                  "BUSINESS DAY" means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York, San Francisco, California or in the city and state where the Indenture Trustee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

                  "CASUALTY ACCOUNT" means the account established and maintained by the Indenture Trustee pursuant to Section 3.1(d).

                  "CHARTER" means, for each Vessel, the bareboat charter between the related Owner and the Charterer, dated the Closing Date, as the same may be amended, supplemented and modified from time to time.

                  "CHARTER EVENT OF DEFAULT" means, for each Charter, each of the events designated as a default in Clause 17 of such Charter.

                  "CHARTER PERIOD" means, for any Charter, the period from the date of commencement of such Charter to the expiration or earlier termination of such Charter pursuant to the terms and conditions thereof.

                  "CHARTER PERMITTED LIENS", with respect to each Charter, has the meaning specified in such Charter.

                  "CHARTER SUPPLEMENT" means, with respect to each Charter, the Charter Supplement dated the date of the related Supplemental Indenture, between the Owner of the related Vessel and the Charterer.

                  "CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

                  "CHARTERHIRE" means, for each Charter, the scheduled payments of charterhire thereunder, as may be increased from time to time pursuant to a Charter Supplement.

                  "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

                  "CHEVRON GUARANTEE" means, for either Vessel, the Guarantee, dated the Closing Date, given by Chevron to the related Owner in connection with the related Charter.

                  "CLASS" means each class of securities constituting a separate issuance by Golden State Petroleum, as agent for the Owners, of serial first preferred mortgage notes or first preferred mortgage notes hereunder or additional first preferred mortgage notes under a Supplemental Indenture, provided that (i) any first preferred mortgage notes have identical terms

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(other than their date of issuance) shall constitute one class for purposes of this definition and (ii) the Initial Term Notes and the Exchange Term Notes shall constitute one class for purposes of this definition.

                  "CLOSING DATE" means December 24, 1996.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COLLATERAL" means the property in which the Indenture Trustee is granted a Lien from time to time hereunder or under any Security Document, which lien or security interest has not been released in accordance with the terms hereof or thereof.

                  "COLLATERAL ACCOUNT" means the account established and maintained by the Indenture Trustee pursuant to Section 3.1(e).

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMPANY ORDER" means a written request or order signed in the name of Golden State Petroleum or an Owner by any Director, its Chairman of the Board, its President or any Vice President, and by its Controller, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Indenture Trustee.

                  "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition of either Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any Governmental Authority or by persons acting or purporting to act on behalf of any Governmental Authority.

                  "CORPORATE TRUST OFFICE" means the corporate trust office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036-1532, Attention: Corporate Trust Department.

                  "DEBT SERVICE RESERVE FUND" means the account established and maintained by the Indenture Trustee pursuant to Section 3.1(f).

                  "DEBT SERVICE RESERVE REQUIREMENT" means an amount, together with interest earned thereon, that is sufficient to provide for the payment of average annual sinking fund payments and interest on the Term Notes for a period of 1.2 years.

                  "DEFAULT" means any Indenture Event of Default or any event or condition which, with the giving of notice or lapse of time, or both, would constitute an Indenture Event of Default.

                  "DEFAULT PAYMENT" means, as of any date of determination and as calculated by the Manager, with respect to each Vessel and the related Charter, the sum of (a) the sum of (i) the Stipulated Loss Value in relation to the period in question calculated pursuant to the related Charter, (ii) all Charter Hire accrued (on a daily basis) but unpaid under such Charter to the

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actual date of payment and (iii) any other amounts due to the related Owner under such Charter on or prior to the actual date of payment, and (b) interest on the amount described in (a) (after as well as before judgment) at the Default Rate from the date such amounts were payable to the actual date of payment.

                  "DEFAULT RATE" means, with respect to a Mortgage Note, a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to the lesser of (a) 1.0% above the interest rate indicated in such Mortgage Note and (b) the sum of 1.5% and LIBOR.

                  "DEFINITIVE NOTES" means with respect to each Class of Mortgage Notes, Mortgage Notes that are substantially in the form of Exhibits A-1 and A-2 attached hereto that do not include the information called for by the footnotes thereof.

                  "DELIVERY DATE" means the Vessel A Delivery Date or the Vessel B Delivery Date.

                  "DEPOSITORY" means the depository of the Global Notes representing the Mortgage Notes and any successor to such depository appointed pursuant to Section 2.5. The Depository initially shall be The Depository Trust Company, a New York corporation.

                  "DISTRIBUTION DATE" means each date fixed by the Indenture Trustee for a distribution to the Noteholders of funds, if any, held in the Collateral Account pursuant to Section 3.1(e), which shall be the date from time to time determined by the Indenture Trustee or requested by the Majority Noteholders.

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                  "EXCHANGE OFFER" means the offer registered by Golden State Petroleum, as agent for the Owners and the Owners pursuant to the Exchange Offer Registration Statement in which Golden State Petroleum, as agent for the Owners, offers to the Holders of the outstanding Initial Term Notes the opportunity to exchange such outstanding Initial Term Notes for Exchange Term Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Term Notes tendered in such offer by such Holders.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

                  "EXCHANGE TERM NOTE" means any of the 8.04% First Preferred Mortgage Notes due 2019 of Golden State Petroleum, as agent for the Owners, to be issued pursuant to this Indenture (i) in the Exchange Offer, (ii) in exchange for Exchange Term Notes or (iii) at the request of a Holder of Initial Term Notes covered by a Shelf Registration Statement, in exchange for such Initial Term Notes.

                  "FIRST TERM NOTE SINKING FUND PAYMENT DATE" means August 1, 2007.

                  "FIXED PERIOD" means, with respect to each Charter, the period commencing on the Delivery Date of the related Vessel and expiring on the eighth anniversary thereof.

                  "GLOBAL NOTES" means, with respect to each Class, Mortgage Notes that are in the form of Exhibits A-1 and A-2 attached hereto that contains the paragraph referred to in footnote l and the additional schedule referred to in footnote 3 of such Exhibit A.

                  "GOLDEN STATE PETRO I-A" means Golden State Petro (IOM I-A) PLC, an Isle of Man public limited company.

                  "GOLDEN STATE PETRO I-B" means Golden State Petro (IOM I-B) PLC, an Isle of Man public limited company.

                  "GOLDEN STATE PETRO I-A BUILDING CONTRACT" means the Shipbuilding Contract between the Builder and Golden State Petro I-A.

                  "GOLDEN STATE PETRO I-B BUILDING CONTRACT" means the Shipbuilding Contract between the Builder and Golden State Petro I-B.

                  "GOVERNMENTAL APPROVAL" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of this Indenture or any Security Document.

                  "GOVERNMENTAL AUTHORITY" means the United States federal or any foreign government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over an Owner, the Charterer or operation of a Vessel.

                  "HOLDER", "HOLDER OF MORTGAGE NOTES", "NOTEHOLDER" or other similar terms means a registered holder of any Mortgage Note.

                  "INDEBTEDNESS" means, with respect to any Person, all obligations, whether or not contingent, of such Person (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a Lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to indebtedness secured by a Lien affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed or guaranteed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
(ii) with respect to any obligation of others of the type described in the preceding clause (i) assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

                  "INDENTURE" means this Indenture dated as of December 1, 1996 among the Owners, Golden State Petroleum, as agent, and the Indenture Trustee, as the same may be amended or supplemented from time to time, and which shall include any Supplemental Indenture or supplemental indenture.

                  "INDENTURE EVENT OF DEFAULT" means any event or condition specified as such in Section 7.1 which shall have continued for the period of time, if any, therein designated.

                  "INDENTURE TRUSTEE" means United States Trust Company of New York, not in its individual capacity but solely as Indenture Trustee under this Indenture, or any other Person acting from time to time as Indenture Trustee hereunder.

                  "INITIAL NOTE" means either a Serial Note or an Initial Term Note.

                  "INITIAL TERM NOTE" means any of the 8.04% First Preferred Mortgage Notes due 2019 of Golden State Petroleum, as agent for the Owners, to be originally issued, authenticated and delivered pursuant to this Indenture and Term Notes subsequently issued in exchange therefor, other than the Exchange Term Notes.

                  "INITIAL PURCHASER" means Donaldson, Lufkin & Jenrette Securities Corporation.

                  "ISSUE OF ONE DEBENTURE" means, for each Owner, the Issue of One Debenture, dated as of December 1, 1996, between such Owner and the Indenture Trustee, as the same may be amended from time to time.

                  "LAW" means any statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

                  "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of the Charterer and the Indenture Trustee will select a reference bank and the third reference bank will be selected by the Charterer and the Indenture Trustee together or, failing agreement, by the previously selected reference banks together.

                  "LIEN" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, security interest, claim, hypothecation, assignment for security, deposit arrangement or security interest of any kind in respect of such asset. For the purposes of this Indenture, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "LONDON BANKING DAY" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

                  "LOSS PAYMENT DATE" means, with respect to a Total Loss, the date which is 90 days after the occurrence of such Total Loss.

                  "MAKE-WHOLE PREMIUM," if applicable to the optional redemption of any Term Note, means the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of such Term Note being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at a rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption) plus 0.375% (three-eighths of one percent) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of such Term Notes being redeemed.

                  "MANAGEMENT AGREEMENT" means, for each Owner, the Management Agreement, dated the Closing Date, between such Owner and the Manager, as the same may be amended from time to time.

                  "MANAGEMENT FEE" means, with respect to each Vessel, an amount per year payable semi-annually in arrears on each Payment Date equal to $50,000.

                  "MANAGER" means Cambridge Fund Management, L.L.C., a Delaware limited liability company, or any other Person acting from time to time as Manager in accordance with the terms of the Management Agreement.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means, for each Vessel, the First Preferred Ship Mortgage for such Vessel, dated the Delivery Date for such Vessel, between the related Owner and the Indenture Trustee, as the same may be amended from time to time in substantially the form of Exhibit D hereto.

                  "MORTGAGE EVENT OF DEFAULT" means, for any Mortgage, each of the events designated as an "Event of Default" in Section 5.01 of such Mortgage.

                  "MORTGAGE NOTES" means any Serial Notes, Term Notes and any Additional Notes.

                  "NET REDUCTION IN CONSTRUCTION COSTS" means any net decreases in construction costs for a Vessel which (i) result from actions by the Charterer or the Technical Supervisor; (ii) are approved by the related Owner, such approval not to be unreasonably withheld; and (iii) occur after the execution of the related Building Contract on the Closing Date but prior to the related Delivery Date.

                  "NOTE" means a Serial Note or a Term Note.

                  "NOTE CUSTODIAN" has the meaning specified in Section 2.5

                  "NOTE PURCHASE AGREEMENT" means the Purchase Agreements, dated December 19, 1996, among Golden State Petroleum, the Owners and the Initial Purchaser relating to the issuance and sale of $127,100,000 aggregate principal amount of Initial Term Notes and (ii) the Purchase Agreement, dated December 19, 1996, among Golden State Petroleum, the Owners and the Initial Purchaser relating to the issuance and sale of $51,700,000 aggregate principal amount of Serial Notes.

                  "NOTE REGISTER" has the meaning specified in Section 2.5.

                  "OFFICERS' CERTIFICATE" means a certificate signed by a Responsible Officer of Golden State Petroleum or two Responsible Officers of an Owner, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5 and, to the extent required pursuant to Section 314 of the Trust Indenture Act, shall comply with Section 314 of the Trust Indenture Act.

                  "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel satisfactory to the Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 and to the extent required pursuant to Section 314 of the Trust Indenture Act, shall comply with Section 314 of the Trust Indenture Act.

                  "OUTSTANDING", when used with reference to the Mortgage Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Mortgage Notes authenticated and delivered by the Indenture Trustee under this Indenture, except:

                  (a) Mortgage Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (b) Mortgage Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Indenture Trustee or with any paying agent, PROVIDED that if such Mortgage Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Indenture Trustee shall have been made for giving such notice; and

                  (c) Mortgage Notes in substitution for which other Mortgage Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.3 (unless proof satisfactory to the Indenture Trustee is presented that any of such Mortgage Notes are held by a Person in whose hands such Mortgage Note is a legal, valid and binding obligation of the Owners).

                  "OWNER" means Golden State Petro I-A, in the case of Vessel A and Golden State Petro I-B, in the case of Vessel B.

                  "PAYING AGENT" has the meaning specified in Section 2.5.

                  "PAYMENT DATE" means each February 1 and August 1, commencing August 1, 1997.

                  "PERMITTED INVESTMENTS" means any of the following:

                  (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, PROVIDED such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, Federal Home Loan Mortgage Corporation senior debt obligations or Federal National Mortgage Association senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (b) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (having original maturities of not more than one year) of any bank or trust company incorporated under the laws of the United States or any state thereof, PROVIDED that the short-term debt obligations of such bank or trust company at the dates of acquisition thereof have been rated at least "A-l" or "P-1" or better (or the equivalent) by Standard & Poor's and Moody's, respectively;

                  (c) commercial paper (having original maturities of not more than one year) rated at least "A-1" or "P-l" or better (or the equivalent) by Standard & Poor's and Moody's, respectively; or

                  (d) guaranteed investment contracts, investment agreements or similar agreements initially rated at least "A" or "A-2" or better (or the equivalent) by Standard & Poor's or Moody's, respectively, that are treated as indebtedness for United States federal income tax purposes;

provided, however, that in the event amounts on deposit in the Pre-Funding Account or the Revenue Account (until the latest maturity date of the Serial Notes) are invested pursuant to clauses (b), (c) or (d), then such investments must initially be rated at least "AA" or "Aa" (or the equivalent) or better by Standard & Poor's or Moody's, respectively.

For purposes of clause (d) above, (i) each payment received will be considered to be the maturity of such Permitted Investment and (ii) a guaranteed investment contract, investment agreement or similar agreement that constitutes a senior unsecured long-term debt obligation of a Person shall be deemed to have the same rating as such Person's other senior unsecured long-term debt obligations, if any, that are rated by a Rating Agency. Notwithstanding the foregoing, "Permitted Investments" shall not include "stripped securities" or investments which contractually may return less than the purchase price therefor.

                  "PERMITTED LIENS" means, for each Owner, Liens created under the related Mortgage and Security Documents, the Charter for the related Vessel or other charter or conditional sale contracts and agreements for such Vessel permitted under the Mortgage and Charter Permitted Liens.

                  "PERSON" means an individual, a corporation, a partnership, a joint venture, unincorporated association, a joint stock company, a trust or any other entity or a Governmental Authority.

                  "PLEDGED STOCK" means all of the capital stock of each Owner, including any additional or substitute shares of capital stock of any such Owner now owned or hereafter acquired by Golden State Holdings I Ltd., issued and outstanding at any time or from time to time.

                  "PRE-FUNDING ACCOUNT" means the account established and maintained by the Indenture Trustee pursuant to Section 3.5.

                  "PRINCIPAL TERMS" means, with respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Additional Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate to be paid with respect to the Additional Notes for such Series (or method for the determination thereof); (iv) the Allocated Principal Amount of the Additional Notes for a Series for each Vessel; (v) if applicable, whether any Additional Notes of such Series (a) will be issued in the form of Global Notes or (b) will be Transfer Restricted Notes and the manner of applying the provisions of Article Two hereof to the transfer of such Additional Notes and (vi) any other terms of such Series.

                  "RATING AGENCY" means, at any time of determination, each rating agency then rating the Mortgage Notes which shall always include at least one of Moody's or Standard & Poor's or their respective successors.

                  "RATING AGENCY CONDITION" means, with respect to any action, that the Rating Agency then rating the Mortgage Notes (of which one must be Standard & Poor's or Moody's) shall have notified Golden State Petroleum, the Owners, Chevron and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any

Outstanding Mortgage Note or a placement of the Mortgage Notes on credit watch or surveillance with respect to which it is a Rating Agency.

                  "RECORD DATE" means, with respect to any Payment Date, the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Payment Date.

                  "RECURRING FEES" means, for either Vessel, any periodic fees necessary or appropriate to maintain the corporate status of the related Owner, any filing or other fees necessary or appropriate to maintain the status of such Owner as a reporting company under the Exchange Act and to comply with any covenants of such Owner under the related Mortgage, any fees and expenses (including the cost of insurance required by the related Mortgage and not maintained by the charterer under the charter to which such Vessel is then subject) necessary to comply with any covenants under the related Mortgage, any other fees and expenses contemplated to be paid pursuant to the Management Agreement (other than the Management Fee) which the Manager certifies to the Indenture Trustee are qualified to be paid thereunder and any accounting or other professional fees and other expenses, including any fees and expenses of the Rating Agencies, incurred in connection with the foregoing. In addition, each Owner's Recurring Fees will include a pro rata portion of the fees and expenses, including any accounting, administrative or other professional fees, necessary or appropriate to maintain the registration of the Mortgage Notes under the Securities Act, to effect a mandatory redemption, if any, of the Mortgage Notes, to maintain the corporate status of Golden State Petroleum and the status of Golden State Petroleum as a reporting company (if necessary) under the Exchange Act and to comply with any covenants under the Indenture.

                  "REGISTRAR" has the meaning specified in Section 2.5.

                  "REGISTRATION JURISDICTION" means, with respect to each Vessel, the jurisdiction under the laws of which such Vessel is registered from time to time. Initially, the Registration Jurisdiction for each Vessel means the Republic of Liberia.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the Closing Date, among the Owners, Golden State Petroleum and the Initial Purchasers, as initial purchasers of the Initial Term Notes.

                  "REGISTRATION STATEMENT" means either an Exchange Offer Registration Statement or a Shelf Registration Statement.

                  "REMAINING AVERAGE LIFE" means, with respect to the Term Notes the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the principal amount of the Term Notes to be redeemed into (ii) the sum of the products obtained by multiplying (a) the principal component of each payment that would have been made on the Term Notes (including payments to be made through operation of the mandatory sinking fund) assuming such Term Notes were not subject to early redemption other than by operation of the mandatory sinking fund by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which the Term Notes are to be redeemed (the "Settlement Date") and the scheduled due date of such principal payment.

                  "REQUIRED NOTEHOLDERS" means the Holders of a majority in aggregate principal amount of the Outstanding Mortgage Notes.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                  "RESPONSIBLE OFFICER" of any Person other than the Indenture Trustee, means the President or any other officer with authority of at least a Vice President; or, in the case of the Indenture Trustee, means an officer or assistant officer of the Indenture Trustee in its Corporate Trust Department.

                  "RESTRICTED PAYMENT" means, with respect to each Owner, (a) the declaration or payment of any dividend or other distribution on any shares of such Owner's capital stock, or (b) the purchase, redemption or other acquisition or retirement for value of its capital stock.

                  "RESTRICTED SECURITY" means each Term Note, until the earliest to occur of (a) the date on which such Term Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Term Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Term Note is disposed of by a broker-dealer registered under the Exchange Act pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) or (d) the date on which such Term Note is distributed to the public pursuant to Rule 144 under the Act.

                  "REVENUE ACCOUNT" means the account established and maintained by the Indenture Trustee pursuant to Section 3.1(a).

                  "SECURED INSTRUMENTS" means, at any time, the Indenture and the Outstanding Mortgage Notes.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                  "SECURITY DOCUMENTS" means the Mortgages, the Assignments of Charter, the Assignments of Charter Supplements, the Assignments of Earnings and Insurances, the Assignments of Guarantee, the Assignments of Management Agreement, each Issue of One Debenture, the Stock Pledge, the Assignments of Building Contract, Assignments of Building Contract Guarantee, and any additional security agreement, assignment or mortgage document entered into by either Owner from time to time in connection with the Secured Instruments.

                  "SERIAL NOTE" means any of the 6.360% Serial First Preferred Mortgage Notes Due 2000, 6.465% Serial First Preferred Mortgage Notes Due 2001, 6.550% Serial First Preferred Mortgage Notes Due 2002, 6.610% Serial First Preferred Mortgage Notes Due 2003, 6.700% Serial First Preferred Mortgage Notes Due 2004, 6.800% Serial First Preferred Mortgage Notes Due 2005 and 6.855% Serial First Preferred Mortgage Notes Due 2006 of

Golden State Petroleum, as agent for the Owners, to be originally issued, authenticated and delivered pursuant to this Indenture.

                  "SERIES ISSUANCE DATE" means, with respect to any Series, the date on which the Additional Notes of such Series are to be originally issued in accordance with Section 10.6.

                  "SERIES OF ADDITIONAL NOTES" or "SERIES" means each series of Additional Notes issued pursuant to a Supplemental Indenture.

                  "SHELF REGISTRATION STATEMENT" means a shelf registration statement under the Securities Act relating to the Term Notes, including the related prospectus, filed in accordance with the Registration Rights Agreement.

                  "STANDARD & POOR'S" means Standard & Poor's Rating Group, a division of McGraw-Hill Co. Inc.

                  "STATED MATURITY" means, when used with respect to a Mortgage Note or any installment of interest thereon, the date specified in such Mortgage Note as the fixed date on which the principal of such Mortgage Note or such installment of interest is due and payable. The Stated Maturity of each Class of Notes is set forth opposite such Class in Section 2.2.

                  "STIPULATED LOSS VALUE" means, for any Vessel on any date, the amount specified in the related Charter as the "Stipulated Loss Value" for such date, which amount will be at least sufficient to redeem in full the Allocated Principal Amount of the Mortgage Notes for such Vessel.

                  "STOCK PLEDGE" means the Stock Pledge Agreement, dated as of December 1, 1996, between Golden State Holdings I, Ltd. and the Indenture Trustee, as the same may be amended from time to time.

                  "SUPPLEMENTAL INDENTURE" means each supplement to this Indenture pursuant to which a Series of Additional Notes is issued by Golden State Petroleum, as agent for the Owners.

                  "TECHNICAL SUPERVISION AGREEMENT" means, for each Vessel, the Agreement on Contract for Technical Matters, dated as of the Closing Date, 1996, among the related Owner, the Builder and Chevron Shipping Company.

                  "TERM NOTE" means either an Initial Term Note or an Exchange Term Note.

                  "TERMINATION ACCOUNT" means the account established and maintained by the Indenture Trustee pursuant to Section 3.1(b).

                  "TOTAL LOSS" means, with respect to a Vessel, either (a) actual or constructive or compromised or arranged total loss of the Vessel, (b) Compulsory Acquisition of the Vessel or (c) if so declared by the Charterer at any time and in its sole discretion a requisition by a Governmental Authority for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time ("GMT") on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard of. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: (1) the date that notice of abandonment of the Vessel is given to the insurers, provided a claim for total loss is admitted by the insurers, (2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred, or (3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation (said experts to be appointed by the Charterer at its expense and approved by the Owner, such approval not to be unreasonably withheld) concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in each Charter exceed the Vessel's fair market value in sound condition.

                  "TOTAL LOSS PAYMENT" means, with respect to each Vessel, the related Charter and a Loss Payment Date, the sum of (a) any deficiency between
(i) the Stipulated Loss Value in relation to the period in question calculated pursuant to the related Charter and (ii) all insurance proceeds for damage to or loss of the Vessel and amounts paid by any governmental authority in connection with any requisition, seizure or forfeiture actually received in hand by Owners prior to or on such Loss Payment Date; and (b) all Charterhire and Additional Charterhire accrued (on a daily basis) but unpaid hereunder to such Loss Payment Date and any other sums due under any provisions of the related Charter, together with interest thereon at the Default Rate from the date upon which any such Charterhire and Additional Charterhire or other sums was due until the Loss Payment Date.

                  "TRANSFER RESTRICTED NOTE" means any Mortgage Note that bears or is required to bear the legend set forth in Section 2.8(g).

                  "TREASURY YIELD" means, in connection with the calculation of any Make-Whole Premium on the Term Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) equal to the Remaining Average Life of the Term Notes; provided that if no United States Treasury security is available with such a constant maturity and for which a closing yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the closing yields of United States Treasury securities for which such yields are given, except that if the average life of the Term Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TRUST ACCOUNTS" means the Revenue Account, the Termination Account, the Casualty Account, the Collateral Account, the Debt Service Reserve Fund, the Operating Account and the Pre-Funding Account.

                  "TRUST ESTATE" has the meaning specified in Section 4.1.

                  "TRUST FUNDS" means the funds, together with any income thereon from Permitted Investments, deposited in the Trust Accounts.

                  "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, as amended.

                  "TRUSTEE FEES" means those fees and expenses of the Trustee as set forth in a separate letter agreement between the Trustee and the Owners.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the validity or perfection of the Indenture Trustee's security interest in any item of Collateral is governed by the UCC as is then in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code (or equivalent Law) as is in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

                  "VESSEL A" means the vessel being constructed pursuant to the Golden State Petro I-A Building Contract.

                  "VESSEL A DELIVERY DATE" means the date when Vessel A is ready in fact for delivery by the Builders after completion of trials.

                  "VESSEL A INSTALLMENT DATE" means the date an installment of the purchase price for Vessel A is due under the Golden State Petro I-A Building Contract.

                  "VESSEL A PURCHASE DATE" means the date (if any) on which the Builder sells Vessel A to Golden State Petro I-A pursuant to the related Building Contract and such Vessel becomes part of the Trust Estate.

                  "VESSEL B" means the vessel being constructed pursuant to the Golden State Petro I-B Building Contract.

                  "VESSEL B DELIVERY DATE" means the date when Vessel B is ready in fact for delivery by the Builders after completion of trials.

                  "VESSEL B INSTALLMENT DATE" means the date an installment of the purchase price for Vessel B is due under the Golden State Petro I-B Building Contract.

                  "VESSEL B PURCHASE DATE" means the date (if any) on which the Builder sells Vessel B to Golden State Petro I-B pursuant to the related Building Contract and such Vessel becomes part of the Trust Estate.

                  "VESSELS" means, collectively, the Vessel A and Vessel B, Hull Numbers 1228 and 1229 respectively, together, in each case, with all her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, electronics, small boats and all her other appurtenances, whether aboard or removed from such Vessel, together with any and all additions, improvements and/or replacements made to, on or in such Vessel.

                  SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture.

                  All terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined under rules promulgated by the Commission have the meanings assigned to them by such definitions.


                                   ARTICLE TWO

                               THE MORTGAGE NOTES

                  SECTION 2.1 FORMS AND DATING. The Mortgage Notes and the Indenture Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Mortgage Notes as evidenced by their execution of the Mortgage Notes. Any such legend or endorsement shall be delivered in writing to the Indenture Trustee by Golden State Petroleum. Each Mortgage Note shall be dated the date of its authentication. The Mortgage Notes will be issued only in fully registered form without coupons, in denominations of $100,000 and multiples of $1,000 in excess thereof. All payments with respect to the Mortgage Notes shall be in United States Dollars.

                  The Serial Notes and Initial Term Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) will be issued initially in global form, substantially in the form of Exhibits A-1 and A-2, respectively, attached hereto (including footnotes 1 through 4 thereto), respectively. Each Global Note shall represent such of the Outstanding Initial Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Initial Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Initial Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Initial Notes represented thereby shall be made by the Indenture Trustee or the Note Custodian, at the direction of the Indenture Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.8. The Initial Notes offered and sold pursuant to Regulation S under the Securities Act pursuant to the Purchase Agreement will be issued in the form of Definitive Notes.

                  SECTION 2.2 TITLE AND TERMS. The aggregate principal amount of Serial Notes and Initial Term Notes which may be authenticated and delivered under this Indenture is limited to $51,700,000 and $127,100,000, respectively, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.4, 2.8 or
2.9. The aggregate principal amount of any Series of Additional Notes which may be authenticated and delivered under any Supplemental Indenture shall be specified therein.

                  The Serial Notes shall be known and designated as the "6.360% Serial First Preferred Mortgage Notes Due 2000", "6.465% Serial First Preferred Mortgage Notes Due 2001", "6.550% Serial First Preferred Mortgage Notes Due 2002", "6.610% Serial First Preferred Mortgage Notes Due 2003", "6.700% Serial First Preferred Mortgage Notes Due 2004", "6.800% Serial First Preferred Mortgage Notes Due 2005" and "6.855% Serial First Preferred Mortgage Notes Due 2006" of Golden State Petroleum, as agent for the Owners. The Initial Term Notes shall be known and designated as the "8.04% First Preferred Mortgage Notes Due 2019" of Golden State Petroleum, as agent for the Owners. The Exchange Term Notes shall be known and designated as the "8.04% Exchange First Preferred Mortgage Notes due 2019" of Golden State Petroleum, as agent for the Owners. The Additional Notes shall be known and designated as provided in the relevant Supplemental Indenture. Each Serial Note shall bear interest at the rate per annum indicated on the face of each such Serial Note from the date of issuance thereof or from the most recent Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing on August 1, 1997, until the principal thereof is paid or made available for payment. Each Term Note shall bear interest at the rate per annum indicated on the face of each such Term Note from the date of issuance thereof or from the most recent Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing, with respect to the Initial Term Notes, on August 1, 1997, until the principal thereof is paid or made available for payment. Each Additional Note shall bear interest at the rate per annum indicated on the face of each such Additional Note from the date of issuance thereof or from the most recent Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing on the Payment Date after which such Additional Notes are issued. The Stated Maturity for each Class of Initial Note is set forth below:


                        Class                               Stated Maturity Date
                        -----                               --------------------

6.360% Serial First Preferred Mortgage Note Due 2000           February 1, 2000

6.465% Serial First Preferred Mortgage Note Due 2001           February 1, 2001

6.550% Serial First Preferred Mortgage Note Due 2002           February 1, 2002

6.610% Serial First Preferred Mortgage Note Due 2003           February 1, 2003

6.700% Serial First Preferred Mortgage Note Due 2004           February 1, 2004

6.800% Serial First Preferred Mortgage Note Due 2005           February 1, 2005

6.855% Serial First Preferred Mortgage Note Due 2006           February 1, 2006

8.04% First Preferred Mortgage Note Due 2019                   February 1, 2019


                  SECTION 2.3 EXECUTION, AUTHENTICATION AND DELIVERY. The Mortgage Notes shall be signed on behalf of Golden State Petroleum by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President, any Vice President or its

Treasurer under its corporate seal and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Mortgage Notes. The seal of Golden State Petroleum may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Mortgage Notes.

                  Only such Mortgage Notes as shall bear thereon a certificate of authentication substantially in the form recited in Exhibit A hereto, manually executed by the Indenture Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture Trustee upon any Mortgage Note executed by Golden State Petroleum shall be conclusive evidence that the Mortgage Note so authenticated has been duly authenticated and delivered hereunder.

                  Mortgage Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of Golden State Petroleum shall bind the Owners, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Mortgage Notes or did not hold such offices at the date of such Mortgage Notes. The Indenture Trustee may appoint an authenticating agent to authenticate the Mortgage Notes. An authenticating agent may authenticate Mortgage Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such authenticating agent.

                  At any time and from time to time after the execution and delivery of this Indenture, Golden State Petroleum may deliver Mortgage Notes executed by Golden State Petroleum to the Indenture Trustee for authentication. The Indenture Trustee shall thereupon authenticate and deliver such Mortgage Notes to Golden State Petroleum as directed by a Company Order, without any further action by Golden State Petroleum.

                  SECTION 2.4 TEMPORARY NOTES. Pending the preparation of definitive Mortgage Notes, Golden State Petroleum may prepare and execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Mortgage Notes substantially of the tenor of the definitive Mortgage Notes in lieu of which they are issued, which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Mortgage Notes may determine, as evidenced by their execution of such Mortgage Notes.

                  If temporary Mortgage Notes are issued, Golden State Petroleum will cause definitive Mortgage Notes to be prepared without unreasonable delay. After the preparation of definitive Mortgage Notes, the temporary Mortgage Notes shall be exchangeable for definitive Mortgage Notes upon surrender of the temporary Mortgage Notes at the office or agency of Golden State Petroleum maintained by Golden State Petroleum for the purpose pursuant to Section 2.5. Upon surrender for cancellation of any one or more temporary Mortgage Notes, Golden State Petroleum shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Mortgage Notes of authorized denominations and of like tenor. Until so exchanged, the temporary Mortgage Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Mortgage Notes.

                  SECTION 2.5 REGISTRAR, DEPOSITORY AND PAYING AGENT. Golden State Petroleum shall maintain in the Borough of Manhattan, in The City of New York, an office or agency where Mortgage Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Mortgage Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Mortgage Notes (the "Note Register") and of their transfer and exchange. Golden State Petroleum may appoint one or more co-registrars and one or more additional paying agents; provided, however, in no event shall the Paying Agent be an Affiliate of Chevron. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. Golden State Petroleum may change any Paying Agent or Registrar without notice to any Holder. Golden State Petroleum shall notify the Indenture Trustee in writing of the name and address of any Paying Agent or Registrar. If Golden State Petroleum fails to appoint or maintain another entity as Registrar or Paying Agent, the Indenture Trustee shall act as such.

                  Golden State Petroleum initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

                  Golden State Petroleum initially appoints the Indenture Trustee to act as the Registrar and Paying Agent and to act as the note custodian (the "Note Custodian") with respect to the Global Notes.

                  SECTION 2.6 PAYING AGENT TO HOLD MONEY IN TRUST. Golden State Petroleum shall require each Paying Agent other than the Indenture Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Indenture Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including default interest) on the Mortgage Notes, and will notify the Indenture Trustee of any default by Golden State Petroleum, as agent for the Owners, in making any such payment. While any such default continues, the Indenture Trustee may require a Paying Agent to pay all money held by it to the Indenture Trustee. Golden State Petroleum at any time may require a Paying Agent to pay all money held by it to the Indenture Trustee. Upon payment over to the Indenture Trustee, the Paying Agent shall have no further liability for the money.

                  SECTION 2.7 HOLDER LISTS. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with
Section 312(a) of the Trust Indenture Act. If the Indenture Trustee is not the Registrar, Golden State Petroleum shall furnish to the Indenture Trustee at least seven Business Days before each Payment Date, and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of the Holders and Golden State Petroleum shall otherwise comply with Section 312(a) of the Trust Indenture Act.

                  SECTION 2.8 TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations of the same Class,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                         (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                        (ii) except in the case of the Exchange Offer or pursuant to Section 2.8(g)(iii)(y), in the case of a Definitive Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Note is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (B) if such Transfer Restricted Note is being
                  transferred to (1) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with (x) Rule 144 or
                  (y) Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and, in case of
                  (2)(y), the transferee; or

                           (C) if such Transfer Restricted Note is being
                  transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to Golden State Petroleum and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note of the same Class, except upon satisfaction of the requirements set forth below. Upon receipt by the Indenture Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance satisfactory to the Indenture Trustee, together with:

                         (i) except in the case of the Exchange Offer or pursuant to Section 2.8(g)(iii)(y), if such Definitive Note is a Transfer Restricted Note, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer"

         (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                        (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions from the Holder thereof directing the Indenture Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Mortgage Notes represented by the Global Note, the Indenture Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Mortgage Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, Golden State Petroleum shall issue and the Indenture Trustee shall authenticate a new Global
Note in the appropriate principal amount.

                  (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of each Class of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and with the procedures of the Depository therefor.

                  (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note of the same Class. Upon receipt by the Indenture Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Indenture Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile);

                  (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                  (ii) except in the case of the Exchange Offer or pursuant to
         Section 2.8(g)(iii)(y), if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or (2) pursuant to an exemption from registration in accordance with (x) Rule 144 or (y) Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and in the case of (2)(y), the transferee; or

                  (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor and the transferee (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to Golden State Petroleum and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Indenture Trustee or the Note Custodian, at the direction of the Indenture Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of the Class represented by Global Notes to be reduced accordingly and, following such reduction, Golden State Petroleum shall execute and the Indenture Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.8), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

                         (i) the Depository for a Class of the Mortgage Notes notifies Golden State Petroleum that the Depository is unwilling or unable to continue as Depository for such Class of the Global Notes and a successor Depository for such Global Notes is not appointed by Golden State Petroleum within 90 days after delivery of such notice; or

                        (ii) Golden State Petroleum, at its sole discretion, notifies the Indenture Trustee in writing that it elects to cause the issuance of Definitive Notes for a Class of Mortgage Notes under this Indenture, then Golden State Petroleum shall execute, and the Indenture Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes for such Class, shall authenticate and deliver, Definitive Notes for such Class in an aggregate principal amount equal to the principal amount of the Global Notes for such Class, in exchange for such Global Notes for such Class.

                  (g) LEGENDS.

                         (i) Except as permitted by paragraph (iii), each Mortgage Note evidencing Global Notes and Definitive Notes (and all Mortgage Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"THE MORTGAGE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE MORTGAGE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED,

SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE MORTGAGE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE MORTGAGE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF GOLDEN STATE PETROLEUM AND THE OWNERS THAT, UNTIL THE LATER OF [DECEMBER 24, 1999/JANUARY 6, 2000]* OR THREE YEARS SINCE THE DATE THIS MORTGAGE NOTE WAS LAST HELD BY AN AFFILIATE OF GOLDEN STATE PETROLEUM (OR, IN EACH CASE, SUCH EARLIER DATE AS RESALES HEREOF ARE PERMITTED PURSUANT TO RULE 144(K) OR THE SUCCESSOR RULE THERETO) (A) SUCH MORTGAGE NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED ON AN OPINION OF COUNSEL AND/OR CERTIFICATES TO THE EXTENT PROVIDED IN THE INDENTURE), (2) TO THE OWNERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE MORTGAGE NOTE EVIDENCED HEREBY OR ANY MORTGAGE NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                        (ii) Each Global Note shall also bear the legend referred to in footnote 1 or 3 of Exhibit A.

                       (iii) Notwithstanding the foregoing, (x) upon consummation of the Exchange Offer, Golden State Petroleum, as agent for the Owners, shall issue and, upon receipt of an authentication order in accordance with Section 2.3 hereof, the Indenture Trustee shall authenticate Exchange Term Notes in exchange for Initial Term Notes accepted for exchange in the Exchange Offer, which Exchange Term Notes shall not bear the legends set forth in (i) above, (y) upon the transfer of any Initial Term Note pursuant to an effective Shelf Registration Statement and if the Holder thereof so requests, the Indenture Trustee shall remove the legends set forth in (i) above from such Initial Term Note or exchange such Initial Term Note for an Exchange Term Note and (z) at any time

--------
* December 24, 1999 shall be with respect to the Serial Notes and January 6, 2000 shall be with respect to the Term Notes.

         there is delivered to the Owners such satisfactory evidence, which may include an Opinion of Counsel, as may reasonably be requested by the Owners, confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of a Mortgage Note will violate the registration and prospectus delivery requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Owners with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Indenture Trustee shall authenticate and deliver in exchange for such Mortgage Note, one or more Mortgage Notes (representing the same aggregate principal amount of the Mortgage Note being exchanged) without such legend, and the Registrar shall rescind any restriction on the transfer of such Term Notes, in each case unless the Holder of such Mortgage Notes is either (A) a broker-dealer who purchased such Mortgage Notes directly from Golden State Petroleum, as agent for the Owners, to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Mortgage Notes or (C) a Person who is an affiliate (as defined in Rule
         144A) of the Owners, the Charterer or Chevron.

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes of a Class have either been exchanged for Definitive Notes for such Class, redeemed, repurchased or cancelled, all Global Notes of such Class shall be returned to or retained and cancelled by the Indenture Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note of such Class is exchanged for Definitive Notes of such Class, redeemed, repurchased or cancelled, the principal amount of Mortgage Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Indenture Trustee or the Note Custodian, at the direction of the Indenture Trustee, to reflect such reduction.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                         (i) To permit registrations of transfers and exchanges, Golden State Petroleum shall execute and the Indenture Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                        (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but Golden State Petroleum may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 12.1).

                       (iii) The Registrar shall not be required:

                           (A) to register the transfer or exchange of any
                  Mortgage Note selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Note being redeemed in part;

                           (B) to register the transfer of or to exchange
                  Mortgage Notes during a period beginning at the opening of 15 days before the day of the mailing of a notice of redemption of a Mortgage Note of such Class selected for redemption under Section 12.2 and ending at the close of business on the day of such mailing; or

                           (C) to register the transfer or exchange of a
                  Mortgage Note between a Record Date and the next succeeding Payment Date.

                        (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Owners, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                         (v) Golden State Petroleum, as agent for the Owners, shall not be required to issue Mortgage Notes during a period beginning at the opening of 15 days before the day of the mailing of a notice of redemption of a Mortgage Note of such Class selected for redemption under Section 12.2 and ending at the close of business on the day of such mailing.

                  SECTION 2.9 MUTILATED, DESTROYED, LOST AND STOLEN NOTES. If any mutilated Mortgage Note is surrendered to the Indenture Trustee, Golden State Petroleum shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a new Mortgage Note of like tenor, principal amount, Class and Stated Maturity and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to Golden State Petroleum and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Mortgage Note and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to Golden State Petroleum or the Indenture Trustee that such Mortgage Note has been acquired by a bona fide purchaser, Golden State Petroleum shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Mortgage Note, a new security of like tenor, principal amount, Class and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Mortgage Note, a bona fide purchaser of the original Mortgage Note in lieu of which such new Mortgage Note was issued presents for payment such original Mortgage Note, Golden State Petroleum and the Indenture Trustee shall be entitled to recover such new Mortgage Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Golden State Petroleum or the Indenture Trustee in connection therewith.

                  In case any such mutilated, destroyed, lost or stolen Mortgage Note has become or is about to become due and payable, Golden State Petroleum in its discretion may, instead of issuing a new Mortgage Note, pay such Mortgage Note.

                  Upon the issuance of any new Mortgage Note under this Section, Golden State Petroleum may require the payment of a sum sufficient to cover any tax or other governmental

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



charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Except as provided above, every new Mortgage Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Mortgage Note shall constitute an original additional contractual obligation of the Owners, whether or not the destroyed, lost or stolen Mortgage Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Mortgage Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Mortgage Notes.

                  SECTION 2.10 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.
(a) Interest (including default interest) on any Mortgage Note is payable on each Payment Date to the Person in whose name that Mortgage Note is registered at the close of business on the Record Date for such interest.

                  (b) Each Mortgage Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Mortgage Note shall carry the rights to interest (including default interest) accrued and unpaid, and to accrue, which were carried by such other Mortgage Note.

                  (c) Any overdue installment of interest, sinking fund payment, principal or other amount payable by the Owners hereunder shall accrue interest at the Default Rate from the date such amount was due to but not including the actual date of payment.

                  (d) If (i) the Exchange Offer is not consummated within 180 days of the Closing Date, (ii) a Shelf Registration Statement required under the Registration Rights Agreement is not declared effective within the time period specified therein, (iii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the periods specified in the Registration Rights Agreement, or
(iv) the Commission determines that nether the consummation of the Exchange Offer nor continued effectiveness of the Shelf Registration Statement will permit the free resale of the Exchange Term Notes or the Term Notes, as the case may be, without additional registration under the Securities Act then a "Registration Event" event will be deemed to have occurred. During any time that a Registration Event has occurred and is continuing, until the Exchange Term Notes or the Term Notes may be freely resold pursuant to Rule 144(k) by a person who is not an affiliate of the issuer (within the meaning of Rule 144(k)), special interest ("Special Interest") will accrue on such Term Notes which constitute Restricted Securities at a rate of 0.25% of the principal amount thereof per annum payable semiannually in arrears on each Payment Date. If, and during this period that, Special Interest is accruing to Term Notes that constitute Restricted Securities, any payments of interest to the holders thereof shall include payments of all accrued and unpaid Special Interest.

                  SECTION 2.11 PERSONS DEEMED OWNERS. Prior to due presentation of a Mortgage Note for registration of transfer, Golden State Petroleum, the Owners, the Indenture Trustee and any agent of Golden State Petroleum, the Owners or the Indenture Trustee may treat the Person in whose name any Mortgage
Note is registered as the owner of such Mortgage Note for the purpose of receiving payment of principal of and (subject to Section 2.10) interest (including default interest) on such Mortgage Note and for all other purposes whatsoever, whether or not such Mortgage Note be overdue, and neither Golden State Petroleum, the Owners, the Indenture Trustee nor any agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.12 CANCELLATION. All Mortgage Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. Golden State Petroleum may at any time deliver to the Indenture Trustee for cancellation any Mortgage Notes previously authenticated and delivered hereunder which Golden State Petroleum may have acquired in any manner whatsoever, and all Mortgage Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Mortgage Notes shall be authenticated in lieu of or in exchange for any Mortgage Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Mortgage Notes held by the Indenture Trustee shall be disposed of as directed by a Company Order. Golden State Petroleum shall, within 120 days of a request therefor by the Indenture Trustee, deliver a Company Order directing the destruction of cancelled Mortgage Notes. If Golden State Petroleum fails to respond to such a request within such 120-day period, the Indenture Trustee may destroy any or all cancelled Mortgage Notes, in which case the Indenture Trustee shall deliver a certificate as to such destruction to Golden State Petroleum.

                  SECTION 2.13 COMPUTATION OF INTEREST. Interest on the Mortgage Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.14 MANNER OF PAYMENTS IN RESPECT OF MORTGAGE NOTES. Payment of principal of the Mortgage Notes will be made at the office or agency maintained by Golden State Petroleum pursuant to Section 2.5 by delivery of a check on the Payment Date against surrender of such Mortgage Notes, and, at the option of Golden State Petroleum, any interest (including default interest) on any Mortgage Note will be paid at the office or agency maintained by Golden State Petroleum pursuant to Section 2.5 by mailing a check to the Holder entitled thereto at the address of such Holder appearing on the Note Register; provided, that notwithstanding the foregoing, all payments in respect of Global Notes shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  SECTION 2.15 CUSIP AND CINS NUMBERS. Golden State Petroleum, as agent for the Owners, in issuing the Mortgage Notes, may use a "CUSIP" or "CINS" number for the Initial Notes, the Exchange Notes and each Class of Mortgage Notes and, if so, the Indenture Trustee shall use the relevant CUSIP or CINS number in any notices to Holders as a convenience to such Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS numbers printed in the notice or on the Mortgage Notes and that reliance may be placed only on the other identification numbers printed on the Mortgage Notes. Golden State Petroleum shall promptly notify the Indenture Trustee of any change in any CUSIP or CINS number used.


                                  ARTICLE THREE

                        THE TRUST ACCOUNTS; DISTRIBUTIONS

                  SECTION 3.1 THE TRUST ACCOUNTS. (a) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Revenue Account") in the name and under the control of the Indenture Trustee for the benefit of the Noteholders into which there shall be deposited for each Vessel (i) any and all Charterhire payments under the Charters and any charterhire received pursuant to an Acceptable Replacement Charter, (ii) any and all charterhire payments received by an Owner under any other charters of the Vessels, (iii) any and all income from the investment of amounts held in the Revenue Account and the Debt Service Reserve Fund and (iv) any amounts transferred to the Revenue Account from the Pre-Funding Account pursuant to Section 3.5. Notwithstanding anything to the contrary contained herein, any such amounts shall be held for the benefit of the Holders of the Term Notes. Funds on deposit in the Revenue Account shall be disbursed by the Indenture Trustee on each Payment Date in accordance with Section 3.3.

                  (b) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Termination Account") in the name and under the control of the Indenture Trustee for the benefit of the Noteholders into which there shall be deposited for each Vessel, if such Vessel is a Total Loss, the Total Loss Payment. Any Total Loss Payment deposited into the Termination Account shall be disbursed by the Indenture Trustee in accordance with Section 12.1(c). Any funds remaining in the Termination Account after application in accordance with
Section 12.1(c) and after providing for the expenses of the Indenture Trustee as a result of the mandatory redemption of Mortgage Notes in accordance with
Section 12.1(c) shall be transferred to the Owner of the Vessel that is a Total Loss.

                  (c) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Operating Account") in the name and under the control of the Indenture Trustee for the benefit of the Noteholders into which the Indenture Trustee shall deposit the amounts described in Section 3.3(e) on each Payment Date following the Delivery Date for each Vessel. Funds deposited into the Operating Account will be disbursed by the Indenture Trustee from time to time, to pay Recurring Fees for each Vessel as such amounts become due and payable upon presentation of invoices therefor pursuant to the Management Agreement.

                  (d) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Casualty Account) in the name and under the control of the Indenture Trustee for the benefit of the Noteholders into which there shall be deposited, pursuant to the provisions of the related Security Documents, insurance proceeds and all payments in connection with the occurrence of a Total Loss to either Vessel. Funds deposited into the Casualty Account in respect of a Total Loss of a Vessel will be disbursed by the Indenture Trustee in the following order of priority: first, an amount equal to the related Total Loss Payment will be deposited into the Termination Account and second, the remainder, if any, will be remitted to the Charterer.

                  (e) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Collateral Account") in the name and under the control of the Indenture Trustee for the benefit of the Noteholders into which there shall be deposited from time to time (i) the Default Payment, (ii) the cash proceeds of any sale of, or other realization upon, all or any part of the Collateral upon the exercise by the Indenture Trustee of any of the rights and remedies described in Article Seven and (iii) any other amount received by the Indenture Trustee pursuant to any of the Security Documents for which this Indenture does not specify another Trust Account into which such amount is to be deposited. While an Indenture Event of Default is in effect, all moneys which are required by any Security Document to be delivered to the Indenture Trustee or which are received by the Indenture Trustee or any agent or nominee of the Indenture Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in any Security Document or otherwise, shall be deposited in the Collateral Account and held by the Indenture Trustee as part of the Trust Estate and applied in accordance with the terms of this Indenture.

                  (f) There is hereby established and, at all times hereafter until the trusts created by this Indenture shall have terminated, there shall be maintained with the Indenture Trustee at the Corporate Trust Office, a trust account (the "Debt Service Reserve Fund") in the name and under the control of the Indenture Trustee for the benefit of Noteholders into which there shall be deposited (i) by Golden State Petro I-A on the Vessel A Delivery Date, an amount equal to any liquidated damages paid by the Builder to Golden State Petro I-A pursuant to the Golden State Petro I-A Building Contract, (ii) by Golden State Petro I-B on the Vessel B Delivery Date, an amount equal to any liquidated damages paid by the Builder to Golden State Petro I-B pursuant to the Golden State Petro I-B Building Contract and (iii) by the Indenture Trustee, from time to time on a Payment Date, the amount described in Section 3.3(h) and (j) hereof. Funds on deposit in the Debt Service Reserve Fund shall be disbursed by the Indenture Trustee on each Payment Date to the extent required, to make the payments set forth in Section 3.3.

                  (g) Any income received by the Indenture Trustee with respect to the balance from time to time standing to the credit of any Trust Account, including any interest or capital gains on Permitted Investments, shall be deposited, in the Revenue Account. All cash amounts on deposit from time to time in the Trust Accounts, together with any Permitted Investments from time to time made with amounts on deposit therein as provided herein, shall constitute part of the Collateral. The deposit or holding of such amounts in any Trust Account shall not constitute payment of the Mortgage Notes until applied to the payment of the Mortgage Notes as provided herein. The parties to this Indenture agree that all income from Permitted Investments shall be income of the Owners, to be held in the sole and exclusive control of the Indenture Trustee pursuant to this Indenture.

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




                  SECTION 3.2 INVESTMENT OF FUNDS DEPOSITED IN TRUST ACCOUNTS. Amounts on deposit in the Trust Accounts shall be invested and re-invested from time to time in such Permitted Investments as the Owners shall direct by written instruction to the Indenture Trustee, which Permitted Investments shall be held in the name and be under the control of the Indenture Trustee or a co-trustee or separate trustee permitted under Section 8.14. If the amounts on deposit in any of the Trust Accounts are invested in a Permitted Investment described in paragraph (d) of the definition thereof and the rating thereof falls below the rating that is indicated in such paragraph, the Owners may direct the Indenture Trustee to re-invest such amounts in another Permitted Investment and if the Majority Noteholders so direct the Indenture Trustee in writing, the Owners shall re-invest such amounts in another Permitted Investment. Each Permitted Investment in which the Trust Funds are invested must mature on or before the next succeeding Payment Date. In order to provide the Indenture Trustee, for the benefit of the Holders, with a perfected security interest in any Permitted Investment, each Permitted Investment shall be either:

                  (A) evidenced by negotiable certificates or instruments, or if nonnegotiable then issued in the name of the Indenture Trustee, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Indenture Trustee or any agent thereof in the State of New York; or

                  (B) in book-entry form and issued by the United States or any agency thereof and backed by the full faith and credit of the United States, and subject to pledge under applicable state law and Treasury regulations and as to which appropriate measures shall have been taken for perfection of the security interests.

In the absence of negligence or willful misconduct, the Indenture Trustee shall not be responsible for any loss resulting from any such Permitted Investment.

                  SECTION 3.3 PAYMENT DATES. On each Payment Date, the Indenture Trustee shall make the payments from amounts on deposit first in the Revenue Account and with respect to the payments described in clauses (a) through (e) and (g) below, then from the Debt Service Reserve Fund, in each case to the extent of funds available therein, in the priority set forth below:

                  (a) if the Delivery Date for a Vessel has occurred, to pay Recurring Fees for such Vessel that the Manager certifies to the Indenture Trustee are then due and payable up to an amount equal to $50,000;

                  (b) (i) to pay all interest (including default interest) then due and payable on the Serial Notes to the holders of the Serial Notes, ratably in the proportion that the amount of such payment then due under each Serial Note bears to the aggregate amount of the payments then due under all Serial Notes; (ii) to pay all interest (including default interest) then due and payable on each Series of Additional Notes to the holders of such Series of Additional Notes, ratably in the proportion that the amount of such payment then due under such Series of Additional Notes bears to the aggregate amount of the payments then due under such Series of Additional Notes and (iii) to pay all interest (including default interest) then due and payable on the Term Notes to the holders of the

         Term Notes, ratably in the proportion that the amount of such payment then due under each Term Note bears to the aggregate amount of the payments then due under all such Term Notes;

                  (c) (i) if such Payment Date is a maturity date of a Class of Serial Notes, to the holders of such Class of Serial Notes, on a PRO RATA basis in proportion to the principal balance of each Serial Note then outstanding within such Class, an amount equal to the aggregate principal balance of such Class and (ii) to pay the aggregate sinking fund redemption amount or amounts of principal then due and payable on each Series of Additional Notes (as indicated on the Schedule of Sinking Fund Payments attached to the related Supplemental Indenture as such Schedule may be adjusted pursuant to the terms and subject to the conditions of this Indenture) to the holders of such Series of Additional Notes, ratably in the proportion that the amount of such principal then due under each Additional Note of such Series bears to the aggregate amount of such principal then due under such Series of the Additional Notes;

                  (d) commencing on the First Term Note Sinking Fund Payment Date, to pay the aggregate sinking fund redemption amount or amounts of principal then due and payable on the Term Notes (as indicated on Schedule 1 attached hereto and made a part hereof as such Schedule may be adjusted pursuant to the terms and subject to the conditions of the Indenture) to the holders of the Term Notes, ratably in the proportion that the amount of such principal then due under each Term Note bears to the aggregate amount of such principal then due under all the Term Notes;

                  (e) to pay Recurring Fees for each Vessel that are then due and payable, to the extent not paid pursuant to (a) above;

                  (f) if the Delivery Date for a Vessel has occurred, to deposit into the Operating Account the estimated Recurring Fees certified by the Manager to the Indenture Trustee to become due and payable for such Vessel prior to the next succeeding Payment Date;

                  (g) to pay to the Indenture Trustee, the Trustee Fees;

                  (h) to deposit into the Debt Service Reserve Fund, an amount equal to the positive difference, if any, between (i) the Debt Service Reserve Requirement and (ii) the amount then on deposit in the Debt Service Reserve Fund (after giving effect to the distributions described in (a) through (g) hereof);

                  (i) if the Delivery Date for a Vessel has occurred, to pay to the Manager, the positive difference, if any, between (i) the Management Fee then due and payable for such Vessel and (ii) the aggregate amount paid pursuant to clauses (a), (e) and (f); and

                  (j) to deposit the excess, if any, into the Debt Service Reserve Fund.

         Any amounts payable to the Holders of the Term Notes pursuant to clause
(b) above shall include any amounts received pursuant to the Chevron Registration Rights Agreement, ratably to each Holder of Term Notes.

         After the foregoing payments have been made, the Indenture Trustee will invest (and reinvest, as applicable) any balance remaining in each of the Trust Accounts in Permitted Investments that will mature on or before the next succeeding Payment Date.

                  SECTION 3.4 APPLICATION OF MONEYS IN THE TRUST ACCOUNT. Upon the occurrence of an Indenture Event of Default and to the extent amounts are distributable pursuant to the terms of this Indenture, any moneys held by the Indenture Trustee in the Trust Accounts shall, to the extent available for distribution (it being understood that the Indenture Trustee may liquidate Permitted Investments prior to maturity in order to make a distribution pursuant to this Section 3.4), be distributed by the Indenture Trustee on each Distribution Date, to the extent of available funds, in the following order of priority:

                  FIRST: to the Indenture Trustee, an amount equal to any due and unpaid trustee fees and all reasonable expenses and charges incurred by or on behalf of the Indenture Trustee in connection with the ascertainment or protection of its rights and the pursuance of its remedies under this Indenture or under any of the Security Documents (including, without limitation, the reasonable fees and disbursements of counsel);

                  SECOND: to the Holders of the Serial Notes and Additional Notes, on a pro rata basis, an amount equal to the due and unpaid interest (including default interest) on the Serial Notes and Additional Notes then outstanding;

                  THIRD: to the Holders of the Term Notes, on a pro rata basis, an amount equal to the due and unpaid interest (including default interest) on the Term Notes then outstanding;

                  FOURTH: to the Holders of each Class of Serial Notes and the Additional Notes, on a PRO RATA basis, an amount equal to the due and unpaid principal of the Serial Notes and the Additional Notes then outstanding;

                  FIFTH: to the Holders of the Term Notes, on a pro rata basis, an amount equal to the due and unpaid principal on the Term Notes then outstanding; and

                  SIXTH: to the Owners or their respective successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, the excess.

                  SECTION 3.5 PRE-FUNDING ACCOUNT.

                  (a) There is hereby established with the Indenture Trustee a trust account (the "Pre-Funding Account") in the name and under the control of the Indenture Trustee for the benefit of the Noteholders, into which there shall be deposited (i) on the Closing Date by Golden State Petro I-A and Golden State Petro I-B, the net proceeds of the Notes issued on the Closing

Date, (ii) on January 6, 1997 by Golden State Petro I-A an amount equal to $26,730,000, (iii) on January 6, 1997 by Golden State Petro I-B an amount equal to $26,730,000, (iv) any investment income from Permitted Investments of amounts held therein from time to time and (v) any proceeds payable pursuant to either Building Contract or Building Contract Guarantee. The Indenture Trustee may withdraw an amount equal to the expenses payable by the Owners with respect to the Exchange Offer upon the presentation of invoices therefor or a payment direction letter executed by the Owners; provided that the aggregate amount of such expenses shall not exceed $240,000. To the extent such expenses are less than $240,000, the Indenture Trustee shall withdraw the excess from the Pre-Funding Account and shall remit such amount to the Owners' designee, Cambridge Petroleum Transport Corporation.

                  (b) (i) On each Payment Date prior to the Delivery Date for each Vessel, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to the interest accrued on the Allocated Principal Amount of the Notes for such Vessel and shall deposit such amount in the Revenue Account. (ii) On each Payment Date on which Special Interest is payable on a Term Note which constitutes a Restricted Security, the Indenture Trustee should withdraw from the Pre-Funding Account an amount equal to the aggregate Special Interest payable on all Term Notes which constitute Restricted Securities and shall deposit such amount in the Revenue Account. (iii) On the later to occur of the Delivery Date of the last Vessel or the date on which the last Vessel is rejected by the related Owner, all amounts then or deposit in the Pre-Funding Account (after giving effect to the other withdrawals set forth in this Section 3.5) will be withdrawn by the Indenture Trustee and deposited into the Debt Service Reserve Fund.

                  (c) On or before three Business Days prior to each Vessel A Installment Date, Golden State Petro I-A shall give the Indenture Trustee written notice of such Vessel A Installment Date. On each Vessel A Installment Date the Indenture Trustee shall, provided that no material default under the Golden State Petro I-A Building Contract exists, withdraw from the Pre-Funding Account an amount equal to the installment of the purchase price due on such date as indicated in the Golden State Petro I-A Building Contract and shall remit such amount to the Builder, or to the Builder's order, as an installment payment of the purchase price of the Vessel A.

                  (d) On or before three Business Days prior to each Vessel B Installment Date, Golden State Petro I-B shall give the Indenture Trustee written notice of such Vessel B Installment Date. On each Vessel B Installment Date, the Indenture Trustee shall, provided that no material default under the Golden State Petro I-B Building Contract exists, withdraw from the Pre-Funding Account an amount equal to the installment of the purchase price due on such date as indicated in the Golden State Petro I-B Building Contract and shall remit such amount to the Builder, or to the Builder's order, as an installment payment of the purchase price of the Vessel B.

                  (e) On the Vessel A Delivery Date, the Indenture Trustee shall, provided that the conditions precedent set forth in Section 3.5(g) shall have been satisfied, withdraw from the Pre-Funding Account (i) an amount equal to the final installment of the Purchase Price for Vessel A and shall remit such amount to the Builder, or to the Builder's order, as the final purchase price of Vessel A and (ii) an amount equal to the fees and expenses incurred in connection with the recordation and filing of the related Security Documents in the Registration Jurisdiction and shall remit it to the Manager.

                  (f) On the Vessel B Delivery Date, the Indenture Trustee shall, provided that the conditions precedent set forth in Section 3.5(g) shall have been satisfied, withdraw from the Pre-Funding Account (i) an amount equal to the final installment of the Purchase Price for Vessel B and shall remit such amount to the Builder, or to the Builder's order, as the final purchase price of Vessel B and (ii) an amount equal to the fees and expenses incurred in connection with the recordation and filing of the related Security Documents in the Registration Jurisdiction and shall remit it to the Manager.

                  (g) The remittances described in Sections 3.5(e) and (f) shall be subject to the Indenture Trustee's receipt of the following items on or prior to the Delivery Date for such Vessel:

                  (i) executed originals of the Security Documents (in the forms attached hereto as Exhibits D through M) relating to such Vessel to the extent not previously delivered to the Indenture Trustee;

                  (ii) evidence (including an Opinion of Counsel) that the Vessel has been registered in the name of Golden State Petro I-A or Golden State Petro I-B, as the case may be, under the laws of the Registration Jurisdiction;

                  (iii) evidence (including an Opinion of Counsel) that the related Mortgage has been properly recorded under the laws of the Registration Jurisdiction and constitutes a first preferred mortgage subject only to Permitted Liens;

                  (iv) executed originals of the related Charter, Chevron Guarantee, Acknowledgement of the Assignment of Charter and the Acknowledgement of the Assignment to Chevron Guarantee to the extent not previously delivered to the Indenture Trustee, together with evidence that the Charterer has accepted such Vessel under the related Charter;

                  (v) evidence that such Vessel is classed in the highest category for ships of the same type as the Vessel with The American Bureau of Shipping free of recommendations and notations affecting class;

                  (vi) evidence that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of the Vessel have been obtained;

                  (vii) evidence that the Builder has no claims of any nature in respect of the Vessel and that there are no disputes relating to the Building Contract; and

                  (viii) such other items as the Indenture Trustee may reasonably require.

                  (h) If the Indenture Trustee shall not have received the items described in Section 3.5(g) on or before August 1, 2000, for Vessel A, or on or before January 1, 2001, for

Vessel B then (unless in either case such date has been extended by the related Owner pursuant to the terms of the related Building Contract and the Owners have provided the Indenture Trustee with evidence that such extension would not downgrade the then current rating of the Notes, in which case on or before such extended Delivery Date) the Indenture Trustee (i) shall withdraw from the Pre-Funding Account an amount equal to the sum of (A) the Allocated Principal Amount of the Mortgage Notes for the such Vessel and (B) all interest accrued and unpaid to the date fixed for redemption of the Mortgage Notes and (ii) shall redeem the Allocated Principal Amount of the Mortgage Notes for such Vessel in an amount equal to (i) above in the following order of priority: first, with respect to Serial Notes comprising such Notes, and second, the Term Notes comprising such Notes at a redemption price of 100% of the principal amount thereof plus accrued and interest through the date of redemption. The redemption date for any redemption pursuant to this Section 3.5(h) shall be on August 1, 2000 for Vessel A and January 1, 2001 for Vessel B.

                  SECTION 3.6 INDENTURE TRUSTEE'S CALCULATIONS. All distributions made by the Indenture Trustee pursuant to this Article Three shall (subject to any decree of any court of competent jurisdiction) be final, and the Indenture Trustee shall have no duty to inquire as to the application of any amounts so distributed. However, if at any time the Indenture Trustee determines that an allocation or distribution previously made pursuant to this Article Three was based on a mistake of fact, the Indenture Trustee may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder upon written confirmation from the Owners of the amount of such allocations and distributions so that, on a cumulative basis, the Holders receive the distributions to which they would have been entitled if such mistake of fact had not been made.

                  SECTION 3.7 DISTRIBUTION TO OWNERS. Except as specifically set forth in Sections 3.1 and 3.4 so long as the Mortgage Notes remain Outstanding, the Indenture Trustee shall not distribute any amounts held in the Trust Accounts to the Owners.


                                  ARTICLE FOUR

                                    SECURITY

                  SECTION 4.1 GRANT OF SECURITY INTEREST. (a) To secure the payment of the principal of, premium, if any, and interest on the Mortgage Notes, the payment of any other amounts due under this Indenture or any other Security Document and the performance of all covenants, terms and conditions under this Indenture and the other Security Documents, each Owner does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the Noteholders, a first priority security interest in and first Lien on all estate, right, title and interest of such Owner in, to and under the following described property, rights and privileges (the "Trust Estate"), whether now owned or existing or hereafter acquired or arising and regardless of where located, which collectively, including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any supplement or amendment hereto, are included within the Trust Estate, subject to the other terms and conditions of this Indenture:

                  (i) Each Vessel, in accordance with the terms and conditions of the related Mortgage;

                  (ii) Each Charter, in accordance with the terms and conditions of the related Assignment of Charter;

                  (iii) Each Charter Supplement, in accordance with the terms and conditions of the related Assignment of Charter Supplement;

                  (iv) Each Chevron Guarantee, in accordance with the terms and conditions of the related Assignment of Chevron Guarantee;

                  (v) Each Management Agreement, in accordance with the terms of the related Assignment of Management Agreement;

                  (vi) Each Building Contract and Technical Supervision Agreement, in accordance with the terms of the related Assignment of Building Contract;

                  (vii) Each Building Contract Guarantee, in accordance with the terms and conditions of the related Assignment of Building Contract Guarantee;

                  (viii) Each Assignment of Earnings and Insurances;

                  (ix) Each Issue of One Debenture;

                  (x) The Pledged Stock, in accordance with the Stock Pledge;

                  (xi) Any additional security agreement, assignment or mortgage document entered into by such Owner from time to time in connection herewith;

                  (xii) All rights of such Owner to receive payments of any kind, to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

                  (xiii) All the charterhire, tolls, rents, issues, profits, products, revenues and other income (including insurance, warranty and sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture, and all of the estate, right, title and interest of such Owner in and to the same and every part of said property;

                  (xiv) All moneys and securities, including the Trust Accounts and any Permitted Investments, now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of such Owner or otherwise pursuant to any term of any Security Document, and held or required to be held by the Indenture Trustee hereunder;

                  (xv) All requisition proceeds with respect to either Vessel or any part thereof (to the extent of the Indenture Trustee's interest therein, as mortgagee of such Vessel, pursuant to the terms of the Mortgage) and all insurance proceeds with respect to either Vessel or any part thereof (to the extent of the Indenture Trustee's interest therein, as mortgagee of such Vessel, pursuant to the terms of the Mortgage);

                  (xvi) Any charter assigned to the Indenture Trustee pursuant to the Assignment of Earnings and Insurances; and

                  (xvii) All income, payments and proceeds of the foregoing.

                  (b) It is expressly agreed that anything contained in this Indenture to the contrary notwithstanding, each Owner shall remain liable under the Security Documents to which such Owner is a party to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee and the Noteholders shall have no obligation or liability under the Security Documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee or the Noteholders be required or obligated in any manner to perform or fulfill any obligations of the Owners under or pursuant to the Security Documents or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 4.2 RECORDING, ETC. (a) The Owners will cause the applicable Security Documents, including the Mortgages and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Indenture Trustee and shall take all further action that may be necessary and desirable in order fully to preserve, protect and perfect the Lien of the Indenture Trustee securing the Mortgage Notes (for the ratable benefit of the Noteholders) and to effectuate and preserve the security of the Noteholders and all rights of the Indenture Trustee.

                  (b) Golden State Petroleum, as agent for the Owners, shall furnish the Indenture Trustee:

                  (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, and as of the date of such opinion, this Indenture and the applicable Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed, as appropriate, to the extent necessary to make effective the Lien intended to be created by such Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Security Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Noteholders, the Indenture Trustee hereunder and under the Security Documents or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Security Documents effective as intended by such Security Documents.

                  (ii) within 30 days after January 1 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Noteholders, the Indenture Trustee hereunder and under the Security Documents or
         (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                  SECTION 4.3 PROTECTION OF THE TRUST ESTATE. The Indenture Trustee shall have the power to enforce the obligations of the Owners under this Indenture and under the Security Documents, to the extent permitted hereunder and thereunder, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Security Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Noteholders or the Indenture Trustee.

                  SECTION 4.4 RELEASE OF LIEN. (a) Subject to the provisions of
Section 6.14 and 7.2 and so long as no Indenture Event of Default is in effect, Collateral may be released from the Lien and security created by this Indenture and the Security Documents, as the case may be, at any time or from time to time in accordance with the provisions of the Indenture, the Security Documents and the Trust Indenture Act. In the case of Collateral consisting of cash or Permitted Investments in the Trust Accounts, such Collateral shall be released as provided herein without the need for any Officer's Certificate, Opinion of Counsel, release, waiver or other action.

                  (b) Upon the request of Golden State Petroleum and pursuant to an Officer's Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder have been met (to be provided at the sole cost and expense of Golden State Petroleum) and upon the satisfaction of such conditions precedent hereunder, the Indenture Trustee shall release (i) any portion of the Collateral as to the release of which the consent of Noteholders has been obtained, and (ii) all Collateral (except as provided in Article Eleven hereof) upon discharge or defeasance of this Indenture in accordance with Article Eleven hereof.

                  (c) Upon receipt of such Officer's Certificate and Opinion of Counsel, the Indenture Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Indenture and the Security Documents, as the case may be. Whenever Collateral is to be released pursuant to this Section 4.4, the Indenture Trustee will execute any document or termination statement reasonably necessary to release the Lien of this Indenture or this Indenture and the Security Documents, as the case may be.

                  (d) The release of any Collateral from the terms of this Indenture or this Indenture and the Security Documents, as the case may be, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof and of the Security Documents. To the extent applicable, Golden State Petroleum and any other obligor shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien arising out of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by any Responsible Officer of Golden State Petroleum, PROVIDED that to the extent required by Section 314(d) of the Trust Indenture Act, any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in Section 314(d) of the Trust Indenture Act), who is not an Affiliate of Golden State Petroleum or any other obligor.

                  (e) Notwithstanding the other provisions of this Section 4.4, if no Charter Event of Default has occurred and is continuing, upon the Indenture Trustee's receipt of the Total Loss Payment for a Vessel, together with all other amounts owing under the Indenture in respect of such Vessel, the Indenture Trustee shall (i) release such Vessel and the related Collateral from the Lien of this Indenture and (ii) release the related Owner from any and all of its obligations hereunder, under the Mortgage Notes and the related Security Documents.

                  SECTION 4.5 LIMITATION ON INDENTURE TRUSTEE'S DUTY IN RESPECT OF COLLATERAL. Beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Noteholders and the Owners for moneys and other property received by it under any Security Document, the Indenture Trustee shall not have any duty to the Owners or the Noteholders as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

                                  ARTICLE FIVE

            REPRESENTATIONS AND WARRANTIES OF GOLDEN STATE PETROLEUM
                                 AND THE OWNERS

                  Golden State Petroleum and each Owner each hereby represents and warrants to the Indenture Trustee as follows:

                  SECTION 5.1 ORGANIZATION, POWER AND STATUS OF GOLDEN STATE PETROLEUM AND EACH OWNER. It (a) is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Golden State Petroleum and each Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and, in the case of an Owner, as proposed to be conducted in respect of the related Vessel.

                  SECTION 5.2 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) It has all necessary corporate power and authority to execute, deliver and perform its obligations under this Indenture and each other Security Document to which it is a party.

                  (b) All action on its part that is required for the authorization, execution, delivery and performance of this Indenture and each other Security Document to which it is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of this Indenture and each such other Security Document does not require the approval or consent of any Person except for such consents and approvals as shall have been obtained on or prior to the Closing Date.

                  (c) This Indenture and each other Security Document to which it is a party has been duly executed and delivered by it. Each of this Indenture and each other Security Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof.

                  SECTION 5.3 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Indenture and each other Security Document to which it is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Requirement of Law applicable to it or any of the Collateral, (ii) constitutes a default under any Security Document or (iii) results in the creation or imposition of any Lien on any of the Collateral (other than a Permitted Lien) or results in the acceleration of any of its obligations.

                  (b) It is in compliance with and not in default under any and all Requirements of Law applicable to it and all terms and provisions applicable to it of this Indenture and all other Security Documents to which it is a party.

                  SECTION 5.4 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in its name in connection with (a) in the case of the Owners, the construction, operation and maintenance of the Vessel and (b) in the case of Golden State Petroleum and the Owners its execution, delivery and performance of this Indenture and the Security Documents have been obtained and are in effect on the Closing Date.

                  SECTION 5.5 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against it or any of its property or other assets or rights or, to the best of its knowledge, threatened against it or any of its property or other assets or rights, in either case with respect to this Indenture and any other Security Document.

                  SECTION 5.6 TAXES. It has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction and has paid, or caused to be paid, all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, including, with respect to the Owners, without limitation, any taxes payable by such Owner with respect to its Vessel and its interest in the related Charter, to the extent the same have become due and payable.

                  SECTION 5.7 TRADE OR BUSINESS; EXECUTIVE OFFICE. (a) With respect to the Owners, neither Owner is engaged in a trade or business in the United States (and does not have any gross income as effectively connected with the conduct of a trade or business in the United States) within the meaning of section 884(f) of the Code and does not have an office or fixed place of business in the United States within the meaning of sections 864 or 887(b)(4) of the Code (including any office or fixed place of business attributed to either Owner as a result of the activities of the Manager or Golden State Petroleum, as agent of the Owners).

                  (b) With respect to the Owners, neither Owner has an executive office in the United States as defined in Section 9-103 of the UCC.

                                   ARTICLE SIX

                                    COVENANTS

                  SECTION 6.1 PAYMENT OF PRINCIPAL AND INTEREST. Each of the Owners jointly and severally covenants and agrees that it will duly and punctually pay or cause to be paid the premium, if any, principal of, and interest on, each of the Mortgage Notes at the place or places, at the time and in the manner provided in this Indenture and the Mortgage Notes. Each of the Owners jointly and severally covenants and agrees (a) to pay on demand interest at the applicable Default Rate on any overdue payment of principal of, interest or any other amount payable on any Mortgage Note from the due date for such payment to the date such amount is paid in full and (b) not to deduct any pre-issuance accrued interest on any Mortgage Notes for United States federal income tax purposes.

                  SECTION 6.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. Golden State Petroleum and each Owner covenants and agrees that it will: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises; (b) pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property and
(ii) all lawful claims against it for labor, materials, supplies or services;
(c) endeavor to have the Mortgage Notes rated by the Rating Agency at all times; and (d) comply with all applicable Laws in respect of its business and the ownership of its properties.

                  SECTION 6.3 PERFORMANCE OF OBLIGATIONS. Golden State Petroleum and each Owner each agree that it shall not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument, except as expressly permitted in this Indenture.

                  SECTION 6.4 ACTIVITIES OF THE OWNERS. (a) Each Owner agrees that it shall not engage in any activities other than (i) to enter into, or become a party to, a Building Contract and Technical Supervision Agreement for its Vessel, (ii) to register its Vessel under and pursuant to the laws of the Registration Jurisdiction, (iii) to enter into, or become a party to, the Charter with the Charterer and any additional charters or contracts of affreightment occasioned by the termination of the Charter, (iv) to enter into and perform the Agency Agreement, (v) to assign, grant, transfer, pledge, mortgage or convey its Vessel and its freights and earnings to the Indenture Trustee, (vi) to enter into, perform its obligations under, and perform any other activities contemplated by, this Indenture and the Security Documents and
(vii) to engage only in those activities, including the entering into, performing and/or delivering any and all applications, licenses, agreements, necessary, suitable or convenient to accomplish the foregoing or incidental thereto or connected therewith.

                  (b) Each Owner agrees that it shall at all times have at least one director who is not an employee of either Owner, Golden State Petroleum or the Manager.

                  (c) Each Owner agrees that in the event the Isle of Man imposes a withholding tax with respect to sinking fund payments or payments of principal, interest or premium, if any, on the Mortgage Notes, it shall take any lawful action to the extent necessary to prevent or avoid the imposition of any such withholding tax, including changing its jurisdiction of incorporation or residence; PROVIDED HOWEVER, that neither Owner will be required to take, or fail to take, any action (x) if in the opinion of counsel such act or failure to act would violate applicable law or (y) if in the reasonable opinion of such Owner the actions necessary to avoid or prevent imposition of such taxes would be unduly burdensome. For purposes of clause (y) of the immediately preceding sentence, a requirement to change the jurisdiction of such Owner's incorporation or residence will not be treated as unduly burdensome unless changing such Owner's jurisdiction of incorporation or residence (I.E., to reincorporate under the laws of another jurisdiction) to such other jurisdiction or location would
(i) subject such Owner to charges in such other jurisdiction, including but not limited to taxes imposed on or measured by its income, receipts, property, assets, capital, sales or value-added or (ii) cause the Charterer to be required to withhold or deduct charges with respect to charterhire payable under the related Charter.

                  SECTION 6.5 BOOKS AND RECORDS. Each Owner agrees that it shall at all times keep proper books and records of all of its business and financial affairs in accordance with generally accepted accounting principles of the United States, as in effect on the date thereof. Each Owner shall keep books of account or records concerning its accounts, inventory, contract rights, equipment and proceeds at its offices located at 15-19 Athol Street, Isle of Man.

                  SECTION 6.6 RESTRICTED PAYMENTS. Each Owner agrees, so long as any Mortgage Note is Outstanding, that it shall not make any Restricted Payment.

                  SECTION 6.7 WAIVER OF STAY, EXTENSION OR USURY LAWS. Golden State Petroleum and each of the Owners each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will actively resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive Golden State Petroleum, as agent for the Owners, from paying all or any portion of the principal of, premium, if any, and interest (including default interest) on the Mortgage Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Golden State Petroleum and each of the Owners hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 6.8 REPORTS BY GOLDEN STATE PETROLEUM AND THE OWNERS. Golden State Petroleum and each Owner each covenants:

                  (a) to file with the Indenture Trustee, within 15 days after Golden State Petroleum or such Owner is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Golden State Petroleum or either Owner, as the case may be, may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if Golden State Petroleum or either Owner is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to
         Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

                  (b) to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by Golden State Petroleum and each Owner with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

                  (c) to transmit to the holders of the Mortgage Notes in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by Golden State Petroleum or such Owner pursuant to subsections (a) and (b) of this Section 6.8 as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (d) to furnish to the Indenture Trustee, on or before each January 1, commencing in 1998, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of Golden State Petroleum and each Owner as to his or her knowledge of Golden State Petroleum's or such Owner's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                  (e) to furnish to the Indenture Trustee, on each January 15 and July 15 commencing January 15, 2002, the charter hire payable under the then current charter of the Vessels.

                  The Indenture Trustee shall furnish the Rating Agencies a copy of the items described in this Section 6.8.


                  SECTION 6.9 NOTICE OF DEFAULT. Golden State Petroleum or either Owner shall promptly give written notice to the Indenture Trustee of any Default of which Golden State Petroleum or such Owner has actual knowledge.

                  SECTION 6.10 NEGATIVE COVENANTS. Golden State Petroleum and each Owner will maintain its corporate existence and will not:

                  (a) create, incur, assume or issue, directly or indirectly, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of any Indebtedness, except for its obligations under this Indenture, the Security Documents and the Mortgage Notes;

                  (b) (i) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (ii) seek appointment to a receiver, trustee, custodian or other similar official for it or any part of its assets,
(iii) make a general assignment for the benefit of creditors or (iv) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing;

                  (c) create, incur, assume or suffer to exist any Lien on any of its assets or properties or on any of the Collateral, except for the Liens created in connection with this Indenture and Permitted Liens;

                  (d) consolidate with, or merge with or into, any other Person or, except as contemplated hereby, convey or transfer to any Person all or any part of its assets including the Collateral;

                  (e) make any capital contributions, advances or loans to, or investments or purchases of capital stock in, any Person; and

                  (f) amend or modify its certificate of incorporation or articles of association without the prior written consent of the Indenture Trustee.

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                  SECTION 6.11 APPOINTMENT TO FILL A VACANCY IN OFFICE OF
INDENTURE TRUSTEE. Golden State Petroleum, as agent for the Owners, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 8.9, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

                  SECTION 6.12 NOTEHOLDERS' LISTS. If and so long as the Indenture Trustee shall not be the Registrar, Golden State Petroleum, as agent for the Owners, will furnish or cause to be furnished to the Indenture Trustee a list in such form as the Indenture Trustee may reasonably require of the names and addresses of the Holders pursuant to Section 312 of the Trust Indenture Act
(a) semi-annually not more than five days after each Record Date, as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by Golden State Petroleum, as agent for the Owners, of any such request as of a date not more than 15 days prior to the time such information is furnished.

                  SECTION 6.13 REPORTS BY THE INDENTURE TRUSTEE.

                  (a) The Indenture Trustee shall on or before each August 1, commencing in 1997, transmit in the manner and to the extent required by Section 313(c) or 313(d) of the Trust Indenture Act, any report required by Section 313(a) or Section 313(b) of the Trust Indenture Act to be transmitted by the Indenture Trustee to the holders of the Mortgage Notes.

                  (b) A copy of each report required under this Section shall, at the time of such transmission to holders of Mortgage Notes be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Mortgage Notes are listed. Golden State Petroleum, as agent for the Owners, will notify the Indenture Trustee when the Mortgage Notes are listed on any securities exchange.

                  (c) The Indenture Trustee shall supply to the Manager and the Rating Agencies within 15 days of receipt the documents referred to in
         (a) and (b) above as well as any documents supplied to the Indenture Trustee by Chevron pursuant to the Acknowledgement of Assignment of Chevron Guarantee.

                  (d) The Indenture Trustee shall provide a statement to the Rating Agencies on each February 1 and August 1 commencing February 1, 2006 indicating (i) the amounts held in the Trust Accounts and (ii) based solely on the information provided to the Indenture Trustee pursuant to Section 6.8(e) the charter hire payable under the then current charter of the Vessels.

         SECTION 6.14 CHANGE OF FLAG. Each Owner shall have the right to change the registry and flag of its Vessel to the registry and flag of the Republic of Panama, the Republic of Liberia, the Republic of Vanuatu, the Commonwealth of The Bahamas, The United Kingdom, the Isle of Man and any other jurisdiction with laws and regulations affording rights and remedies in favor of mortgagees substantially similar to those afforded by any of the jurisdictions named in the preceding part of this sentence; PROVIDED, that the right of each Owner to change the registry and flag of its Vessel to a jurisdiction other than those named in the preceding part of this sentence shall be subject to the requirement that the Owner shall have demonstrated, by providing opinion(s) of counsel or other evidence requested by the Indenture Trustee, to the

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satisfaction of the Indenture Trustee that the requirements of this Section 6.14
(including the last sentence hereof) have been satisfied. Prior to any such change in registry and flag, the Owner shall (i) obtain all necessary approvals of Governmental Authorities including, without limitation, those of the then current Registration Jurisdiction and otherwise comply with all applicable law, if any, (ii) execute and deliver to the Indenture Trustee, in form and substance reasonably satisfactory to the Indenture Trustee, and after execution by the Indenture Trustee and immediately after the registration of the Vessel, file for recordation, a replacement mortgage (the "Replacement Mortgage") with terms and conditions substantially similar to the terms and conditions of Mortgage to which such Vessel is subject, which Replacement Mortgage shall constitute a first priority lien on the Vessel and shall be in compliance with all applicable laws and regulations of any such country where the Vessel is re-registered and re-flagged, and immediately after the filing of the Replacement Mortgage for recordation deliver to the Indenture Trustee (A) an opinion of counsel reasonably satisfactory to the Indenture Trustee confirming that any Replacement Mortgage constitutes such a first priority lien under the laws and regulations of such country and is a "preferred mortgage" within the meaning of 46 U.S.C.
Section 31301(b)(B), and that, if there shall have been any change in the applicable laws and regulations of such country of re-registration and re-flagging after the Closing Date, such change does not materially adversely affect the interests of the Indenture Trustee with respect to the Vessel, and
(B) a certificate of the Owner that the Vessel is duly documented under the laws of the country where the Vessel is re-registered and re-flagged, and that the Vessel is free of any Lien (except the Replacement Mortgage) other than Permitted Liens. In connection with any such change of registry and flag, the Indenture Trustee shall, at the request of the Owner and at the Owner's cost and expense, and upon compliance with subclauses (i) and (ii) of this Section 6.14, execute and deliver to the Owner the Replacement Mortgage, an instrument in recordable form duly acknowledging the satisfaction and discharge of Mortgage, and any other instrument or document necessary or appropriate for the orderly consummation of the change in registry and flag and replacement of the Mortgage. Notwithstanding the foregoing, no such reflagging shall be permitted (x) if an Indenture Event of Default shall have occurred and be continuing or (y) if in the sole opinion of the Indenture Trustee such reflagging will, or may be expected to, adversely affect the rights or remedies of the Indenture Trustee under the Security Documents, the value of the Vessel, or will be or may otherwise be expected to be, disadvantageous to the Indenture Trustee.


                                  ARTICLE SEVEN

                      REMEDIES OF THE INDENTURE TRUSTEE AND

                    NOTEHOLDERS ON INDENTURE EVENT OF DEFAULT

                  SECTION 7.1 INDENTURE EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. An Indenture Event of Default means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) if any Mortgage Event of Default shall have occurred and be continuing;

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                  (b) a default in the payment of any sinking fund installments, or all or any part of the principal of, premium, if any, or interest on any of the Mortgage Notes as and when such payment becomes due and payable either at maturity, upon any redemption, by declaration or otherwise and, with respect to any such payments other than payments on maturity, the continuance of such default for a period of two Business Days;

                  (c) a failure on the part of Golden State Petroleum or either Owner duly to observe or perform in any material respect any of the other agreements or covenants on the part of Golden State Petroleum or such Owner contained in any Mortgage Note, this Indenture, any Security Document or any document or certificate delivered pursuant hereto or thereto for a period of 30 days after the earlier of (i) actual knowledge by Golden State Petroleum or either Owner of such failure and
         (ii) the date on which written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder has been given by registered or certified mail, return receipt requested, to Golden State Petroleum and the Owners by the Indenture Trustee, or to Golden State Petroleum, the Owners and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Mortgage Notes at the time Outstanding;

                  (d) if any representation or warranty of Golden State Petroleum or either Owner made in this Indenture, any Security Document or any document or certificate delivered pursuant hereto or thereto proves to have been inaccurate in any material respect when made, remains inaccurate in such material respect for a period of 30 days after the earlier of (i) actual knowledge by Golden State Petroleum or either Owner of such inaccuracy and (ii) the date on which written notice specifying such inaccuracy and stating that such notice is a "Notice of Default" hereunder has been given by registered or certified mail, return receipt requested, to Golden State Petroleum and the Owners by the Indenture Trustee, or to Golden State Petroleum, the Owners and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Mortgage Notes at the time Outstanding;

                  (e) if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Golden State Petroleum or either Owner in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Golden State Petroleum or such Owner or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                  (f) if Golden State Petroleum or either Owner shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Golden State Petroleum or such Owner or for any substantial part of its property, or make any general assignment for the benefit of creditors;

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                  (g) if a Charter Event of Default shall have occurred and be continuing or if either of the Charters is repudiated by the Charterer in writing or in a public statement or ceases to be in full force and effect, other than pursuant to the terms thereof;

                  (h) if any Security Document is repudiated by an Owner in writing or in a public statement or ceases to be in full force and effect or any of such Security Documents ceases to give the Indenture Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created thereby, in each case other than pursuant to the terms thereof;

                  (i) if the Builders fail to make any payment when due under either Building Contract and such payment is not made pursuant to the Building Contract Guarantee and the continuance of such default for a period of two Business Days;

                  (j) if an event of default shall have occurred and be continuing under the Chevron Guarantees or if either of the Chevron Guarantees is repudiated by Chevron in writing or in a public statement or ceases to be in full force and effect, other than pursuant to the terms thereof; or


                  (k) A breach of the Companies' obligations under the Registration Rights Agreement (as defined in the Indenture) to use reasonable best efforts to cause the Exchange Registration Statement (as defined in the Indenture) or Shelf Registration Statement (as defined in the Indenture), as the case may be, to become effective and the continuance of such breach for a period of 30 days after the date the Companies receive written notice thereof.

                  If an Indenture Event of Default (other than an Indenture Event of Default specified in clause (e) or (f) above occurs and is continuing, then and in each and every such case, unless the principal of all of the Mortgage Notes shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Mortgage Notes then Outstanding hereunder, by notice in writing to Golden State Petroleum and the Owners (and to the Indenture Trustee if given by the Noteholders), may declare the entire principal of all the Mortgage Notes and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Indenture Event of Default specified in clause (e) or (f) above occurs and is continuing, then and in each and every such case, unless the principal of all of the Mortgage Notes shall have already become due and payable, the entire principal of all the Mortgage Notes and the interest accrued thereon, shall immediately and without further act become due and payable, without presentment, demand, protest or notice by the Indenture Trustee or any holder of Mortgage Notes, all of which are hereby waived.

                  This provision, however, is subject to the condition that if, at any time after the principal of the Mortgage Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, Golden State Petroleum shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all matured installments of interest and sinking fund installments upon all the Mortgage Notes and the principal of any and all Mortgage Notes which shall have become due otherwise than by acceleration with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate for each Mortgage Note as the rate of interest specified in such Mortgage Note, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of the Mortgage Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Mortgage Notes then Outstanding, by written notice to Golden State Petroleum and the Owners and to the Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

                  SECTION 7.2 COLLECTION OF INDEBTEDNESS BY INDENTURE TRUSTEE; INDENTURE TRUSTEE MAY PROVE DEBT. Each of the Owners covenants that if an Indenture Event of Default specified in clause (b) of Section 7.1 occurs and is continuing, then upon demand of the Indenture Trustee, the Owners will pay to the Indenture Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all the Mortgage Notes for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate for each Mortgage Note as the rate of interest specified in such Mortgage Note); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its negligence or bad faith.

                  Until such demand is made by the Indenture Trustee, the Owners may pay the principal of and interest on the Mortgage Notes to the Holders, whether or not the Mortgage Notes are overdue.

                  In case the Owners shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Owners or other obligor upon the Mortgage Notes and collect in the manner provided by law out of the property of the Owners or other obligor upon the Mortgage Notes, wherever situated, the moneys adjudged or decreed to be payable.

                  In case there shall be pending proceedings relative to Golden State Petroleum, either Owner or any other obligor upon the Mortgage Notes under the Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or any applicable laws of any applicable jurisdiction, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Golden State Petroleum, the Owners or their respective property or such other obligor, or in case of any other comparable judicial proceedings relative to Golden State Petroleum, the Owners or other obligor upon the Mortgage Notes, or to the creditors or property of Golden State Petroleum, the Owners or such other obligor, the Indenture Trustee, irrespective of whether the principal of the Mortgage Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal and interest (including default interest) owing and unpaid in respect of the Mortgage Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any judicial proceedings relative to the Owners or other obligor upon the Mortgage Notes, or to the creditors or property of Golden State Petroleum or such other obligor;

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Mortgage Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                  All rights of action and of asserting claims under this Indenture, or under any of the Mortgage Notes, may be enforced by the Indenture Trustee without the possession of any of the Mortgage Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

                  In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

                  SECTION 7.3 GENERAL AUTHORITY OF THE INDENTURE TRUSTEE OVER THE COLLATERAL. Each of the Owners hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, with full power of substitution, as its respective true and lawful attorney-in-fact with full power and authority in the name of such Owner or in its own name, as the case may be, from time to time in the Indenture Trustee's discretion, so long as any Indenture Event of Default is in effect, to take any and all appropriate action directed by the Majority Noteholders and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms hereof and accomplish the purposes hereof and, without limiting the generality of the foregoing or any of the rights conferred on the Indenture Trustee, whether in its own right or as assignee of the Owners; pursuant to the other Security Documents, each of the Owners hereby gives the Indenture Trustee the power and right on its behalf, without notice to or further assent by either Owner, so long as any Indenture Event of Default is in effect, to do the following (to the extent the Indenture Trustee is directed to do so by the Majority Noteholders):

                  (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

                  (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Indenture Trustee as, or in connection with, the Collateral;

                  (iii) to commence, prosecute, defend, settle, compromise, compound or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

                  (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Indenture Trustee were the absolute owner thereof;

                  (v) to do, at its option and at the expense and for the account of the Owners, at any time or from time to time, all acts and things which the Indenture Trustee shall deem necessary or advisable to protect or preserve the Collateral and to realize upon the Collateral;

                  (vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto; and

                  (vii) to exercise any of the remedies set forth in the Security Documents;

PROVIDED that the Indenture Trustee shall give each of the Owners not less than thirty days' prior written notice of the time and place of any sale or other intended disposition of any Collateral. Each of the Owners agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

                  SECTION 7.4 SUITS FOR ENFORCEMENT. In case an Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                  SECTION 7.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owners and the Indenture Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Owners, the Indenture Trustee and the Noteholders shall continue as though no such proceedings had been taken.

                  SECTION 7.6 LIMITATIONS ON SUITS BY NOTEHOLDERS. Subject to the provisions of Section 7.10, no Holder of any Mortgage Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Indenture Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Mortgage Notes then Outstanding shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section 7.8; it being understood and intended, and being expressly covenanted by the Holder of every Mortgage Note with every other Holder and the Indenture Trustee, that no one or more Holders of Mortgage Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Mortgage Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 7.7 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 7.6, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Indenture Trustee or of any Holder of any of the Mortgage Notes to exercise any right or power accruing upon any Indenture Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Indenture Event of Default or an acquiescence therein; and, subject to Section 7.6, every power and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by the Noteholders.

                  SECTION 7.8 CONTROL BY NOTEHOLDERS. The Majority Noteholders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Indenture; PROVIDED that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and PROVIDED FURTHER that (subject to the provisions of Section 8.1) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Mortgage Notes not joining in the giving of said direction, it being understood that (subject to Section 8.1) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

                  Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by Noteholders.

                  SECTION 7.9 WAIVER OF PAST DEFAULTS. Prior to the declaration of the maturity of the Mortgage Notes as provided in Section 7.1, the Majority Noteholders may on behalf of the Holders of all the Mortgage Notes waive any past Default or Indenture Event of Default hereunder and its consequences, except a default (a) in the payment of principal of, premium, if any, sinking fund installment or interest on any of the Mortgage Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Mortgage Note affected. In the case of any such waiver, the Owners, the Indenture Trustee and the Holders of the Mortgage Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Indenture Event of Default or impair any right consequent thereon.

                  SECTION 7.10 UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Mortgage Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional except to the extent restricted by applicable law, (i) to receive payments of interest on such Mortgage Note on each interest payment date, (ii) to receive payments of principal on such Mortgage Note on such principal or sinking fund payment date (or, in the case of any Mortgage Note called for redemption, on or after the date fixed for such redemption) and (iii) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, no Holder of a Mortgage Note shall have any right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of a judgment therein would, under applicable law, result in the surrender, impairment, or waiver of the Lien of this Indenture upon the Trust Estate.

                  SECTION 7.11 LIMITATION BY LAW. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

                  SECTION 7.12 APPLICATION OF PROCEEDS. All proceeds received by the Indenture Trustee in the exercise of its rights, remedies and powers hereunder and under any Security Document shall be deposited into the Collateral Account and shall be distributed pursuant to Section 3.4

                  SECTION 7.13 NON-DISTURBANCE. So long as no Charter Event of Default shall have occurred and be continuing under the Charter or any Acceptable Replacement Charter, the Charterer or charterer shall be entitled to quiet enjoyment of the Vessel.



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                                  ARTICLE EIGHT

                        CONCERNING THE INDENTURE TRUSTEE

                  SECTION 8.1 DUTIES AND RESPONSIBILITIES OF THE INDENTURE TRUSTEE. The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                  No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all such Indenture Events of Default which may have occurred:

                                  (i) the duties and obligations of the
                  Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                                 (ii) in the absence of bad faith on the part of
                  the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Mortgage Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

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                  (d) the Indenture Trustee shall have no duty to see to any filing of any financing or continuation statements in respect of any such filing;

                  (e) the Indenture Trustee shall have no duty to see to any insurance, or to effect or maintain any such insurance, whether or not the Charterer shall be in default with respect thereto;

                  (f) the Indenture Trustee shall have no duty to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Trust Estate;

                  (g) the Indenture Trustee shall have no duty to see to confirm or verify or to inquire into the failure to receive any financial statements of the Charterer; and

                  (h) the Indenture Trustee shall have no duty to inspect any of the Vessels at any time or ascertain or inquire as to the performance or observance of the Charterer's covenants under the Charter.

                  None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                  This Section 8.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

                  SECTION 8.2 CERTAIN RIGHTS OF THE INDENTURE TRUSTEE. In furtherance of and subject to the Trust Indenture Act, and subject to Section 8.1:

                  (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of Golden State Petroleum or the Owners mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Indenture Trustee by a copy thereof certified by the secretary or an assistant secretary of Golden State Petroleum;

                  (c) the Indenture Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;


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                  (d) the Indenture Trustee shall be under no obligation to
         exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Mortgage Notes then Outstanding; PROVIDED that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Golden State Petroleum or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by Golden State Petroleum upon demand; and

                  (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  SECTION 8.3 INDENTURE TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF MORTGAGE NOTES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Mortgage Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Owners, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Mortgage Notes. The Indenture Trustee shall not be accountable for the use or application by the Owners of any of the Mortgage Notes or of the proceeds thereof.

                  SECTION 8.4 INDENTURE TRUSTEE AND AGENTS MAY HOLD MORTGAGE NOTES; COLLECTIONS; ETC. The Indenture Trustee or any agent of Golden State Petroleum, the Owners or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Mortgage Notes with the same rights it would have if it were not the Indenture Trustee or such agent and may otherwise deal with Golden State Petroleum and the Owners and receive,

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collect, hold and retain collections from the Owners with the same rights it would have if it were not the Indenture Trustee or such agent.

                  SECTION 8.5 MONEYS HELD BY INDENTURE TRUSTEE. Subject to the provisions of Section 11.4 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Indenture Trustee nor any agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be under any liability for interest on any moneys received by it hereunder.

                  SECTION 8.6 COMPENSATION AND EXPENSES. (a) The Owners shall on demand pay or reimburse the Indenture Trustee for (i) reasonable compensation to the Indenture Trustee, to the extent permitted by law (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust), for its services hereunder and (ii) all of the reasonable costs and expenses of the Indenture Trustee (including, without limitation, the reasonable compensation and expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) (A) in connection with the preparation, execution and delivery of this Indenture or the other Security Documents, any waiver or consent thereunder, any modification or termination thereof, or any Default or alleged Default; (B) if an Indenture Event of Default occurs, in connection with such Indenture Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration or protection of the Trust Estate, the sale or other disposition of any Collateral or the preservation, protection or defense of the Indenture Trustee's or the Indenture Trustee's rights under the Security Documents or in and to the Trust Estate pursuant hereto; or (D) in connection with any removal of the Indenture Trustee pursuant to subsection 8.9(a) hereof.

                  (b) The Owners shall indemnify and hold harmless the Indenture Trustee from and against any and all liabilities, obligations, losses, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Indenture Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) relating to this Indenture, the Mortgage Notes, the Trust Estate, the Collateral or the Security Documents, PROVIDED that the Indenture Trustee shall not have the right to be indemnified hereunder for its own negligence or bad faith as determined by a court of competent jurisdiction. In any suit, proceeding or action brought by the Indenture Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder or hereunder, or to enforce any provisions thereof, the Owners agree to save, indemnify and keep the Indenture Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Owners thereunder, arising out of a breach by the Owners of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, from or in favor of the Owner or its successors, and all such obligations of the Owners shall be and remain enforceable against and only against the Owners and shall not be enforceable against the Indenture Trustee.


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                  (c) In addition to, but without duplication of, its
obligations under subsection (b) above, the Owners shall indemnify and hold harmless the Indenture Trustee and the holders from and against any and all losses, damages and expenses incurred by the Indenture Trustee and the holders as a result of any oil or other environmental damage resulting from the operation of any Vessel, including, without limitation, any liability under the United States Oil Pollution Act of 1990, as amended, or the laws of any other jurisdiction relating to oil spills.

                  (d) The agreements in this Section 8.6 shall survive the termination of the other provisions of this Indenture but shall not be secured by any Lien on the Collateral.

                  SECTION 8.7 RIGHT OF INDENTURE TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 8.1 and 8.2, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Indenture Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon reliance thereon.

                  SECTION 8.8 PERSONS ELIGIBLE FOR APPOINTMENT AS INDENTURE TRUSTEE. The Indenture Trustee hereunder shall at all times be a bank or trust company in good standing, having power to act as Indenture Trustee hereunder and which is eligible to do so within the provisions of Section 310(a) of the Trust Indenture Act, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $10,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

                  SECTION 8.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR INDENTURE TRUSTEE. (a) The Indenture Trustee may at any time resign by giving written notice of resignation to the Owners and Golden State Petroleum and by mailing notice thereof by first-class mail to Holders of Mortgage Notes at their last addresses as they shall appear on the Mortgage Note register. Upon receiving such notice of resignation (i) Golden State Petroleum, as agent for the Owners, if no Indenture Event of Default exists, or (ii) the Holders of a majority in aggregate principal amount of Mortgage Notes, if an Indenture Event of Default exists, shall promptly appoint a successor trustee by an instrument in writing delivered to the resigning Indenture Trustee, the successor trustee, Golden State Petroleum and the Owners. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or Golden State Petroleum, as agent for the Owners, the Indenture Trustee or any Noteholder who has been a bona fide holder of a Mortgage Note or Mortgage Notes for at least six months, on behalf of himself and all others similarly situated, may petition any such court for the appointment of a successor

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trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                         (i) the Indenture Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by Golden State Petroleum, as agent for the Owners, or by any Noteholder who has been a bona fide Holder of a Mortgage Note or Mortgage Notes for at least six months; or

                        (ii) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 8.8 and shall fail to resign after written request therefor by Golden State Petroleum, as agent for the Owners, or by any such Noteholder; or

                       (iii) the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (x) Golden State Petroleum, as agent for the Owners, if no Indenture Event of Default shall be continuing, or (y) the Majority Noteholders, if an Indenture Event of Default shall be continuing, may remove the Indenture Trustee and appoint a successor trustee by an instrument in writing delivered to the Indenture Trustee so removed, the successor trustee and the Indenture Trustee, or, subject to Section 315(e) of the Trust Indenture Act, the Indenture Trustee or any Noteholder who has been a bona fide Holder of a Mortgage Note or Mortgage Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee.

                  (c) The Majority Noteholders may at any time remove the Indenture Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so appointed, to Golden State Petroleum, the Owners and the Indenture Trustee, the evidence provided for in
Section 9.1 of the action in that regard taken by the Noteholders.

                  (d) Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 8.9 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.10.

                  SECTION 8.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR INDENTURE TRUSTEE. Any successor indenture trustee appointed as provided in Section 8.9 shall execute and deliver to Golden State Petroleum, the Owners, the Indenture Trustee, and its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all rights,

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powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of Golden State Petroleum, as agent of the Owners, or of the successor indenture trustee, upon payment of its charges then unpaid, the indenture trustee ceasing to act shall, subject to Section 11.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, Golden State Petroleum, as agent of the Owners, shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any indenture trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such indenture trustee to secure any amounts then due it pursuant to the provisions of Section 8.6.

                  Upon acceptance of appointment by a successor indenture trustee as provided in this Section 8.10, Golden State Petroleum, as agent of the Owners, shall mail notice thereof by first-class mail to the Holders of Mortgage Notes at their last addresses as they shall appear in the Mortgage Note register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.9. If Golden State Petroleum fails to mail such notice within 10 days after acceptance of appointment by the successor indenture trustee, the successor indenture trustee shall cause such notice to be mailed at the expense of the Owners.

                  SECTION 8.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF INDENTURE TRUSTEE. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, PROVIDED that such corporation shall be eligible under the provisions of Section 8.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  In case, at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Mortgage Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Mortgage Notes so authenticated; and, in case at that time any of the Mortgage Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Mortgage Notes either in the name of any predecessor hereunder or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Mortgage Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have; PROVIDED, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Mortgage Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 8.12 COMMENCEMENT OF BANKRUPTCY PROCEEDINGS. The Indenture

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Trustee hereby agrees that, prior to the date which is one year and one day after the payment in full of all of the Outstanding Mortgage Notes, it will not institute against, or join any other person in instituting against Golden State Petroleum or either Owner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the Laws of the United States or any other applicable jurisdiction.

                  SECTION 8.13 NOT ACTING IN INDIVIDUAL CAPACITY. Except as otherwise provided in this Indenture, the Indenture Trustee acts hereunder solely as trustee as herein provided and not in its individual capacity, and all persons, other than the Noteholders as provided in this Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall, subject to priorities of payment as herein provided, look only to the Collateral for payment or satisfaction thereof.

                  SECTION 8.14 CO-TRUSTEES AND SEPARATE TRUSTEES. (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Trust Estate may at the time be located or maintaining the situs of Permitted Investments in a particular jurisdiction, Golden State Petroleum, as agent for the Owners, and the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee or of the Holders of at least 25% in principal amount of the Mortgage Notes Outstanding, Golden State Petroleum, as agent for the Owners, shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, or all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If Golden State Petroleum, as agent for the Owners, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment.

         (b) Should any written instrument from Golden State Petroleum, as agent for the Owners, be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Golden State Petroleum.

         (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (i) The Mortgage Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely, by the Indenture Trustee.

                  (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall

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         be conferred or imposed upon and exercised or performed by the
         Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly or with the written consent of the Indenture Trustee, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or not qualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (iii) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Golden State Petroleum, as agent for the Owners, evidenced by a Board Resolution, may accept the resignation or remove any co-trustee or separate trustee appointed under this Section, and, in case an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of Golden State Petroleum, as agent for the Owners. Upon the written request of the Indenture Trustee, Golden State Petroleum, as agent for the Owners, shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

                  (v) Any act of Noteholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                                  ARTICLE NINE

                           CONCERNING THE NOTEHOLDERS


                  SECTION 9.1 EVIDENCE OF ACTION TAKEN BY NOTEHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 8.1 and 8.2) conclusive in favor of the Indenture Trustee, the Owners and Golden State Petroleum, if made in the manner provided in this Article.

                  SECTION 9.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF MORTGAGE NOTES; RECORD DATE. Subject to Sections 8.1 and 8.2, the execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules

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and regulations as may be prescribed by the Indenture Trustee or in such manner as shall be satisfactory to the Indenture Trustee. The holding of Mortgage Notes shall be proved by the Mortgage Note register or by a certificate of the Registrar thereof. Golden State Petroleum, as agent of the Owners, may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action referred to in Section 9.1, which record date may be set at any time or from time to time by notice to the Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

                  SECTION 9.3 HOLDERS TO BE TREATED AS OWNERS. Golden State Petroleum, the Owners, the Indenture Trustee and any agent of Golden State Petroleum, the Owners or the Indenture Trustee may deem and treat the Person in whose name any Mortgage Note shall be registered upon the Mortgage Note register as the absolute owner of such Mortgage Note (whether or not such Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest (including default interest) on such Mortgage Note and for all other purposes; and none of Golden State Petroleum, the Owners or the Indenture Trustee nor any agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Mortgage Note.

                  SECTION 9.4 MORTGAGE NOTES DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Mortgage Notes have concurred in any direction, consent or waiver under this Indenture, Mortgage Notes which are owned by Golden State Petroleum, either Owner or any Affiliate of them, or Chevron, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver only Mortgage Notes which the Indenture Trustee knows are so owned shall be so disregarded. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, the Owners shall furnish to the Indenture Trustee promptly an Officers' Certificate listing and identifying all Mortgage Notes, if any, known by Golden State Petroleum to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 8.1 and 8.2, the Indenture Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Mortgage Notes not listed therein are Outstanding for the purpose of any such determination.

                  SECTION 9.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in
Section 9.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Mortgage Notes specified in this Indenture in connection with such action, any Holder of a Mortgage Note, the serial number of which is shown by the evidence to be included among the serial numbers

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of the Mortgage Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Mortgage Note. Except as aforesaid any such action taken by the Holder of any Mortgage Note shall be conclusive and binding upon such Holder and upon all future
Holders and owners of such Mortgage Note and of any Mortgage Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Mortgage Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Mortgage Notes specified in this Indenture in connection with such action shall be conclusively binding upon Golden State Petroleum, the Owners, the Indenture Trustee and the Holders of all the Mortgage Notes.


                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

                  SECTION 10.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. Without the prior written consent of or notice to any Holder of Mortgage Notes, Golden State Petroleum, as agent for the Owners, when authorized by the Owners, and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Mortgage Notes any property or assets;

                  (b) to cure any ambiguity or to correct or supplement any provision contained herein, in any supplemental indenture or any Security Document (including any document assigned thereby) which may be defective or inconsistent with any other provision contained herein, in any supplemental indenture or any Security Document (including any document assigned thereby); or to make such other provisions in regard to matters or questions arising under this Indenture, under any supplemental indenture or under any Security Document (including any document assigned thereby) as they may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Mortgage Notes;

                  (c) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act or, if such qualification is not required, to comply with the requirements of the Commission so that the Indentures would be so qualified;

                  (d) to issue Additional Notes pursuant to Supplemental Indentures in accordance with Section 10.6 of this Indenture; or

                  (e) to evidence and provide for the acceptance of appointment of a successor trustee hereunder.


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                  The Indenture Trustee is hereby authorized to join in the
execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Mortgage Notes at the time Outstanding, notwithstanding any of the provisions of
Section 10.2.

                  SECTION 10.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article Nine) of the Majority Noteholders, Golden State Petroleum, as agent of the Owners, when authorized by the Owners, and the Indenture Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing or eliminating any provisions of or modifying in any manner the rights of the holders of the Mortgage Notes under this Indenture, any supplemental indenture or Security Document (including any document assigned thereby); PROVIDED that if any such addition, change, elimination or modification disproportionately adversely affects the Serial Notes and the Additional Notes on the one hand or the Term Notes on the other hand, it shall not be effective against such Notes unless it shall have been approved by the holders of a majority of the Outstanding Notes so disproportionately adversely affected; and PROVIDED FURTHER that, without the consent of the Holders of each Mortgage Note affected, no such supplemental indenture shall extend the final maturity or redemption date thereof, reduce the rate of interest thereon, extend the time of payment of interest, reduce the principal amount thereof, reduce any amount payable upon the redemption thereof, change the sinking fund redemption amount, or impair the right to institute suit for the enforcement of any such payment, or reduce the percentage of the Holders whose consent is required for any such modification or amendment or modify any provisions of this Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders).

                  Upon the request of Golden State Petroleum, as agent of the Owners, accompanied by a copy of a resolution of the Board of Directors of the Owners certified by the Secretary or an Assistant Secretary of the Owners authorizing the execution of any such supplemental indenture, and upon the filing with the Indenture Trustee of evidence of the consent of Noteholders and other documents, if any, required by Section 9.1, the Indenture Trustee shall join with Golden State Petroleum, as agent of the Owners, in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.


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                  Promptly after the execution by Golden State Petroleum, as agent of the Owners, and the Indenture Trustee of any supplemental indenture pursuant to the provisions of this Section 10.2, Golden State Petroleum, as agent of the Owners, shall mail a notice thereof by first-class mail to the Holders of Mortgage Notes at their addresses as they shall appear on the registry books of Golden State Petroleum, setting forth in general terms the substance of such supplemental indenture. Any failure of Golden State Petroleum to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 10.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, Golden State Petroleum, the Owners and the Holders of Mortgage Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 10.4 DOCUMENTS TO BE GIVEN TO INDENTURE TRUSTEE. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to Sections 8.1 and 8.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

                  SECTION 10.5 NOTATION ON MORTGAGE NOTES IN RESPECT OF SUPPLEMENTAL INDENTURES. Mortgage Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If Golden State Petroleum or the Indenture Trustee shall so determine, new Mortgage Notes so modified as to conform, in the opinion of the Indenture Trustee and Golden State Petroleum, to any modification of this Indenture contained in any such supplemental indenture may be prepared by Golden State Petroleum, as agent of the Owners, authenticated by the Indenture Trustee and delivered in exchange for the Mortgage Notes then Outstanding.

                  SECTION 10.6 ISSUANCE OF SERIES OF ADDITIONAL NOTES. (a) Notwithstanding the provisions of Sections 10.1 and 10.2 hereof, upon the terms and subject to the conditions of this Section 10.6, Golden State Petroleum, as agent of the Owners, may, on a Delivery Date for a Vessel, direct the Indenture Trustee to execute and authenticate one or more Series of Additional Notes (each, a "Series"). Pursuant to each Charter, the Additional Construction Costs to which a Series relates shall not exceed $250,000 without the consent of the related Owner.

                  (b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplemental Indenture which will specify the Principal Terms of such Series. The terms of such Supplemental Indenture may modify or amend the terms of this Indenture solely as applied to such Series. The obligation of the Indenture Trustee to

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authenticate, execute and deliver the Additional Notes of such Series and to execute and deliver the related Supplemental Indenture is subject to the satisfaction of the following conditions:

                           (i) on or before the tenth Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), Golden State Petroleum, as agent of the Owners, shall have given the Indenture Trustee, Chevon and each Rating Agency, pursuant to the relevant Supplemental Indenture, notice of the Series and the Series Issuance Date;

                           (ii) the original principal amount of such Series of Additional Notes is equal to or less than the sum of (A) the aggregate Additional Construction Costs for a Vessel and (B) the aggregate costs of issuance of such Series of Additional Notes;

                           (iii) Golden State Petroleum, as agent of the Owners, shall have delivered to the Indenture Trustee executed originals of the related Supplemental Indenture, the related Charter Supplement and the related Assignment of Charter Supplement, in form satisfactory to the Indenture Trustee;

                           (iv) the Rating Agency Condition shall have been satisfied with respect to the Series;

                           (v) Golden State Petroleum, as agent of the Owners, shall deliver to the parties hereto an Officer's Certificate stating that the above conditions have been satisfied;

                           (vi) Golden State Petroleum, as agent of the Owners, shall have delivered an Opinion of Counsel to the Indenture Trustee stating that the security interest of the Indenture Trustee in any new collateral acquired in connection with the issuance of such Series of Additional Notes, upon the issuance of the Additional Notes and application of the proceeds therefrom, shall be a first priority perfected security interest;

                           (vii) the maturity date of the Additional Notes issued pursuant to such Series will be no later than the last day of the Fixed Period of the related Charter;

                           (viii) all Collateral securing the obligations of the Owners with respect to such Additional Notes will also secure on an equal and ratable basis the Mortgage Notes then Outstanding;

                           (ix) the Collateral securing the Mortgage Notes then outstanding will secure the Additional Notes issued pursuant to such Series on an equal and ratable basis;

                           (x) the additional charterhire payable under the related Charter Supplement is sufficient to pay the debt service payable on the related Series of Additional Notes to the Maturity Date; and


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                           (xi) the principal amount of the related Series of
         Additional Notes will be amortized on the basis of an approximately level mortgage-style semi-annual amortization to the Maturity Date.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplemental Indenture and authenticate, execute and deliver the Additional Notes of such Series.

                                 ARTICLE ELEVEN

                          SATISFACTION AND DISCHARGE OF

                           INDENTURE; UNCLAIMED MONEYS

                  SECTION 11.1 SATISFACTION AND DISCHARGE OF INDENTURE. If at any time (a) the Owners shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Mortgage Notes Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Owners shall have delivered to the Indenture Trustee for cancellation all Mortgage Notes theretofore authenticated and delivered (except lost, stolen or destroyed Mortgage Notes which have been replaced or paid and Mortgage Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Indenture Trustee and thereafter repaid or discharged from such trust); or (c)(i) all Mortgage Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Owners irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount of cash or direct obligations of the United States, backed by its full faith and credit, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay and discharge the entire indebtedness on the Mortgage Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit;
(ii) the Owners have paid all sums payable by them under the Indenture; and
(iii) the Owners have delivered irrevocable instructions to the Indenture Trustee to apply the deposited money toward the payment of the Mortgage Notes at maturity or the redemption date, as the case may be, then this Indenture and the Security Documents (except to the extent specifically set forth therein) shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, destroyed, lost or stolen Mortgage Notes, (iii) rights of Holders to receive payments of principal, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Indenture Trustee hereunder and (v) the rights of the Noteholders as beneficiaries hereof with respect to the property so deposited with or on behalf the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Owners accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Owners, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. In connection with the satisfaction and discharge of this Indenture, the Owners must deliver an Officers' Certificate and an Opinion of Counsel to the Indenture Trustee stating that all conditions precedent to satisfaction and discharge have been complied with. Each of the Owners agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any

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services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Mortgage Notes.

                  SECTION 11.2 APPLICATION BY INDENTURE TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF MORTGAGE NOTES. Subject to Section 11.4, all moneys deposited with the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) pursuant to Section 11.1 shall be held in trust and applied by it (or the Paying Agent on behalf of the Indenture Trustee) to the payment, either directly or through any Paying Agent (including the Indenture Trustee), to the Holders of the particular Mortgage Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee), of all sums due and to become due thereon for principal, premium, if any, and interest (including default interest); but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 11.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent in accordance with this Indenture shall be paid to the Persons entitled thereto pursuant to the Security Documents and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                  SECTION 11.4 RETURN OF MONEYS HELD BY INDENTURE TRUSTEE AND PAYING AGENT UNCLAIMED FOR TWO YEARS. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest (including default interest) on any Mortgage Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium, if any, or interest shall have become due and payable, shall, upon the written request of the Owners and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Owners by the Indenture Trustee or such paying agent, and the Holder of such Mortgage Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owners for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee or any Paying Agent with respect to such moneys shall thereupon cease.


                                 ARTICLE TWELVE

                          REDEMPTION OF MORTGAGE NOTES

                  SECTION 12.1 OPTIONAL REDEMPTION; MANDATORY REDEMPTION;
PRICES.

                  (a) GENERAL. Except as provided in this Section 12.1 and
Section 12.4, the Mortgage Notes may not be redeemed prior to maturity.

                  (b) OPTIONAL REDEMPTION. The Owners at their option may, on any Payment Date on or after the later of (i) August 1, 1999 and (ii) the Delivery Date of the last Vessel to be delivered, redeem the Term Notes in whole or in part upon payment of a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for

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redemption, provided that if (i) such redemption occurs prior to February 1,
2018 and (ii) a Vessel is then subject to the related Charter or to an Acceptable Replacement Charter pursuant to which the charterer thereunder is required to pay charter hire equal to or greater than the Charter Hire payable by the Charterer during the Fixed Period, then the Make-Whole Premium shall be payable with respect to Mortgage Notes in an amount equal to Allocated Principal Amount of the Mortgage Notes for such Vessel. The owners may not exercise such optional redemption if such optional redemption would adversely affect the then applicable ratings on the Serial Notes. In addition, in the event a Charter is terminated and an Acceptable Replacement Charter is commercially unavailable, the Owners, at their option, may redeem the Mortgage Notes in part in an amount equal to the Allocated Principal Amount of the Mortgage Notes for such Vessel upon payment of a redemption price equal to 100% of the principal amount thereof, together with accrued interest (including default interest) to the date fixed for redemption.

                  (c) PARTIAL MANDATORY REDEMPTION ON A TOTAL LOSS. For either Vessel, the Owners shall redeem Outstanding Mortgage Notes in an aggregate principal amount equal to the Allocated Principal Amount of the Mortgage Notes for such Vessel, on a pro rata basis at 100% of the principal amount thereof together with accrued interest (including default interest) to the date fixed for redemption, if a Total Loss occurs or is declared with respect to such Vessel. The redemption date for any redemption pursuant to this Section 12.1(c) shall be the date which is no later than 90 days after the occurrence of the Total Loss.

                  (d) MANDATORY REDEMPTION IN CERTAIN CIRCUMSTANCES. For either Vessel, if the Charter for such Vessel is terminated at the option of the Charterer in accordance with the terms of such Charter and the related Owner does not enter into an Acceptable Replacement Charter for such Vessel on or before the date which is one week prior to the next Payment Date under the Mortgage Notes and the Manager has not received offers for the purchase of such Vessel in an amount, together with the Allocable Portion of the Debt Service Reserve Fund and after deducting fees and expenses relating to such termination and sale, at least sufficient to redeem the Allocated Principal Amount of Mortgage Notes for such Vessel, then within one year following the effective date of such termination, the Indenture Trustee shall solicit the consent (evidenced as provided in Article Nine) of all the Holders of Outstanding Mortgage Notes. If such consent is so received, then, after the Manager has certified to the Indenture Trustee, based on an appraisal, that the sale amount is at least equal to the fair market value of such Vessel, the Mortgage Notes shall be redeemed in part, from the net proceeds of the sale of such Vessel and the Allocable Portion of the Debt Service Reserve Fund. The aggregate principal amount of Mortgage Notes to be redeemed pursuant to this Section 12.1(d) shall equal the Allocated Principal Amount of Mortgage Notes for the related Vessel. The redemption price for Mortgage Notes to be redeemed pursuant to this Section 12.1(d)(ii) shall equal the product of (A) 100% of the principal amount thereof and (B) the ratio obtained by dividing (1) the sum of the Allocable Portion of the Debt Service Reserve Fund and the net proceeds from the sale of such Vessel (after deducting fees and expenses relating to the sale of such Vessel) by (2) the Allocated Principal Amount of Mortgage Notes being so redeemed; no additional interest shall be paid on such Mortgage Notes redeemed pursuant to this Section 12.1(d). The redemption date for any redemption pursuant to this
Section 12.1(d) shall be the date which is 90 days after the sale of the related Vessel.


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                  (e) MANDATORY REDEMPTION UPON A NET REDUCTION IN CONSTRUCTION
COSTS. For either Vessel, the Owners shall redeem Outstanding Term Notes and Serial Notes, on a PRO RATA basis, in an aggregate principal amount equal to the Net Reduction in Construction Costs if such a Net Reduction in Construction Costs occurs. The purchase price for such redemption shall be 100% of the Net Reduction in Construction Costs, together with accrued and unpaid interest on such Initial Notes to be redeemed to the date fixed for redemption.

                  SECTION 12.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Mortgage Notes to be redeemed in whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Mortgage Notes at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Mortgage Note designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Mortgage Note.

                  The notice of redemption to each such Holder shall specify the principal amount of each Mortgage Note held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Mortgage Notes, that such redemption is pursuant to the mandatory sinking fund, if such be the case, that interest (including default interest) accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon (including default interest) or on the portions thereof to be redeemed will cease to accrue and, that if any Mortgage Note contains a CUSIP number as provided in Section 2.16, no representation is being made as to the correctness of the CUSIP number either as printed on the Mortgage Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Mortgage Notes. If any Mortgage Note is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Mortgage Note, a new Mortgage Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

                  The notice of redemption of Mortgage Notes to be redeemed shall be given by Golden State Petroleum, as agent of the Owners, or, at the Owner's request, by the Indenture Trustee in the name and at the expense of the Owners.

                  On or before the redemption date specified in the notice of redemption given as provided in this Section, the Owners shall deposit or cause to be deposited with the Indenture Trustee or with the paying agent an amount of money sufficient to redeem on the redemption date all the Mortgage Notes so called for redemption at the appropriate redemption price, together with accrued and unpaid interest (including default interest) to the date fixed for redemption.

                  If less than all the Mortgage Notes are to be redeemed, the Indenture Trustee shall select Mortgage Notes from each Class of Mortgage Notes to be redeemed ratably from each Holder of the same Class such that the ratio of the principal amount of Mortgage Notes of a

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



Class to be redeemed from each Holder to the aggregate principal amount of Mortgage Notes Outstanding of such Class held by such Holder shall, as nearly as practicable and subject to rounding, equal the ratio of the aggregate principal amount of Mortgage Notes from each Class of Mortgage Notes to be redeemed on such redemption date to the aggregate principal amount of Mortgage Notes from each Class of Mortgage Notes Outstanding. Mortgage Notes may be redeemed in part in multiples of $1,000 only. The Indenture Trustee shall promptly notify the Owners in writing of the Mortgage Notes selected for redemption and, in the case of any Mortgage Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Mortgage Notes shall relate, in the case of any Mortgage Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Mortgage Note which has been or is to be redeemed.

                  SECTION 12.3 PAYMENT OF MORTGAGE NOTES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Mortgage Notes or portions of Mortgage Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest (including default interest accrued and unpaid to the date fixed for redemption, and on and after said date (unless the Owners shall default in the payment of such Mortgage Notes at the redemption price, together with interest accrued and unpaid to said date) interest (including default interest) on the Mortgage Notes or portions of Mortgage Notes so called for redemption shall cease to accrue and, except as provided in Sections 8.5 and 11.4, such Mortgage Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Mortgage Notes except the right to receive the redemption price thereof and unpaid interest (including default) to the date fixed for redemption. On presentation and surrender of such Mortgage Notes at a place of payment specified in said notice, said Mortgage Notes or the specified portions thereof shall be paid and redeemed by Golden State Petroleum at the applicable redemption price, together with interest accrued (including default interest) thereon to the date fixed for redemption; PROVIDED that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Mortgage Notes registered as such on the relevant record date subject to the terms and provisions of
Section 2.5 hereof.

                  If any Mortgage Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the applicable Default Rate.

                  Upon presentation of any Mortgage Note redeemed in part only, Golden State Petroleum, as agent of the Owners, shall execute and the Indenture Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Owners, a new Mortgage Note or Mortgage Notes, of authorized denominations, in a principal amount or amounts equal to the unredeemed portion of the Mortgage Note so presented.

                  SECTION 12.4 TERM NOTE MANDATORY SINKING FUND. The Term Notes shall also be subject to redemption in part on each date and in the amount specified in Schedule I hereto (subject to adjustment by the Indenture Trustee upon the occurrence of a Total Loss of either Vessel and of any mandatory redemption of the Term Notes), which Schedule I is hereby

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



incorporated by reference herein, through the operation of the sinking fund as set forth in this Section, at a sinking fund redemption price equal to 100% of the principal amount thereof (the "sinking fund redemption price"), together with accrued and unpaid interest to the date fixed for redemption.

                  As and for a mandatory sinking fund for the retirement of the Term Notes and so long as any of the Term Notes remain outstanding and unpaid, the Owners will, except as hereinafter provided, pay to the Indenture Trustee, on or before the First Term Note Sinking Fund Payment Date, and on each February 1 and August 1 thereafter to and including August 1, 2018 prior to 11:00 a.m. on such date an amount sufficient to redeem on such sinking fund redemption date, a principal amount of Term Notes specified in Schedule I hereto (subject to adjustment as aforesaid), or such lesser amount as shall then be outstanding, at 100% of the principal amount thereof, the sinking fund redemption price, together with accrued and unpaid interest to the date fixed for redemption. Each date on which a sinking fund payment is to be made in each year is herein referred to as the "sinking fund payment date".

                  On or before each sinking fund payment date, the Owners shall pay to the Indenture Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Term Notes to be redeemed on such sinking fund payment date.

                  The Indenture Trustee shall not redeem or cause to be redeemed any Term Notes with sinking fund moneys or mail any notice of redemption of Term Notes by operation of the sinking fund during the continuance of a default in payment of interest on the Mortgage Notes or of any other Indenture Event of Default of which the Indenture Trustee shall have knowledge except that, where the mailing of notice of redemption of any Term Notes shall theretofore have been made, the Indenture Trustee shall redeem or cause to be redeemed such Term Notes, provided that it shall have received from the Owners a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund at the time when any such Indenture Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Indenture Event of Default, be deemed to have been collected under Article Seven and held for the payment of all the Term Notes. In case such Indenture Event of Default shall have been waived as provided in Section 7.9 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of Term Notes.

                  SECTION 12.5 ADDITIONAL NOTE MANDATORY SINKING FUND. Each Series of Additional Notes shall also be subject to redemption in part on each date and in the amount specified in the schedule attached to the related Supplemental Indenture (subject to adjustment by the Indenture Trustee upon the Total Loss of the related Vessel and of any mandatory redemption of the Additional Notes), through the operation of the sinking fund as set forth in this Section, at a sinking fund redemption price equal to 100% of the principal amount thereof (the "sinking fund redemption price"), together with accrued and unpaid interest to the date fixed for redemption.

                  As and for a mandatory sinking fund for the retirement of a Series of Additional Notes and so long as any Additional Notes in such Series remain outstanding and unpaid, the

Owners will, except as hereinafter provided, pay to the Indenture Trustee, on or before each Payment Date immediately succeeding the date such Series of Additional Notes were issued, and on each February 1 and August 1 thereafter to and including the Payment Date immediately prior to the Maturity Date thereof prior to 11:00 a.m. on such date an amount sufficient to redeem on such sinking fund redemption date, a principal amount of Additional Notes specified in schedule attached to the related Supplemental Indenture (subject to adjustment as aforesaid), or such lesser amount as shall then be outstanding, at 100% of the principal amount thereof, the sinking fund redemption price, together with accrued and unpaid interest to the date fixed for redemption. Each date on which a sinking fund payment is to be made in each year is herein referred to as the "sinking fund payment date".

                  On or before each sinking fund payment date, the Owners shall pay to the Indenture Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on such Additional Notes to be redeemed on such sinking fund payment date.

                  The Indenture Trustee shall not redeem or cause to be redeemed any Additional Notes with sinking fund moneys or mail any notice of redemption of Additional Notes by operation of the sinking fund during the continuance of a default in payment of interest on the Mortgage Notes or of any other Indenture Event of Default of which the Indenture Trustee shall have knowledge except that, where the mailing of notice of redemption of any Additional Notes shall theretofore have been made, the Indenture Trustee shall redeem or cause to be redeemed such Additional Notes, provided that it shall have received from the Owners a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund at the time when any such Indenture Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Indenture Event of Default, be deemed to have been collected under Article Seven and held for the payment of all the Additional Notes. In case such Indenture Event of Default shall have been waived as provided in
Section 7.9 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of Additional Notes.

                  SECTION 12.6 PURCHASE OPTION OF HOLDERS. On August 1, 2014, (the "Optional Purchase Date") if neither Charter has been terminated by the Charterer, each Holder of the Term Notes will have a one-time option to cause the Owners to purchase all or a part of such Holder's Term Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest through the date of purchase. The Term Notes will be purchased in multiples of $1,000 principal amount, provided that the principal amount of Term Notes not so purchased must be of an authorized denomination.

                  Golden State Petroleum, at the direction of the Owners, shall mail to all holders of record of the Term Notes a notice of the availability or non-availability of the purchase option on or before the 60th day prior to the Optional Purchase Date. Golden State Petroleum shall deliver to the Indenture Trustee a copy of such notice. To exercise the purchase right, Holders of Term Notes must deliver, on or before the 30th day after the date of Golden State Petroleum's notice, the Term Notes to be redeemed, duly endorsed for transfer, together with the form provided with such notice duly completed, to Golden State Petroleum (or agent designated by the Companies for such purpose).




                                ARTICLE THIRTEEN

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF GOLDEN STATE PETROLEUM AND THE OWNERS EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Mortgage Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of Golden State Petroleum, the Owners or of any successor, either directly or through Golden State Petroleum, the Owners, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the Indenture Trustee and by the acceptance of the Mortgage Notes by the Holders thereof and as part of the consideration for the issue of the Mortgage Notes.

                  SECTION 13.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND NOTEHOLDERS. Nothing in this Indenture or in the Mortgage Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Mortgage Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Mortgage Notes.

                  SECTION 13.3 SUCCESSORS AND ASSIGNS OF THE OWNERS BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of Golden State Petroleum and the Owners shall bind their respective successors and assigns, whether so expressed or not.

                  SECTION 13.4 NOTICES AND DEMANDS ON GOLDEN STATE PETROLEUM, INDENTURE TRUSTEE AND NOTEHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Indenture Trustee or by the Holders of Mortgage Notes to or on Golden State Petroleum or the Owners may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of Golden State Petroleum or the Owners, as the case may be, is filed by Golden State Petroleum or the Owners, as the case may be, with the Indenture Trustee) to Golden State Petroleum Transport Corporation c/o Cambridge Fund Management LLC, 55 East 65th Street, Suite 3300, New York, New York 10022 and to the Owners at [15-19 Athol Street, Douglas, Isle of Man]. Any notice, direction, request or demand by Golden State Petroleum or any Noteholder to or upon the Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Department at 114 West 47th Street, New York, New York 10036-1532.

                  Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Mortgage Note register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Golden State Petroleum, the Owners and Noteholders, when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

                  SECTION 13.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by Golden State Petroleum or the Owners to the Indenture Trustee to take any action under any of the provisions of this Indenture, Golden State Petroleum or the Owners, as the case may be, shall furnish to the Indenture Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  Each certificate or opinion provided for in this Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with and such other opinions as the Indenture Trustee may reasonably request.

                  Any certificate, statement or opinion of an officer of Golden State Petroleum or the Owners may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters with respect to information which is in the possession of Golden State Petroleum or the Owners, as the case may be, upon the certificate, statement or opinion of or representations by an officer or officers of Golden State Petroleum, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which such counsel certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate, statement or opinion of an officer of Golden State Petroleum, the Owners or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Golden State Petroleum or the Owners, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which such officer's or counsel's certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

                  SECTION 13.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Mortgage Notes, the date fixed for redemption of any Mortgage Note or the date for the payment of any other amount due thereunder or hereunder shall not be a Business Day, then such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, the date fixed for redemption or such other date for payment, and, provided that payment is made on such next succeeding Business Day, no interest shall accrue for the period of such extension.

                  SECTION 13.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Section 318, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control notwithstanding that at the time of the issuance of the Notes this Indenture is not required to be qualified under the Trust Indenture Act, it being the intent of the parties that this Indenture contain all terms and conditions as are required of indentures under the Trust Indenture Act.

                  SECTION 13.8 NEW YORK LAW TO GOVERN. THIS INDENTURE AND EACH MORTGAGE NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

                  SECTION 13.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 13.11 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Mortgage Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.12 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against either Owner arising out of or relating to this Indenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and each Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. Each Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and each Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. Each Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Indenture shall have been paid in full. If such agent shall cease to so act, each Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed this __th day of ______, 1996 by their respective officers thereunto duly authorized and acknowledge that this Indenture has been made and delivered in The City of New York, and this Indenture shall be effective only upon such execution and delivery.

                                   GOLDEN STATE PETROLEUM TRANSPORT
                                   CORPORATION, as agent for the Owners



                                   By:   /s/ John McFadden
                                      -----------------------------
                                      Name:  John McFadden
                                      Title: President

                                   GOLDEN STATE PETRO (IOM I-A) PLC



                                   By:/s/ Joseph Avantario
                                      -----------------------------
                                      Name:  Joseph Avantario
                                      Title: Treasurer


                                   GOLDEN STATE PETRO (IOM I-B) PLC



                                   By:/s/ Nunzio Lipomi
                                      -----------------------------
                                      Name:  Nunzio Lipomi
                                      Title: Assistant Secretary



                                   UNITED STATES TRUST COMPANY OF NEW
                                   YORK,

                                   not in its individual capacity,
                                   except as expressly provided herein,
                                   but as Indenture Trustee

                                   By:/s/ Christine C. Collins
                                      -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President

                                   EXHIBIT A-1

                              FACE OF MORTGAGE NOTE
                                  (Serial Note)

[THIS MORTGAGE NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS MORTGAGE NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A MORTGAGE NOTE REGISTERED, AND NO TRANSFER OF THIS MORTGAGE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MORTGAGE NOTES IN DEFINITIVE FORM, THIS MORTGAGE NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS AND UNTIL THIS MORTGAGE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO GOLDEN STATE PETROLEUM TRANSPORT CORPORATION, AS AGENT FOR GOLDEN STATE PETRO (IOM I-A) PLC AND GOLDEN STATE PETRO (IOM I-B) PLC, OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MORTGAGE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]**

No. ___                                                        $________________

                                CUSIP ___________

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

             ____% Serial First Preferred Mortgage Notes Due [____]

         THE MORTGAGE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES

--------
**These two paragraphs should be included only if this Mortgage Note is issued in global form.

                                      A-1-1

ACT"), AND THE MORTGAGE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE MORTGAGE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE MORTGAGE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF GOLDEN STATE PETROLEUM AND THE OWNERS THAT, UNTIL THE LATER OF DECEMBER 24, 1999 OR THREE YEARS SINCE THE DATE THIS MORTGAGE NOTE WAS LAST HELD BY AN AFFILIATE OF GOLDEN STATE PETROLEUM (OR, IN EACH CASE, SUCH EARLIER DATE AS RESALES HEREOF ARE PERMITTED PURSUANT TO RULE 144(K) OR THE SUCCESSOR RULE THERETO) (A) SUCH MORTGAGE NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATE STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND (a) IN THE CASE OF CLAUSE (b), (c) OR
(d), BASED ON AN OPINION OF COUNSEL AND/OR CERTIFICATES TO THE EXTENT PROVIDED IN THE INDENTURE), (2) TO THE OWNERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE MORTGAGE NOTE EVIDENCED HEREBY OR ANY MORTGAGE NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.

                  Golden State Petroleum Transport Corporation, a Delaware corporation ("Golden State Petroleum"), solely as agent for Golden State Petro (IOM I-A) PLC (an "Owner") and Golden State Petro (IOM I-B) PLC (an "Owner" and, together with Golden State Petro (IOM I-A) PLC, the "Owners"), for value received hereby promises to pay to CEDE & CO. or registered assigns the principal sum of _____________________ on February 1, ____ at the office or agency of United States Trust Company of New York (the "Indenture Trustee") or its paying agent under the Indenture dated as of December 1, 1996 by and among Golden State Petroleum, the Owners and the Indenture Trustee (the "Indenture"; terms defined in the Indenture are used herein as so defined) maintained for such purpose in New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on February 1 and August 1 of each year commencing August 1, 1997 on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the February 1 or the August 1, as the case may be, next preceding the date of this Mortgage Note to which interest on the Mortgage Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the

                                      A-1-2

Mortgage Notes has been paid or duly provided for, in which case from the date of this Mortgage Note, or unless no interest has been paid or duly provided for on the Mortgage Notes, in which case from December 24, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 1 or August 1 and before the following February 1 or August 1, as the case may be, this Mortgage Note shall bear interest from such February 1 or August 1. The interest so payable on any February 1 or August 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this Mortgage Note is registered at the close of business on the January 15 or July 15 preceding such February 1 or August 1, whether or not such day is a Business Day.


                  Interest is payable on demand at the Default Rate on any overdue payment of principal of, interest or any other amount payable on this Mortgage Note from the due date for such payment to the date such amount is paid in full.

                  If any amount payable under this Mortgage Note or under the Indenture falls due on a day that is not a Business Day, then such amount shall be payable on the next succeeding Business Day without additional interest thereon for the period of such extension (provided that payment is made on such next succeeding Business Day).

                  Reference is made to the further provisions of this Mortgage Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Mortgage Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Indenture Trustee acting under the Indenture.


                                      A-1-3

                  IN WITNESS WHEREOF, Golden State Petroleum, as agent on behalf of the Owners, has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   Golden State Petroleum Transport Corporation, as agent on behalf of the Owners


                                   ______________________________________

                                   Name:
                                   Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Mortgage Notes described in the within-mentioned Indenture.

                                   UNITED STATES TRUST COMPANY OF NEW YORK, as
                                   Indenture Trustee


                                   ______________________________________

                                   Authorized Officer



                                      A-1-4

                            REVERSE OF MORTGAGE NOTE

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

             ____% Serial First Preferred Mortgage Notes Due [____]

                  This Mortgage Note is one of a duly authorized issue of debt securities of Golden State Petroleum, as agent for the Owners, limited to the aggregate principal amount of ________________ (except as otherwise provided in the Indenture), issued or to be issued pursuant to the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Indenture Trustee, Golden State Petroleum, the Owners and the Holders of the Mortgage Notes.

                  This Mortgage Note is secured by the Collateral pursuant to the Indenture and the other Security Documents. Each Holder of this Mortgage Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including without limitation the provisions providing for the release of the Collateral provided for herein and therein) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Indenture Trustee to perform its obligations and exercise its rights under the Indenture and the other Security Documents in accordance therewith; PROVIDED that in the event the terms thereof limit, qualify or conflict with the duties imposed by the incorporated provisions of the Trust Indenture Act, the incorporated provisions of the Trust Indenture Act shall control.

                  In case an Indenture Event of Default shall have occurred and be continuing, the principal of all the Mortgage Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Majority Noteholders and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Mortgage Notes. Any such consent or waiver by the Holder of this Mortgage Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Mortgage Note and any Mortgage Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Mortgage Note or such other Mortgage Notes.

                  The Indenture permits Golden State Petroleum, the Owners and the Indenture Trustee, with the consent of the Majority Noteholders, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Mortgage Notes; PROVIDED that no such supplemental indenture shall extend the final maturity or redemption dates of any Mortgage Note, or reduce the principal amount thereof, or reduce the rate of interest thereon or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption hereof, or impair or affect the right to institute suit for the enforcement of any such payment,

                                      A-1-5
or reduce the percentage of the Holders whose consent is required for any such modification or amendment or modify any provision of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders).

                  No reference herein to the Indenture and no provision of this Mortgage Note or of the Indenture shall alter or impair the obligation of Golden State Petroleum, as agent for the Owners, which is absolute and unconditional, to pay the principal of and interest on this Mortgage Note at the place, times, and rate, and in the currency, herein prescribed.

                  The Mortgage Notes are issuable only as registered Mortgage Notes without coupons in denominations of $100,000 and any multiple of $1,000 in excess thereof.

                  Mortgage Notes may be exchanged for a like aggregate principal amount of Mortgage Notes of other authorized denominations at the office or agency of the Indenture Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Mortgage Note as provided in the Indenture, a new Mortgage Note or Mortgage Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Mortgage Notes are not subject to optional redemption prior to the maturity date hereof.

                  In connection with the optional termination of a Charter by the Charterer, under certain circumstances more fully set forth in the Indenture, the Mortgage Notes are also subject to mandatory redemption, in part on a pro rata basis, in an amount equal to 100% of the Allocated Principal Amount of the Mortgage Notes for the related Vessel, together with accrued and unpaid interest to the date fixed for redemption.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Allocated Principal Amount of the Mortgage Notes for the related Vessel, on notice as all as provided in the Indenture if a Total Loss occurs or is declared with respect to such Vessel. The aggregate principal amount of Mortgage Notes to be redeemed pursuant to this paragraph shall equal the Allocated Principal Amount of Mortgage Notes for the related Vessel. The redemption date for any redemption pursuant to this paragraph shall be the date which is on or prior to 90 days after the occurrence of the Total Loss. The Mortgage Notes are also subject to redemption in part if a Vessel is not part of the Collateral in accordance with the Indenture on or before the date which is 180 days after the date such Vessel was scheduled to be delivered under the related Building Contract.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Net Reduction in Construction Costs, under certain circumstances more fully set forth in the Indenture, at a redemption price equal to 100% of the Net Reduction

                                      A-1-6
in Construction Costs, together with accrued and unpaid interest to the date fixed for redemption.

                  Subject to payment by Golden State Petroleum, as agent for the Owners, of a sum sufficient to pay the amount due on redemption, interest on this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part).

                  Golden State Petroleum, the Indenture Trustee, the Owners, and any authorized agent of Golden State Petroleum or the Indenture Trustee, may deem and treat the registered holder hereof as the absolute owner of this Mortgage Note (whether or not this Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than Golden State Petroleum, as agent for the Owners, or the Indenture Trustee or any authorized agent of Golden State Petroleum or the Indenture Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of Golden State Petroleum, the Owners or the Indenture Trustee nor any authorized agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be affected by any notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or this Mortgage Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of Golden State Petroleum, the Owners or of any successor, either directly or through Golden State Petroleum, the Owners, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the Indenture Trustee and by the acceptance of this Mortgage Note by the Holder hereof and as part of the consideration for the issue of the Mortgage Notes.



                                      A-1-7

                  SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES***

            The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                                Principal Amount of this          Signature of
                       Amount of decrease in       Amount of increase in         Global Note following        authorized officer of
                      Principal Amount of this     Principal Amount of this        such decrease (or          Indenture Trustee or
  Date of Exchange          Global Note            Global Notes                        increase)                 Note Custodian
------------------------------------------------------------------------------------------------------------------------------------














----------
***  This should be included only if the Mortgage Note is issued in global form.

                                      A-1-8

                                 ASSIGNMENT FORM



To assign this Mortgage Note, fill in the form below:

(I) or (we) assign and transfer this Mortgage Note to



--------------------------------------------------------------------------------

               (Insert assignee's social security or tax I.D. no.)




--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________ agent to transfer this Mortgage Note on the books of Golden State Petroleum, as agent for the Owners. The agent may substitute another to act for him.



Your Signature:_________________________________________________________________

  (Sign exactly as your name appears on the other side of this Mortgage Note.)


Date:______________________________________

Signature Guarantee:______________

                                   EXHIBIT A-2

                              FACE OF MORTGAGE NOTE
                                   (Term Note)

[THIS MORTGAGE NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS MORTGAGE NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A MORTGAGE NOTE REGISTERED, AND NO TRANSFER OF THIS MORTGAGE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MORTGAGE NOTES IN DEFINITIVE FORM, THIS MORTGAGE NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS AND UNTIL THIS MORTGAGE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO GOLDEN STATE PETROLEUM TRANSPORT CORPORATION, AS AGENT FOR GOLDEN STATE PETRO (IOM I-A) PLC AND GOLDEN STATE PETRO (IOM I-B) PLC, OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MORTGAGE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]****

No. ___                                                        $________________

                                CUSIP ___________

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

                  ____% First Preferred Mortgage Notes Due 2019

        THE MORTGAGE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES

----------
****These two paragraphs should be included only if this Mortgage Note is issued in global form.

                                      A-2-1

ACT"), AND THE MORTGAGE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE MORTGAGE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE MORTGAGE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF GOLDEN STATE PETROLEUM AND THE OWNERS THAT, UNTIL THE LATER OF JANUARY 6, 2000 OR THREE YEARS SINCE THE DATE THIS MORTGAGE NOTE WAS LAST HELD BY AN AFFILIATE OF GOLDEN STATE PETROLEUM (OR, IN EACH CASE, SUCH EARLIER DATE AS RESALES HEREOF ARE PERMITTED PURSUANT TO RULE 144(K) OR THE SUCCESSOR RULE THERETO) (A) SUCH MORTGAGE NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATE STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND (a) IN THE CASE OF CLAUSE (b), (c) OR
(d), BASED ON AN OPINION OF COUNSEL AND/OR CERTIFICATES TO THE EXTENT PROVIDED IN THE INDENTURE), (2) TO THE OWNERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE MORTGAGE NOTE EVIDENCED HEREBY OR ANY MORTGAGE NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.

                  Golden State Petroleum Transport Corporation, a Delaware corporation ("Golden State Petroleum"), solely as agent for Golden State Petro (IOM I-A) PLC (an "Owner") and Golden State Petro (IOM I-B) PLC (an "Owner" and, together with Golden State Petro (IOM I-A) PLC, the "Owners"), for value received hereby promises to pay to CEDE & CO. or registered assigns the principal sum of One Hundred Sixty-Five Million, Seven Hundred Thousand Dollars in sinking fund payments as provided in the Indenture, together with a final payment of principal on February 1, 2019 at the office or agency of United States Trust Company of New York (the "Indenture Trustee") or its paying agent under the Indenture dated as of December 1, 1996 by and among Golden State Petroleum, the Owners and the Indenture Trustee (the "Indenture"; terms defined in the Indenture are used herein as so defined) maintained for such purpose in New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on February 1 and August 1 of each year commencing August 1, 1997 on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the February 1 or the August 1, as the case may be, next preceding the date of this

                                      A-2-2

Mortgage Note to which interest on the Mortgage Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Mortgage Notes has been paid or duly provided for, in which case from the date of this Mortgage Note, or unless no interest has been paid or duly provided for on the Mortgage Notes, in which case from December 24, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 1 or August 1 and before the following February 1 or August 1, as the case may be, this Mortgage Note shall bear interest from such February 1 or August 1. The interest so payable on any February 1 or August 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this Mortgage Note is registered at the close of business on the January 15 or July 15 preceding such February 1 or August 1, whether or not such day is a Business Day.

                  If (i) the Exchange Offer is not consummated within 180 days of the Closing Date, (ii) a Shelf Registration Statement required under the Registration Rights Agreement is not declared effective within the time period specified therein, (iii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the periods specified in the Registration Rights Agreement, or
(iv) the Commission determines that neither the consummation of the Exchange Offer nor continued effectiveness of the Shelf Registration Statement will permit the free resale of the Exchange Term Notes or the Term Notes, as the case may be, without additional registration under the Securities Act then a "Registration Event" event will be deemed to have occurred. During any time that a Registration Event has occurred and is continuing, until the Exchange Term Notes or the Term Notes may be freely resold pursuant to Rule 144(k) by a person who is not an affiliate of the issuer (within the meaning of Rule 144(k)), special interest ("Special Interest") will accrue on such Term Notes which constitute Restricted Securities at a rate of 0.25% of the principal amount thereof per annum payable semiannually in arrears on each Payment Date.

                  Interest is payable on demand at the Default Rate on any overdue payment of principal of, interest or any other amount payable on this Mortgage Note from the due date for such payment to the date such amount is paid in full.

                  If any amount payable under this Mortgage Note or under the Indenture falls due on a day that is not a Business Day, then such amount shall be payable on the next succeeding Business Day without additional interest thereon for the period of such extension (provided that payment is made on such next succeeding Business Day).

                  Reference is made to the further provisions of this Mortgage Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Mortgage Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Indenture Trustee acting under the Indenture.


                                      A-2-3

                  IN WITNESS WHEREOF, Golden State Petroleum, as agent on behalf of the Owners, has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   Golden State Petroleum Transport
                                   Corporation, as agent on behalf of the
                                   Owners


                                   _______________________________________

                                   Name:
                                   Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Mortgage Notes described in the within-mentioned Indenture.

                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK,

                                   as Indenture Trustee



                                   _______________________________________

                                   Authorized Officer



                                      A-2-4

                            REVERSE OF MORTGAGE NOTE

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

                  8.04% First Preferred Mortgage Notes Due 2019

                  This Mortgage Note is one of a duly authorized issue of debt securities of Golden State Petroleum, as agent for the Owners, limited to the aggregate principal amount of $________________ (except as otherwise provided in the Indenture), issued or to be issued pursuant to the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Indenture Trustee, Golden State Petroleum, the Owners and the Holders of the Mortgage Notes.

                  This Mortgage Note is secured by the Collateral pursuant to the Indenture and the other Security Documents. Each Holder of this Mortgage Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including without limitation the provisions providing for the release of the Collateral provided for herein and therein) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Indenture Trustee to perform its obligations and exercise its rights under the Indenture and the other Security Documents in accordance therewith; PROVIDED that in the event the terms thereof limit, qualify or conflict with the duties imposed by the incorporated provisions of the Trust Indenture Act, the incorporated provisions of the Trust Indenture Act shall control.

                  In case an Indenture Event of Default shall have occurred and be continuing, the principal of all the Mortgage Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Majority Noteholders and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Mortgage Notes. Any such consent or waiver by the Holder of this Mortgage Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Mortgage Note and any Mortgage Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Mortgage Note or such other Mortgage Notes.

                  The Indenture permits Golden State Petroleum, the Owners and the Indenture Trustee, with the consent of the Majority Noteholders, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Mortgage Notes; PROVIDED that no such supplemental indenture shall extend the final maturity or redemption dates of any Mortgage Note, or reduce the principal amount thereof, or reduce the rate of interest thereon or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption hereof, change the sinking fund redemption amount hereof, or impair or affect the right to

                                      A-2-5
institute suit for the enforcement of any such payment, or reduce the percentage of the Holders whose consent is required for any such modification or amendment or modify any provision of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders).

                  No reference herein to the Indenture and no provision of this Mortgage Note or of the Indenture shall alter or impair the obligation of Golden State Petroleum, as agent for the Owners, which is absolute and unconditional, to pay the principal of and interest on this Mortgage Note at the place, times, and rate, and in the currency, herein prescribed.

                  The Mortgage Notes are issuable only as registered Mortgage Notes without coupons in denominations of $100,000 and any multiple of $1,000 in excess thereof.

                  Mortgage Notes may be exchanged for a like aggregate principal amount of Mortgage Notes of other authorized denominations at the office or agency of the Indenture Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Mortgage Note as provided in the Indenture, a new Mortgage Note or Mortgage Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Mortgage Notes may be redeemed at the option of the Owners, in whole and in part, on any Payment Date on or after the later to occur of (a) August, 1999 and (b) the Delivery Date of the last Vessel to be delivered upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Mortgage Notes to be redeemed, all as provided in the Indenture, at a redemption price equal to (a) 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption, plus in the event that (i) such redemption occurs prior to February 1, 2018 and (ii) a Vessel is then subject to the related Charter or to an Acceptable Replacement Charter pursuant to which the charterer thereunder is required to pay charter hire equal to or greater than the Charter Hire payable by the Charterer during the Fixed Period, then the Make-Whole Premium shall be payable with respect to Mortgage Notes in an amount equal to Allocated Principal Amount of the Mortgage Notes for such Vessel.

                  In connection with the optional termination of a Charter by the Charterer, under certain circumstances more fully set forth in the Indenture, the Mortgage Notes are also subject to mandatory redemption, in part on a pro rata basis, in an amount equal to 100% of the Allocated Principal Amount of the Mortgage Notes for the related Vessel, together with accrued and unpaid interest to the date fixed for redemption.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Allocated Principal Amount of the Mortgage Notes for the related Vessel, on notice as all as provided in the Indenture if a Total Loss occurs or is declared with

                                      A-2-6
respect to such Vessel. The aggregate principal amount of Mortgage Notes to be redeemed pursuant to this paragraph shall equal the Allocated Principal Amount of Mortgage Notes for the related Vessel. The redemption date for any redemption pursuant to this paragraph shall be the date which is on or prior to 90 days after the occurrence of the Total Loss. The Mortgage Notes are also subject to redemption in part if a Vessel is not part of the Collateral in accordance with the Indenture on or before the date which is 180 days after the date such Vessel was scheduled to be delivered under the related Building Contract.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Net Reduction in Construction Costs, under certain circumstances more fully set forth in the Indenture, at a redemption price equal to 100% of the Net Reduction in Construction Costs, together with accrued and unpaid interest to the date fixed for redemption.

                  The Mortgage Notes are also subject to redemption through the operation of the sinking fund provided for in the Indenture, on August 1, 2007, and on each August 1 and February 1 thereafter to and including August 1, 2018, on notice as set forth above and at 100% of the principal amount thereof, the sinking fund redemption price, together with accrued interest to the date fixed for redemption. The aggregate principal amount of Mortgage Notes to be redeemed on any such sinking fund redemption date shall be as set forth in the Indenture and is subject to change if one or more of the Charters is terminated.

                  On August 1, 2014, (the "Optional Purchase Date") if neither Charter has been terminated by the Charterer, each Holder of the Term Notes will have a one-time option to cause the Owners to purchase all or a part of such Holder's Term Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest through the date of purchase. The Term Notes will be purchased in multiples of $1,000 principal amount, provided that the principal amount of Term Notes not so purchased must be of an authorized denomination.

                  Subject to payment by Golden State Petroleum, as agent for the Owners, of a sum sufficient to pay the amount due on redemption, interest on this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part).

                  Golden State Petroleum, the Indenture Trustee, the Owners, and any authorized agent of Golden State Petroleum or the Indenture Trustee, may deem and treat the registered holder hereof as the absolute owner of this Mortgage Note (whether or not this Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than Golden State Petroleum, as agent for the Owners, or the Indenture Trustee or any authorized agent of Golden State Petroleum or the Indenture Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of Golden State Petroleum, the Owners or the Indenture Trustee nor any authorized agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be affected by any notice to the contrary.


                                      A-2-7

                  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or this Mortgage Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of Golden State Petroleum, the Owners or of any successor, either directly or through Golden State Petroleum, the Owners, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the Indenture Trustee and by the acceptance of this Mortgage Note by the Holder hereof and as part of the consideration for the issue of the Mortgage Notes.



                                      A-2-8

                 SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES*****

            The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                                Principal Amount of this          Signature of
                        Amount of decrease in        Amount of increase in        Global Note following       authorized officer of
                      Principal Amount of this     Principal Amount of this         such decrease (or         Indenture Trustee or
  Date of Exchange           Global Note                  Global Note                   increase)                Note Custodian
------------------------------------------------------------------------------------------------------------------------------------














--------
***** This should be included only if the Mortgage Note is issued in global form.

                                      A-2-9

                                 ASSIGNMENT FORM



To assign this Mortgage Note, fill in the form below:

(I) or (we) assign and transfer this Mortgage Note to




--------------------------------------------------------------------------------

               (Insert assignee's social security or tax I.D. no.)




--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________ agent to transfer this Mortgage Note on the books of Golden State Petroleum, as agent for the Owners. The agent may substitute another to act for him.



Your Signature:_________________________________________________________________

  (Sign exactly as your name appears on the other side of this Mortgage Note.)

Date:______________________________________

Signature Guarantee:______________

                                                                       EXHIBIT B

                          FORM OF TRANSFER CERTIFICATE

                              FOR TRANSFER TO A QIB



United States Trust Company of New York,
 as Indenture Trustee
114 West 47th Street
New York, New York  10036-1532

Attention: Corporate Trust Department

                  Re: [Golden State Petroleum Transport Corporation ___% First Preferred Notes Due _______] [Golden State Petroleum Transport Corporation __% Senior First Preferred Notes Due ___] (the "Notes")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of ______ 1, 1996 (the "Indenture") among Golden State Petro (IOM I-A) PLC (an "Owner"), Golden State Petro (IOM I-B) PLC (an "Owner" and, collectively with Golden State Petro (IOM I-A) PLC, the "Owners"), Golden State Petroleum Transport Corporation, as agent for the Owners ("Golden State Petroleum") and United States Trust Company of New York as trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $___ aggregate principal amount of Transfer Restricted Notes which are held in the name of [name of transferor] (the Transferor") to effect the transfer of such Transfer Restricted Notes in exchange for an equivalent beneficial interest in the Global Note.

                  In connection with such request, and in respect to such Transfer Restricted Notes, the transferor does hereby certify that such Transfer Restricted Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Transfer Restricted Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

        You, Golden State Petroleum and the Owners are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   __________________________________
                                   [Name of Transferor]


                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   Date: _______________________

                          FORM OF TRANSFER CERTIFICATE

                        FOR TRANSFER TO A NON-U.S. PERSON



United States Trust Company of New York,
 as Indenture Trustee
114 West 47th Street
New York, New York  10036-1532

Attention: Corporate Trust Department


                  Re: [Golden State Petroleum Transport Corporation ___% First Preferred Notes Due _______] [Golden State Petroleum Transport Corporation __% Senior First Preferred Notes Due ___] (the "Notes")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of ______ 1, 1996 (the "Indenture") among Golden State Petro (IOM I-A) PLC (an "Owner"), Golden State Petro (IOM I-B) PLC (an "Owner" and, collectively with Golden State Petro (IOM I-A) PLC, the "Owners"), Golden State Petroleum Transport Corporation, as agent for the Owners ("Golden State Petroleum") and United States Trust Company of New York as trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to $___ aggregate principal amount of Transfer Restricted Notes which are held in the name of [name of transferor] (the Transferor") to effect the transfer of such Transfer Restricted Notes in exchange for an equivalent beneficial interest in the Global Note.

                  In connection with such request, the Transferor does hereby certify that such Transfer Restricted Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Transfer Restricted Notes and (ii) Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act") and does hereby further certify that:

                  (1) the offer of the Transfer Restricted Notes was not made to a person in the United States;

                  (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a Restricted Period (as defined in Regulation S) and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(l), as the case may be.

                  You, Golden State Petroleum and the Owners are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                   __________________________________

                                   [Name of Transferor]



                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________

                                   Date: ____________________________

              FORM OF INVESTMENT LETTER FOR REGULATION S PURCHASERS



United States Trust Company of New York,
 as Indenture Trustee
114 West 47th Street
New York, New York  10036-1532

Attention: Corporate Trust Department

                  Re: [Golden State Petroleum Transport Corporation ___% First Preferred Notes Due _______] [Golden State Petroleum Transport Corporation __% Senior First Preferred Notes Due ___] (the "Notes")


Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of ______ 1, 1996 (the "Indenture") among Golden State Petro (IOM I-A) PLC (an "Owner"), Golden State Petro (IOM I-B) PLC (an "Owner" and, collectively with Golden State Petro (IOM I-A) PLC, the "Owners"), Golden State Petroleum Transport Corporation, as agent for the Owners ("Golden State Petroleum") and United States Trust Company of New York as trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

        In connection with our proposed purchased of S aggregate principal amount of the Transfer Restricted Notes which are held in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] in the Global Note], we hereby certify that we are (or we will hold such Transfer Restricted Notes on behalf of) a person outside the United States to whom the Transfer Restricted Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933, as amended.

        You, Golden State Petroleum and the Owners are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
                                   Very truly yours,


                                   __________________________________
                                   [Name of Purchaser]

                                   By:_______________________________

                                           Authorized Signature
                                   Date:_____________________________

                                   SCHEDULE I

                         SINKING FUND REDEMPTION AMOUNTS

                           AND FINAL PRINCIPAL PAYMENT

The table below provides the scheduled sinking fund redemption amounts and final principal payments on the Term Notes assuming neither Vessel is a Total Loss and neither of the Charters is terminated.



       Sinking Fund Redemption Amounts and Final Principal Payment
                         (Dollars in Thousands)
--------------------------------------------------------------------------
    Scheduled                             Scheduled
   Payment Date        Principal         Payment Date      Principal
   ------------        ---------         ------------      ---------

                                                                       EXHIBIT A
                                                                       ---------

                               [Name of Shipowner]
                                                     Shipowner

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                                     Mortgagee


                               ------------------

                          FIRST PREFERRED SHIP MORTGAGE

                                     on the

                             m.t. "[Name of Vessel]"

                               ------------------




                                     [Date]

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

                                    ARTICLE I
                                   DEFINITIONS...............................  1

Section 1.01  Definitions....................................................  1

                                   ARTICLE II
                                   MORTGAGE..................................  1

Section 2.01  Grant of Mortgage..............................................  1

Section 2.02  Obligations....................................................  2

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES.......................  3

Section 3.01  Organization, Power and Status of the Shipowner................  3

Section 3.02  Authorization; Enforceability; Execution and Delivery..........  3

Section 3.03  No Conflicts; Laws and Consents; No Default....................  4

Section 3.04  Governmental Approvals.........................................  4

Section 3.05  Litigation.....................................................  4

Section 3.06  Title to Vessel................................................  4

Section 3.07  Priority of Mortgage...........................................  4

                                   ARTICLE IV
                                   COVENANTS.................................  4

Section 4.01  Performance of Agreements......................................  5

Section 4.02  Insurance......................................................  5

Section 4.03  Defense of Title............................................... 11

Section 4.04  Discharge of Liens............................................. 11

Section 4.05. Liens.......................................................... 11

                                       -3-
                                                                           Page
                                                                           ----

Section 4.06  Use of Vessel.................................................. 11

Section 4.07  Notifications.................................................. 12

Section 4.08  Payment of Crew's Wages and Allotments......................... 13

Section 4.09  Charter of Vessel.............................................. 13

Section 4.10  Maintenance of Vessel.......................................... 13

Section 4.11  Statement of Classification Society............................ 14

Section 4.12  Surveys of Vessel.............................................. 14

Section 4.13  Access to Vessel............................................... 14

Section 4.14  Registration of Mortgage; Recordation of Mortgage.............. 14

Section 4.15  Notice of Mortgage............................................. 15

Section 4.16  Further Assurances............................................. 15

Section 4.17  Notice of Default.............................................. 16

                                    ARTICLE V
               EVENTS OF DEFAULT; REMEDIES................................... 16

Section 5.01  Events of Default.............................................. 16

Section 5.02  Remedies....................................................... 17

Section 5.03  Sale of the Vessel............................................. 19

Section 5.04  Mortgagee as Attorney-in Fact.................................. 19

Section 5.05  Appointment of Receiver........................................ 20

Section 5.06  Arrest or Detention of Vessel.................................. 20

Section 5.07  Defense of Suits............................................... 20

                                       -4-
                                                                           Page
                                                                           ----

Section 5.08  Cumulative Rights, Powers and Remedies......................... 20

Section 5.09  Application of Proceeds........................................ 21

Section 5.10  Mortgagee's Right to Remedy Defaults........................... 21

Section 5.11  Delegation of Powers........................................... 22

Section 5.12  Legal Actions.................................................. 22

Section 5.13  Mortgage Subject to Rights of Initial Charterer Under the
              Initial Charter................................................ 22

                                   ARTICLE VI
                      MISCELLANEOUS PROVISIONS............................... 22

Section 6.01  Performance by Initial Charterer or Charterer Under an
              Acceptable Replacement Charter................................. 22

Section 6.02  Discharge of Mortgage.......................................... 23

Section 6.03  Governing Law.................................................. 23

Section 6.04  Severability................................................... 23

Section 6.05  Notices........................................................ 23

Section 6.06  Headings....................................................... 24

Section 6.07  General Interpretive Principles................................ 24

Section 6.08  Successors and Assigns......................................... 24

Section 6.09  Consent to Jurisdiction........................................ 24

Section 6.10  Payment........................................................ 25

Section 6.11  Recorded Amount................................................ 25

Section 6.12  No Waiver of Preferred Status.................................. 26

         Exhibit A    BROKER'S LETTER OF UNDERTAKING

         Schedule 1   Additional Defined Terms Used in the Mortgage

                  First Preferred Ship Mortgage, dated _____________ (as amended or supplemented from time to time, the "Mortgage"), from [Name of Owner], a public liability company organized under the laws of the Isle of Man whose registered office is at 15-19 Athol Street, Douglas, Isle of Man (hereinafter called "the Shipowner") to United States Trust Company of New York (the "Mortgagee").

                  WHEREAS, the Shipowner is the owner of the whole of the motor tanker "[Name of Vessel]" (the "Vessel") duly registered in the name of the Shipowner under the laws and flag of Liberia on ______________, built in 199_, having the following approximate dimensions and tonnages: length _____ meters, breadth _____ meters, depth _____ meters, gross tonnage ______, net tonnage _____, and more particularly described in the Certificate of Registration with Official Number _____ and with International Code Signal _____ and home port of Monrovia, Liberia;

                  WHEREAS, in order to secure the prompt and due payment to the Mortgagee of the Obligations and any and all other sums which may be or become due to the Mortgagee under or pursuant to the Indenture, this Mortgage and any other Security Documents and also to secure the exact performance and observance and compliance with all and any of the covenants and agreements and terms and conditions contained in the Indenture, this Mortgage and in the other Security Documents, the Shipowner has duly authorized the execution and delivery of this Mortgage in favor of the Mortgagee under and pursuant to Chapter 3 of Title 22 of the Code of Laws of 1956, as at any time amended, of the laws of the Republic of Liberia.

                  NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. Unless otherwise defined in Schedule 1 to this Mortgage, capitalized terms used in this Mortgage shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                    MORTGAGE

                  Section 2.01 GRANT OF MORTGAGE. In consideration of the premises and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, and in order to secure the payment of the Obligations and the repayment of any costs of foreclosure or of retaking the Vessel, and the payment of all such other amounts as may hereafter become secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Indenture, and the other Security Documents to which the Shipowner is a party, the Shipowner has granted, conveyed, pledged and mortgaged and does by these presents grant, convey, pledge and mortgage to and in favor of the Mortgagee, its successors and assigns the whole of the Vessel, together with all of the boilers, engines, machinery, masts, spars, rigging, boats, cables, anchors, chains, tackle, apparel, furniture, fittings, freights and equipment thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel (the term "Vessel", as used herein, shall include the Vessel together with all of the foregoing and the Vessel's freights) To Have And To Hold the same unto the Mortgagee, its successors and assigns, forever upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations, the payment of any costs of foreclosure or retaking of the Vessel and all such other amounts as may hereafter become secured by this Mortgage in accordance with the terms hereof and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the Security Documents, it being agreed that if any amount payable by the Shipowner under the Indenture is not paid on its due date (whether formally demanded or not) the whole or the balance of the Obligations and all other amounts payable under the Indenture and the Security Documents shall forthwith on demand become payable; provided, however, and the conditions of these presents are such that, if the Shipowner shall pay or cause to be paid to the Mortgagee all of the Obligations as set forth in the Indenture and the other Security Documents, and if the Shipowner shall pay all such other amounts as may hereafter become secured by this Mortgage and all expenses which the Mortgagee shall have paid or incurred to protect the security granted hereunder, and if the Shipowner shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Indenture and the other Security Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Shipowner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and therefor, then these presents and the rights of the Mortgagee under this Mortgage, the Indenture and the other Security Documents shall cease and, in such event, the Mortgagee agrees by accepting this Mortgage to execute, at the expense of the Shipowner, all such documents as the Shipowner may reasonably require to discharge this Mortgage under the laws of the Republic of Liberia; otherwise this Mortgage shall remain in full force and effect.

                  Section 2.02 OBLIGATIONS. (a) The Shipowner acknowledges that pursuant to the Indenture it is jointly and severally liable with [Name of other Owner] to the Mortgagee for the obligations of the Shipowner and [Name of other Owner] under the Indenture and the Notes issued in the original principal amount of __________________________ United States Dollars (US$___________). The
Shipowner further agrees to pay all other sums comprising the Obligations in accordance with terms, conditions and provisions of the Indenture and in this Mortgage and to perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied herein and in the Indenture and in the other Security Documents.

                  (b) The Shipowner shall also pay to the Mortgagee upon the Mortgagee's first written demand all stamp duties, registration and/or recording fees, charges for certificates, valuation fees, costs and expenses (including, the reasonable fees and expenses of its attorneys) of any nature whatsoever incurred by the Mortgagee in connection with the preparation, completion, execution and registration of this Mortgage and all other claims, expenses, costs, payments, disbursements, losses, damages or liabilities which may be incurred by the Mortgagee by reason of the covenants and conditions contained herein, in the Indenture or in the other Security Documents, together with interest thereon as herein or therein provided, and confirms that such obligations are secured by this Mortgage.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  The Shipowner hereby represents and warrants to the Mortgagee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE SHIPOWNER. The Shipowner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Shipowner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Shipowner has all necessary corporate power and authority to execute, deliver and perform under this Mortgage.

                  (b) All action on the part of the Shipowner that is required for the authorization, execution, delivery and performance of this Mortgage has been duly and effectively taken; and the execution, delivery and performance of this Mortgage does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the date hereof.

                  (c) This Mortgage has been duly executed and delivered by the Shipowner. This Mortgage constitutes the legal, valid and binding obligation of the Shipowner, enforceable against it in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Mortgage nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Shipowner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Shipowner is in compliance with and not in default under any and all Requirements of Law applicable to the Shipowner and all terms and provisions of this Mortgage.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Shipowner in connection with the operation and maintenance of the Vessel and the execution, delivery and performance by the Shipowner of this Mortgage have been obtained and are in effect as of the date hereof.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Shipowner or, to the best of the Shipowner's knowledge, threatened against the Shipowner or pending or threatened against any property or other assets or rights of the Shipowner with respect to this Mortgage.

                  Section 3.06 TITLE TO VESSEL. The Shipowner is the sole and lawful owner of the whole of the Vessel, free from all liens, security interests, mortgages, charges or encumbrances (other than this Mortgage, the Indenture and Permitted Liens). The Shipowner shall defend for the benefit of the Mortgagee the title and possession of the Vessel and every part thereof against the claims and demands of all Persons.

                  Section 3.07 PRIORITY OF MORTGAGE. The Shipowner is, by this Mortgage and the recordation thereof, constituting in favor of the Mortgagee, among other things, all the rights of a first preferred ship mortgage of the Vessel to secure the due and punctual payment of all amounts due and to become due to the Mortgagee pursuant to the terms and conditions of this Mortgage, the Indenture, the other Security Documents and the documents contemplated hereby and thereby and the payment of all commissions and fees, costs, charges, expenses, expenditures and interest owing to the Mortgagee hereunder and thereunder, and the performance and observance of and compliance with all the covenants, terms, conditions and provisions of this Mortgage, the Indenture, the other Security Documents and the documents contemplated hereby and thereby.

                                   ARTICLE IV
                                    COVENANTS

                  So long as any of the Obligations are outstanding, the Shipowner covenants and agrees, subject to Section 6.01, with the Mortgagee as follows:

                  Section 4.01 PERFORMANCE OF AGREEMENTS. The Shipowner shall keep, perform and observe the covenants, conditions and agreements in this Mortgage and the other Security Documents contained, expressed or implied on its part to be kept, performed and observed.

                  Section 4.02 INSURANCE. (a) The Shipowner, at its expense (including payment of all premiums, costs and club calls, if any) shall effect or cause to be effected the following insurances and keep the following in full force and effect:

                  (i) hull and machinery insurance equal to the Total Loss Payment. Such Hull and Machinery insurance shall include the "Institute Pollution Hazard Clause" and the "Institute Liner Negligence and Additional Perils Clause". If the Vessel is laid up in port for an extended period, then, with the prior written consent of the Mortgagee, the Shipowner may obtain in lieu of the hull and machinery insurance referred to in this Section 4.02(a)(i) port risk insurance equal to the Total Loss Payment. Such Port Risk insurance shall be effected on Institute of London Underwriters "Institute Port Risk Clauses" or American Institute "Port Risk Endorsement";

                  (ii) war risk hull and machinery insurance (including risks of mines) equal to the Total Loss Payment. Such war risk insurance shall be effected with a War Risks Association approved by the Mortgagee or on the full Institute of London Underwriters "Institute War and Strikes Clauses" or American Institute "Hull War Risks and Strikes Clauses"; and

                  (iii) protection and indemnity insurance in the name of the Shipowner on a full entry basis with an International Group P&I Club, which shall include freight, demurrage and defense coverage in an unlimited amount and coverage in respect of pollution risks for a limit of five hundred million dollars ($500,000,000) coverage for protection and indemnity insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; full (4/4ths) collision liabilities and pollution liabilities imposed by any applicable Governmental Authority. Such insurance shall be unlimited as per International Group P&I Club rules except for pollution liabilities, which shall be limited to $500 million or, if less, the maximum pollution limit offered by and through the P&I Clubs of the International Group;

provided, however, that if the Vessel is subject to the Initial Charter or an Acceptable Replacement Charter, the insurance requirements of the related Initial Charter or Acceptable Replacement Charter will supersede the above insurance requirements.

                  (b) All insurance taken out or effected in connection with the Vessel pursuant to the provisions of Section 4.02(a) hereof shall be in a form and upon terms acceptable to the Mortgagee and shall, without limitation, be subject to the following:

                  (i) all such insurance shall be taken out in the name of the Shipowner with the Mortgagee's interest noted on the policies and cover notes;

                  (ii) all such insurance shall be placed in the English or American markets through first-class brokers and with first-class underwriters, insurance companies, protection and indemnity associations or protection and indemnity clubs. All insurance policies or entries shall provide that they are payable in Dollars. All insurance policies shall be valued policies and none shall provide for a deductible amount in excess of One Hundred Thousand United States Dollars (US$100,000) or such other amount as prudent shipowners of vessels similar to the Vessel shall maintain. No insurance shall exclude liability for negligence of the master, officers, crew or pilots. Each policy or entry shall contain or be accompanied by a waiver, as against the Mortgagee, of any and all premiums and calls for which the Mortgagee might otherwise be or become liable as a loss payee or otherwise;

                  (iii) each policy shall provide that it may not lapse, be terminated, cancelled or materially modified without fourteen (14) days' prior telex or telegraphic notice to the Mortgagee and any assignee, except only such notice as war risk underwriters shall be required to give pursuant to the automatic termination clause of current war risk policies; and

                  (iv) each policy shall include a provision agreeing that no breach of warranty or condition or want of due diligence on the part of the Shipowner or any agent of the Shipowner shall defeat recovery of any claim by the Mortgagee unless such provision shall conflict with the available reinsurance arrangements of the issuers of such policy.

                  (c) Each insurance policy taken out pursuant to Sections 4.02(a)(i) and (ii) shall contain the following notice of assignment and loss payable clause:

                                     Notice of Assignment/Loss Payable Clause

                           United States Trust Company of New York, not in its
                  individual capacity but solely as Indenture Trustee, as mortgagee (the "Mortgagee"), under an Indenture (the "Indenture"), dated as of December __, 1996, among the Mortgagee, [Name of Other Owner] ("___________"), [Name of Owner] (the "Shipowner") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Shipowner and [Name of the Other Owner], and the Shipowner, owner of the m.t. "_____________" (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of __________, between the Shipowner and the Mortgagee, the

                  Shipowner assigned to the Mortgagee as mortgagee of the Vessel, INTER ALIA, all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

                           All claims payable shall be subject to the following
                  conditions:

                           (i) Any claim payable up to an amount equal to the
                  Total Loss Payment of the Vessel in respect of an actual or constructive or arranged or agreed or compromised total loss, or loss in the event of the confiscation, compulsory acquisition or requisition of the Vessel, for title or use, by any Governmental Authority, pursuant to any present or future law, proclamation, order, decree or otherwise, shall be payable to the Mortgagee as mortgagee of the Vessel, provided always that the written consent of the Mortgagee shall be obtained prior to the arranged or agreed or compromised total loss being agreed with the underwriters (insurers);

                           (ii) The Mortgagee shall be advised if any Hull War
                  Risks insurer cancels or gives notice of cancellation of any insurance or entry at least fourteen (14) days before such cancellation is to take effect; and

                           (iii) The Mortgagee shall be advised if any default
                  occurs in the payment of any Hull and Machinery premium or call or failure to renew any such insurance or entry fourteen
                  (14) days prior to the date of renewal thereof.

                  Notwithstanding the foregoing, if there exists an Event of Default under the First Preferred Ship Mortgage, dated ___________, on the Vessel given by the Shipowner in favor of the Mortgagee and the brokers and/or underwriters (insurers) have been so notified by the Mortgagee, all claims shall be payable to the Mortgagee as mortgagee of the Vessel.

                           The underwriters (insurers) agree that the Mortgagee
                  shall be advised immediately of the variation or termination of this policy (entry), and in the event of any failure by the Shipowner to pay premiums (dues or Club calls) as and when due the Mortgagee shall be given at least fourteen (14) days' prior telegraphic or telex notice of the cancellation or material alteration of this policy (entry).

                           The Mortgagee shall have no obligations whatsoever to
                  pay any premiums or costs (dues or Club calls), but shall have the right to do so in the event of non-payment by the Shipowner. The underwriters (insurers) shall promptly advise the Mortgagee of any act of omission of which the Underwriters (insurers) are aware that might void this policy (entry) or make the same invalid or unenforceable in whole or in part.

                  (d)      Each entry or insurance policy taken out pursuant to
Section 4.02(a)(iii) shall bear the following Endorsement:

                                   Endorsement

                           United States Trust Company of New York, not in its
                  individual capacity but solely as Indenture Trustee, as mortgagee (the "Mortgagee"), under an Indenture (the "Indenture"), dated as of December __, 1996, among the Mortgagee, [Name of Other Owner] ("___________"), [Name of Owner] (the "Shipowner") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Shipowner and [Name of the Other Owner], and the Shipowner, owner of the m.t. "_____________" (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _________, between the Shipowner and the Mortgagee, the Shipowner assigned to the Mortgagee as mortgagee of the Vessel all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

                  It is hereby noted that all claims shall be paid to the Shipowner unless and until the Mortgagee shall have given notice in writing that the Shipowner is in default under the First Preferred Ship Mortgage, _____________, on the Vessel given by the Shipowner in favor of the Mortgagee in which event such claims shall be payable to the Mortgagee as mortgagee of the Vessel. Any modification of the terms of this insurance or cancellation or termination by reason of nonpayment of premiums, dues, assessments, contributions or other amounts which may become due shall not become effective against the interests of the Mortgagee, its successors or assigns unless and until fourteen
                  (14) days' prior telegraphic or telex notice is given to the Mortgagee, its successors or assigns of such modification, cancellation or termination.

                  (e) Certified copies of all binders and cover notes or other satisfactory written evidence showing that the required insurance of each type has been placed, maintained or renewed and that the premiums thereon have been paid shall be submitted to the Mortgagee on or before the date of this Mortgage and subsequently pro forma policies shall be submitted for approval at least seven (7) days before liability under any current or renewed insurance expires. No change shall be made in any insurance without the prior written approval of the Mortgagee. Certified copies of all policies, certificates of entry, contracts of insurance, cover notes and renewals thereof shall be delivered to and held by the Mortgagee, and the Shipowner shall furnish the Mortgagee with the original of the policies, when and if requested by the Mortgagee. On the Closing Date, on each date the Insurances are renewed as required by the terms hereof and each time there is a significant change in the insurance coverage carried on the Vessel, the Shipowner shall arrange for a detailed report signed by independent marine insurance brokers acceptable to the Mortgagee, describing the insurance coverage then carried and maintained on the Vessel (including the types of risk covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that in the opinion of said insurance brokers such insurance is adequate and reasonable for the protection of the Mortgagee and that the Shipowner is in compliance with the insurance terms hereof.

                  (f) The Mortgagee is hereby authorized, but not required, in its own name and/or the Shipowner's name to demand, collect, give receipt for and prosecute all necessary actions in the courts to recover any and all insurance monies which may become due and payable to the Shipowner under any insurance required or permitted hereunder.

                  (g) If the Shipowner shall at any time fail to pay or to cause to be paid when due any insurance premiums, club calls or other costs related to obtaining or maintaining the insurance required hereunder, or to obtain any required insurance or to deliver to the Mortgagee all policies, certificates of entry, contracts of insurance, binders and cover notes and all renewals thereof as required by the provisions of this Mortgage, the Mortgagee may, but shall not be required to, procure such insurances and/or pay unpaid premiums and other costs, and the cost and expense thereof, with interest at the Default Rate, shall be an indebtedness due from the Shipowner to the Mortgagee secured by this Mortgage and shall be paid by the Shipowner promptly on demand.

                  (h) The Shipowner shall cause each of its insurance brokers to deliver to the Mortgagee its undertaking substantially in the form of the letter attached hereto as Exhibit A and made a part hereof.

                  (i) The Shipowner shall not do any act or cause or permit any act to be done whereby any insurance shall be or may be suspended, impaired or defeated.

                  (j) The Shipowner agrees to do all such things whatsoever and prepare, execute and deliver all such documents whatsoever to enable the Mortgagee to collect and recover any monies which may become due in respect of the policies of insurance and entries and for that purpose (but without limitation) to permit the Mortgagee if necessary to sue in the name of the Shipowner.

                  (k) The Shipowner agrees not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties express or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

                  (l) The proceeds of any Insurances or entries shall be applied as follows:

                  (i)      Until the occurrence of an Event of Default:

                           (A) Any claim under any such insurances (other than in respect of a Total Loss) whether or not such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner, will be applied by the Shipowner in making good the loss or damage in respect of which it has been paid to the Shipowner in reimbursement of money expended by it for such purpose; and

                           (B) Any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability;

                  provided always that for as long as the Initial Charter in respect of the Vessel remains in force, all payments other than in respect of a Total Loss (which shall be made to the Mortgagee) shall be made to the Initial Charterer.

                  (ii) Upon the occurrence of an Event of Default, subject as provided above, any claim under any such insurance and entry shall be paid to the Mortgagee, and will be applied by the Mortgagee pursuant to the terms of the Initial Charter unless the Initial Charterer is in default thereunder in which event the Mortgagee shall apply such proceeds against payment of the Obligations.

                  Section 4.03 DEFENSE OF TITLE. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien whatsoever except this Mortgage and Permitted Liens and shall warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

                  Section 4.04 DISCHARGE OF LIENS. The Shipowner shall pay and discharge or cause to be paid and discharged when due and payable unless contested in good faith from time to time all debts, damages and liabilities whatsoever which may have given or may give rise to maritime or possessory Liens on or claims enforceable against the Vessel and all taxes, assessments, governmental charges, fines and penalties legally imposed on the Vessel or any income or proceeds therefrom or on the Shipowner, the Earnings and in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such Lien as aforesaid to procure the release of the Vessel from such arrest or detention as soon as possible upon receiving notice thereof but in any event within fifteen (15) days of receiving such notice by providing bail or otherwise as the circumstances may require.

                  Section 4.05. LIENS. (a) Neither the Shipowner nor its agent nor the master of the Vessel nor any charterer of the Vessel has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the property or any part thereof subject or intended to be subject to this Mortgage, any Liens whatsoever without the prior written consent of the Mortgagee, other than Permitted Liens. A properly certified copy of this Mortgage shall be carried with the ship's papers on board the Vessel, shall be exhibited to any person having business with the Vessel which might give rise to any Lien other than Permitted Liens and shall be exhibited to any representative of the Mortgagee on demand during normal business hours.

                  Section 4.06 USE OF VESSEL. The Shipowner shall not cause or permit the Vessel to be operated in such a way as to jeopardize the safety of the Vessel, its Insurances or in any manner contrary to law, shall not engage in any unlawful trade or violate any applicable law, rule or regulation of any Governmental Authority or any other jurisdiction in which the Vessel may operate from time to time or which may otherwise be applicable to the Vessel or the Shipowner or carry any cargo that shall expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, shall not do or suffer or permit to be done anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of the Republic of Liberia and shall at all times keep the Vessel duly documented thereunder.

                  (b) The Shipowner shall not employ the Vessel or suffer her employment in any trade or business which is forbidden by international law or is otherwise illicit or in carrying illicit or prohibited goods or otherwise use the Vessel in any manner whatsoever which renders her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war is declared or not) not allow the Vessel to enter any zone which is declared a war zone unless the Mortgagee shall have first given its consent thereto in writing and there shall have been effected by the Shipowner and at its expense such special insurance cover as the Mortgagee may require.

                  (c) The Shipowner shall not, during hostilities (whether or not a state of war shall have been formally declared) between any two or more nations or in which the United Nations Organization may be involved, or during any civil war, employ or permit the Vessel to be employed in any manner in carrying any goods that shall or may be declared to be contraband of war or that shall or may render her liable to confiscation, seizure, detention or destruction unless prior to such employment special war risks policies effected with such underwriters as the Mortgagee may approve and in all respects to the satisfaction of the Mortgagee shall have been effected, assigned and delivered to the Mortgagee.

                  (d) Upon request, the Shipowner shall give to the Mortgagee all information regarding the Vessel, her position and engagements in the possession of or available to the Shipowner.

                  (e) The Shipowner shall comply with and satisfy all of the material provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including, if applicable, the United States Federal Water Pollution Control Act, OPA and the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as any of the foregoing may at any time be amended, and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it and shall upon request, furnish the Mortgagee with evidence that the Shipowner has acted in compliance with OPA and CERCLA.

                  Section 4.07 NOTIFICATIONS. The Shipowner shall immediately notify the Mortgagee of:

                  (a) any marine disaster involving the Vessel that has occurred, or any serious damage suffered by the Vessel (such notice by the Shipowner to be given within twenty-four (24) hours after the event shall have come to its knowledge and shall furnish the Mortgagee with full information regarding any loss of life, other accidents or damage to the Vessel), and in such event the Mortgagee shall have the right to have an independent survey of the damage to the Vessel at the Shipowner's expense provided that the same shall not cause any undue delay in respect of the operation of the Vessel, and if such survey be requested, the Shipowner shall lend all needed assistance;

                  (b) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

                  (c) any requirement or recommendation made by any insurer or classification society or by any competent authority that is not complied with accordingly and/or within the state time limit; and

                  (d) any complaint or libel filed against the Vessel, or any levy against the Vessel, or the fact that the Vessel has been taken into custody or detained by any proceedings in any court or tribunal or by any government of any country or other authority, any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel.

                  Section 4.08 PAYMENT OF CREW'S WAGES AND ALLOTMENTS. The Shipowner shall promptly pay all tolls, dues and other outgoings whatsoever in respect of the Vessel and, as and when the Mortgagee may so require, furnish satisfactory evidence that the wages and allotment and insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for.

                  Section 4.09 CHARTER OF VESSEL. The Shipowner shall not, without the prior written consent of the Mortgagee, charter the Vessel by demise charter or by period, time or voyage charter for any period other than to the Initial Charterer under the Initial Charter or any other charterer under an Acceptable Replacement Charter. The Shipowner shall not modify, amend or supplement the terms of the Initial Charter without the prior written consent of the Mortgagee.

                  Section 4.10 MAINTENANCE OF VESSEL. The Shipowner shall at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel, her equipment and machinery in good running order and repair so that the Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition as will entitle her to the highest classification of The American Bureau of Shipping or such other classification society of like standing agreeable to the Mortgagee. The Vessel shall, and the Shipowner covenants that it shall, at all times comply strictly with all applicable laws, treaties and conventions of the Republic of Liberia and rules and regulations issued thereunder and shall have on board as and when required by such rules and regulations valid certificates showing compliance therewith. The Shipowner shall not make or permit to be made any substantial change in the structure, type or speed of the Vessel or change in any of her rigs without first obtaining the written approval of the Mortgagee. The Shipowner shall cause all repairs to and/or replacements of any damaged worn or lost parts or equipment of the Vessel be effected in such manner both as regards workmanship and quality of materials so as not to diminish the value or class of the Vessel. The Shipowner shall submit the Vessel to such periodical or other surveys as may be required for classification purposes and shall if so required by the Mortgagee supply to the Mortgagee on request copies of all surveys or reports issued in respect thereof.

                  Section 4.11 STATEMENT OF CLASSIFICATION SOCIETY. The Shipowner shall furnish to the Mortgagee annually from the date hereof a certificate by The American Bureau of Shipping or such other classification society acceptable to the Mortgagee that such classification is maintained in the highest category for ships of the same type as the Vessel free of recommendations and notations which have not been complied with in accordance with their terms and to furnish the Mortgagee from time to time and at any time upon demand with all such information and copies of all such documents as the Mortgagee may require concerning the classification of the Vessel.

                  Section 4.12 SURVEYS OF VESSEL. The Shipowner shall submit the Vessel or cause the Vessel to be submitted regularly to such periodical or other surveys as may be required for classification purposes and if so required supply and cause to be supplied to the Mortgagee copies of all survey reports issued in respect thereof.

                  Section 4.13 ACCESS TO VESSEL. The Shipowner shall use all reasonable endeavors to afford the Mortgagee and such Persons as the Mortgagee shall from time to time appoint for that purpose full and complete access to the Vessel at any time, on reasonable notice and in a manner which shall not interfere with the Vessel's trading requirements to view the state and condition thereof and her cargo and papers and to ascertain whether the Vessel is being properly repaired and maintained, and if default shall be made in keeping her in such good state of repair and in such working order and condition as herein mentioned (without prejudice however to any of the Mortgagee's rights under this Mortgage) the Mortgagee may (but shall not be obligated to) effect such repairs as shall in its opinion be necessary, and the Shipowner shall on demand repay to the Mortgagee every sum of money expended for the above purpose with interest at the Default Rate.

                  Section 4.14 REGISTRATION OF MORTGAGE; RECORDATION OF MORTGAGE. (a) Unless required to do so by the Initial Charter, the Shipowner shall not change the flag or port of documentation of the Vessel or through any action or inaction cause the registration of the Vessel under the laws of the Republic of Liberia to be void or voidable or to lapse;

                  (b) The Shipowner shall cause this Mortgage to be recorded with the Deputy Commissioner for Maritime Affairs of the Republic of Liberia as prescribed by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956 as amended and otherwise comply with and satisfy all the requirements and formalities established by the said Liberian Code of Laws and any other pertinent legislation of the Republic of Liberia to perfect this Mortgage as a valid and enforceable first and preferred Lien upon the Vessel, subject only to Permitted Liens, and shall furnish to the Mortgagee from time to time such evidence to the Mortgagee's satisfaction with respect to the Shipowner's compliance with the provisions of this Section.

                  Section 4.15 NOTICE OF MORTGAGE. (a) The Shipowner shall at all times carry on board the Vessel a duly certified copy of this Mortgage and any assignment thereof (which shall form a part of the Vessel's papers) and cause the same to be shown to any person having business with the Vessel which might create or imply any commitment or encumbrance whatsoever on the Vessel and place and maintain in a frame in a conspicuous place in the navigation room and in the cabin of the Master of the Vessel a printed notice such that the printed area covers a space not less than six inches wide by nine inches high in the following form:

                           "NOTICE OF FIRST MORTGAGE"

                  "This Vessel is owned by [Name of Owner] and is subject to a First Preferred Mortgage in favor of United States Trust Company of New York, as mortgagee. Under the terms of the Mortgage, neither the Shipowner nor any charterer nor the master of this Vessel nor any other person has any power, right or authority whatever to create, incur or permit to be imposed on this Vessel any lien or encumbrance except for Master's and crew's wages for not more than three (3) months and salvage."

                  (b) Notwithstanding the requirement for the Shipowner to maintain the Notice of Mortgage described in Section 4.15(a), so long as the Initial Charter or Acceptable Replacement Charter is in effect, the Shipowner shall maintain the Notice of First Mortgage described in Clause 14 of the Initial Charter or the Notice of First Preferred Mortgage described in the Acceptable Replacement Charter, as the case may be.

                  Section 4.16 FURTHER ASSURANCES. (a) The Shipowner shall pay to the Mortgagee on demand on a full indemnity basis all moneys whatsoever which the Mortgagee shall or may expend, be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Mortgage and the other Security Documents or in or about the exercise by the Mortgagee of any of the powers vested in the Mortgagee hereunder or thereunder including any and all reasonable costs, charges, legal fees and expenses of the Mortgagee and shall pay interest thereon at the Default Rate until the date of repayment by the Shipowner both before and after judgment.

                  (b) The Shipowner shall do and permit to be done each and every act or thing whatsoever which the Mortgagee may require to be done for the purpose of enforcing the Mortgagee's rights hereunder and to allow the Mortgagee to use the Shipowner's name as may be required for that purpose.

                  Section 4.17 NOTICE OF DEFAULT. Promptly after learning of the occurrence or existence of an Event of Default or an event which but for notice or lapse of time or both would constitute an Event of Default, the Shipowner shall so notify the Mortgagee, which notice shall set forth in reasonable detail the circumstances surrounding such Event of Default or event and shall specify what actions the Shipowner intends to take to cure such Event of Default or such event.

                                    ARTICLE V
                           EVENTS OF DEFAULT; REMEDIES

                  Section 5.01 EVENTS OF DEFAULT. The following shall constitute Events of Default hereunder:

         (a) Default in the payment of any sums payable under the Mortgage or the Indenture within two (2) Business Days after such amount is due;

         (b) Default by the Shipowner in the due observance or performance of any covenant described in Sections 4.02, 4.03, 4.09 and 4.14;

         (c) Default by the Shipowner in the due observance or performance of any covenant other than those described in (b) above which default shall continue for a period thirty (30) days after written notice has been given to the Shipowner;

         (d) The Vessel is deemed a Total Loss and the insurance proceeds thereof have not been received by the Mortgagee within ninety (90) days after the date on which the Vessel was deemed a Total Loss; provided, however, if the Vessel is under charter to the Initial Charterer pursuant to the Initial Charter or to a charterer under an Acceptable Replacement Charter, such an event shall be an Event of Default under this Mortgage if the Mortgagee has not received the amounts payable by the Initial Charterer or charterer, as the case may be, in the event of a Total Loss pursuant to the Initial Charter or an Acceptable Replacement Charter within five (5) business days of the date on which such amounts are due pursuant to the Initial Charter or Acceptable Replacement Charter, as the case may be;

         (e)      The Shipowner shall abandon the Vessel;

         (f) This Mortgage or any material provision hereof shall be deemed invalidated in whole or in part by any present or future law of the Republic of Liberia or decision of any competent court;

         (g)      The occurrence of an Indenture Event of Default.

                  Section 5.02 REMEDIES. In the event any one or more Events of Default shall have occurred and be continuing, then, in each and every such case the Mortgagee, subject to the rights of the Initial Charterer or the charterer under an Acceptable Replacement Charter, shall have the right to:

         (a) declare immediately due and payable all of the Obligations (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations and collect the same out of any and all property of the Shipowner whether covered by the Mortgage or otherwise;

         (b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

         (c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the Mortgagee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time the Mortgagee avails itself of the right given to it to take the Vessel: (i) the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner; and (ii) the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and (iii) the Shipowner shall irrevocably instruct the master of the Vessel so long as the Mortgage is outstanding to deliver the Vessel to the Mortgagee as demanded;

         (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the Mortgagee may become the purchaser and shall have the right to set off the purchase price against the Obligations;

         (e) to require that all policies, contracts and other records relating to the Insurance (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate;

         (f) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under any of the Insurance and to take over or institute (if necessary using the name of the Shipowner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge and retain the usual brokerage therefor;

         (g) to discharge, compound, release or compromise claims in respect of the Vessel which have given or may give rise to any charge or Lien on the Vessel or which are or may be enforceable by proceedings against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time become subject;

         (h) pending sale of the Vessel to remove the Vessel or to require the Vessel to be removed from any place where she may be or be lying to any port, harbor, dock or other location for the purposes of the Vessel docking, laying up, repair, management, employment, maintenance, or sale or to preserve or maintain the Mortgagee's security in the Vessel in such manner as the Mortgagee may in its complete discretion deem necessary;

         (i) to discharge, store, load, tranship and otherwise handle any cargo for the time being on board the Vessel without liability to any third party with regard thereto;

         (j) pending sale of the Vessel to manage, insure, maintain and repair the Vessel and to hold, lease, charter, operate, employ, lay up or otherwise use the Vessel in such manner and for such period as the Mortgagee in its absolute discretion deems expedient accounting only for the net profits (if any) of such use and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment and generally to do and cause to be done all such acts and things whatsoever and to make all such arrangements whatsoever in respect of the Vessel or the working of the same in all respects as if the Mortgagee were the absolute and sole owner of the Vessel and without being responsible for any loss and damage thereby incurred; and

         (k) to recover from the Shipowner on demand all reasonable expenses, payments, disbursements, costs, losses and damages as may be incurred by the Mortgagee whether the Mortgagee be in possession of the Vessel or not or in exercise by the Mortgagee of any of the powers herein contained together with interest thereon at the Default Rate and such expenses, payments, disbursements, costs, losses and damages together with the said interest thereon shall, until paid by the Shipowner to the Mortgagee, be secured on the Vessel by this Mortgage.

                  Section 5.03 SALE OF THE VESSEL. (a) A sale of the Vessel made in pursuance of this Mortgage whether under the power of sale hereby granted or any judicial proceedings shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner herein and thereto and shall bar the Shipowner, its successors and assigns and all persons claiming by, through or under them (subject, however, to the rights of the Initial Charterer or charterer under an Acceptable Replacement Charterer) provided such sale is by auction and that nothing herein shall be deemed to derogate from the Shipowner's duty to the Mortgagee. Upon any such sale, the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has risen in the manner provided by the Mortgage and the sale shall be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefor. The Mortgagee may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of the Vessel without further accountability therefor.

                  (b) The Shipowner hereby irrevocably appoints the Mortgagee and its assigns as its true and lawful attorney with full power to act alone and with full power of substitution until the due discharge of this Mortgage in accordance with the laws of the Republic of Liberia to make all necessary transfers of the Vessel sold pursuant to Section 5.02, including, without limitation, executing and delivering all instruments of assignment and transfer or quitclaim as the Mortgagee may require and the Shipowner hereby does ratify and confirm all that its said attorneys shall lawfully do by virtue hereof. Nevertheless, the Shipowner shall if so requested by the Mortgagee ratify and confirm any such sale by executing and delivering to the purchaser or purchasers of the Vessel such proper bills of sale, conveyances, instruments of assignment and transfer or quitclaim and releases as may be designated in such request.

                  Section 5.04 MORTGAGEE AS ATTORNEY-IN FACT. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner and upon the Obligations becoming due and payable in the name of the Shipowner to demand, collect, receive, compromise and sue for so far as may be permitted by law all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise salvage awards and recoveries in general average or otherwise and all other sums due or to become due upon the Obligations becoming due and payable in respect of the Vessel or in respect of any insurance thereon from any person whomsoever and to make and give and execute in the name of the Shipowner acquittance, receipts, releases or other discharges for the same whether under seal or otherwise and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

                  Section 5.05 APPOINTMENT OF RECEIVER. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, the Mortgagee may require the Shipowner to deliver and the Shipowner shall on demand at its own cost and expense deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

                  Section 5.06 ARREST OR DETENTION OF VESSEL. In the event that the Vessel shall be arrested or detained by any marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other authority and shall not be released from arrest or detention within fifteen (15) days from the date of arrest or detention, the Shipowner hereby authorizes and empowers the Mortgagee, its successors or assigns, to apply for and receive possession of or to take possession of the Vessel with all the rights and powers that the Shipowner or its successors or assigns may have, possess and exercise in any such event, and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by an assignee or appointee of the Mortgagee with full power of substitution to the same extent and effect as if such assignee or appointee has been named by express designation.

                  Section 5.07 DEFENSE OF SUITS. The Shipowner also authorizes and empowers the Mortgagee, and its successors, assigns and appointees, to appear in the name of the Shipowner, and its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged Lien against the Vessel from which the Vessel has not been released and to take such proceedings and do such things as to them or any of them may seem proper toward the defense of such suit and the discharge of such Lien, and all monies expended by them or any of them for the purpose of such defense and/or discharge shall be a debt due from the Shipowner, and its successors and assigns, to the Mortgagee, and its successors and assigns, and payment thereof together with interest thereon at the Default Rate (to the extent permitted by law) from time to time in effect shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

                  Section 5.08 CUMULATIVE RIGHTS, POWERS AND REMEDIES. (a) Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.

                  (b) No delay or omission of the Mortgagee to exercise any right or power vested in it under the Security Documents or any of them shall impair such right or power or be construed as a waiver of or as acquiescence in any default by the Shipowner, nor shall the acceptance by the Mortgagee of any security or any payment on account of the Obligations, although made after default, be deemed a waiver of any right arising out of any future default or of any past default, and in the event of the Mortgagee at any time agreeing to waive any such right or power such waiver shall be revocable by the Mortgagee at any time and the right or power shall henceforth be again exercisable as though there had been no such waiver.

                  (c) In the event the Mortgagee shall have proceeded to enforce any right or pursue any power under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

                  Section 5.09 APPLICATION OF PROCEEDS. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein reserved, any amounts on deposit to the credit of the Shipowner or the Mortgagee from earnings of the Vessel as provided herein and any other moneys received by the Mortgagee pursuant to the terms of this Mortgage, the application of which is not elsewhere herein specifically provided for, shall be applied pursuant to the terms of the Indenture.

                  Section 5.10 MORTGAGEE'S RIGHT TO REMEDY DEFAULTS. If the Shipowner shall default in the performance or observance of any of the covenants in this Mortgage on its part to be performed or observed, the Mortgagee may in its discretion do any act or make any expenditures necessary to remedy such default, and the Shipowner shall promptly reimburse the Mortgagee, with interest at the Default Rate from time to time in effect, for any and all expenditures so made or incurred and until the Shipowner has so reimbursed the Mortgagee for such expenditures, the amount thereof shall be a debt due from the Shipowner to the Mortgagee and payment thereof shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein, but the Mortgagee, although privileged to do so, shall be under no obligation to the Shipowner to make any such expenditures and the making thereof shall not relieve the Shipowner of any default in that or any other respect. The Shipowner also shall reimburse the Mortgagee promptly with interest at the rates referred to above for any and all advances and expenses made or incurred by the Mortgagee at any time in taking the Vessel or otherwise protecting its rights hereunder and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Shipowner.

                  Section 5.11 DELEGATION OF POWERS. The Mortgagee may delegate to any person or persons all or any of the trusts, powers or discretions vested in it pursuant to this Mortgage and any such delegations may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Mortgagee may in its absolute discretion deem appropriate.

                  Section 5.12 LEGAL ACTIONS. In addition to the other provisions hereof for enforcement of the rights of the Mortgagee under this Mortgage, the Mortgagee may, at its option, in the event of any default by the Shipowner, bring an action, suit or other proceeding IN REM against the Vessel to foreclose this Mortgage and sell the Vessel in any court in the Republic of Liberia or any other country in which the Vessel may be found; or an action, suit or other proceeding IN PERSONAM against the Shipowner or any other person obligated under the Security Documents to recover payment of any amount owing by the Shipowner or such other person and/or to foreclose this Mortgage and sell the Vessel in any country in which the Vessel or the Shipowner or any person so obligated may be found.

                  Section 5.13 MORTGAGE SUBJECT TO RIGHTS OF INITIAL CHARTERER UNDER THE INITIAL CHARTER. So long as the Initial Charter is in effect, the rights of the Mortgagee set forth in this Article V are and shall be subject to the rights of the Initial Charterer under the Initial Charter. So long as the Initial Charterer or a replacement charterer under an Acceptable Replacement Charter shall not be in default under and pursuant to the terms of the Initial Charter or the terms of the Acceptable Replacement Charter, as the case may be, the Initial Charterer or replacement charterer shall be entitled to quiet enjoyment of the Vessel.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.01 PERFORMANCE BY INITIAL CHARTERER OR CHARTERER UNDER AN ACCEPTABLE REPLACEMENT CHARTER. (a) It is hereby agreed by the parties hereto that, for the duration of the Initial Charter, when the Initial Charterer, or any charterer under an Acceptable Replacement Charter, performs and discharges its obligations under the Initial Charter respecting the Vessel, such performance of the said obligations by the Initial Charterer or by such charterer shall be deemed to be proper and due performance of the same obligations of the Shipowner under this Mortgage, the Assignment of Earnings and Insurances and other Security Documents, notwithstanding that the extent or manner of performance of the Shipowner's obligations may differ from that of the Initial Charterer under the Initial Charter or of the charterer under an Acceptable Replacement Charter.

                  (b) So long as the Initial Charter is in effect, to the extent the Shipowner's approval under the Initial Charter is not to be unreasonably withheld, the approval by the Mortgagee under the corresponding provisions of this Mortgage also shall not be unreasonably withheld.

                  (c) So long as the Initial Charter is in effect, where any obligation with respect to the Vessel is undertaken by the Shipowner under this Mortgage or any other of the Security Documents but such obligation is not undertaken by the Initial Charterer under the Initial Charter, then the Shipowner shall not be treated as in default under this Mortgage if such obligation cannot be performed by virtue of the Initial Charter.

                  (d) The insurance coverage required under an Acceptable Replacement Charter or maintained by the Shipowner or charterer in connection with any other charter entered into after the termination of the related Initial Charter must be sufficient to maintain the credit rating of the Mortgage Notes by the Rating Agencies at least at the rating applicable to the Mortgage Notes immediately prior to the effectiveness of such Acceptable Replacement Charter or other charter.

                  Section 6.02 DISCHARGE OF MORTGAGE. The Mortgagee agrees that upon payment of the Obligations it shall at the expense of the Shipowner discharge this Mortgage and transfer or release to the Shipowner all insurance policies and certificates of entry relating to the Vessel freed and discharged from the provisions herein contained.

                  Section 6.03 GOVERNING LAW. THIS MORTGAGE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF LIBERIA AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 6.04 SEVERABILITY. If any provision of this Mortgage is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Mortgage, shall not affect the remaining portions of this Mortgage, or any part thereof.

                  Section 6.05 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Mortgagee, at the following address: 114 West 47th Street, New York, New York 10036, (b) in the case of the Shipowner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, British Isles, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 6.06 HEADINGS. The captions or headings in this Mortgage are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Mortgage.

                  Section 6.07 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Mortgage except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Mortgage shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Mortgage;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Mortgage as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 6.08 SUCCESSORS AND ASSIGNS. This Mortgage shall inure to the benefit of and be binding upon the Shipowner and the Mortgagee and their respective successors and assigns.

                  Section 6.09 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Shipowner arising out of or relating to this Mortgage, the Indenture or any other Security Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court in The City of New York, State of New York and the Shipowner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Shipowner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Shipowner hereby waives, to the fullest extent permitted by applicable law, any defense which it now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Shipowner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Shipowner agrees that service of process upon such party shall constitute personal service of such process on the Shipowner. The Shipowner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Mortgage, the Indenture and the other Security Documents shall have been paid in full. If such agent shall cease to so act, the Shipowner shall immediately designate and appoint another such agent satisfactory to the Mortgagee and shall promptly deliver to the Mortgagee evidence in writing of such other agent's acceptance of such appointment.

                  Section 6.10 PAYMENT. All monies payable by the Shipowner to the Mortgagee shall be paid in Dollars without deduction for or on account of any present or future taxes or imposts whatsoever levied or assessed by or within any state or nation or any political subdivision or taxing authority thereof or therein and the Shipowner shall indemnify the Mortgagee against all such taxes or imposts. The Shipowner shall, subject to the prior written approval of the Mortgagee (such approval not to be unreasonably withheld), be entitled to take action in the name of the Mortgagee at the Shipowner's expense against any taxing authority in respect of any withholding or other taxes for which the Shipowner have indemnified the Mortgagee, and the Mortgagee agrees to reasonably cooperate with the Shipowner in taking such action. If as a result of any such action any moneys are received that are attributable to such indemnified taxes (including any interest thereon paid by such taxing authority) the same shall be recovered by the Shipowner.

                  Section 6.11 RECORDED AMOUNT. For the purposes of the recording of this First Preferred Ship Mortgage as required by Chapter 3 of Title 22 (Maritime Law) of the Liberian Code of Laws of 1956, as amended, the total amount of this Mortgage is __________________________ United States Dollars (US$__________), and interest and the performance of the Mortgage covenants; the maturity date is the ___________, and the discharge amount is the same as the total amount. It is not intended that this Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in Subsection (2) of Section 106 of the Title 22 of the Liberian Code of Laws of 1956, as amended. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

                  Section 6.12 NO WAIVER OF PREFERRED STATUS. No provision of this Mortgage shall be deemed to be a stipulation that the Mortgagee waives the preferred status of this Mortgage given by Title 22 (Maritime Law) of the Liberian Code of Laws of 1956, as amended. Any provision of this Mortgage which would otherwise constitute such a stipulation, to such extent, shall have no force or effect.

                  IN WITNESS WHEREOF the Shipowner has signed this Mortgage on the day and year first before written.

                                      [NAME OF OWNER]



                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                 ACKNOWLEDGEMENT
                                 ---------------

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )

                  On this ____ day of ___________, before me personally came _____________ to me known, and known to me to be the person who executed the foregoing instrument, who being by me duly sworn, did depose and say that he resides at that he is the _______________ of _____________ the corporation described in, and which executed the foregoing instrument; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                    EXHIBIT A

                         BROKER'S LETTER OF UNDERTAKING

                                                                          (date)


                  Re:      [Name of Owner], Owner of m.t. _____________ (the
                           "Vessel")

                  We confirm that we have effected insurances for the account of the above Owner as set out in Appendix "A" attached hereto.

                  Pursuant to instructions received from the Owner, and in consideration of your approving our appointment as Brokers in connection with the insurances covered by this letter, we hereby undertake:

                  1. to hold the Insurance Slips or Contracts, the Policies when issued, and any renewals of such Policies or new Policies or any Policies substituted (with your consent) therefor and the benefit of the insurance thereunder to your order in accordance with the terms of the Notice of Assignment and Loss Payable Clause set out in Appendix "B" attached hereto; and

                  2. to have endorsed on each and every Policy as and when the same is issued a copy of the Notice of Assignment and Loss Payable Clause in the form of Appendix "B" attached hereto dated and signed by the Shipowner and acknowledged by Underwriters in accordance with market practice; and

                  3. to advise you immediately of any material changes which may be made to the terms of the insurances or if we cease to be Brokers for purposes of said insurances; and

                  4. to advise you, not later than one month before expiry of said insurances, in the event of our not having received notice of renewal instructions from the Shipowner and/or its agents, and in the event of our receiving instructions to renew said insurances to advise you promptly of the details thereof.

                  Our above undertakings are given subject to our lien on the Policies for premiums for the Vessel and subject to our right of cancellation on default in payment of such premiums. We undertake to advise you immediately if any premiums are not paid to us by the applicable due date and not to exercise such rights of cancellation without giving you (i) fourteen (14) days' prior notice in writing, either by letter to the above address or by telex or cable to

           , respectively, and (ii) a reasonable opportunity of paying any premiums outstanding except it is understood that in the case of War Risks the terms of the Automatic Termination of Cover Clause contained in the War Risks Policies shall override any undertakings given by us as Brokers. We further undertake and agree that in the event of a total loss of the Vessel, or an arranged, compromised or constructive total loss, our lien on the Policies and the proceeds thereof shall be limited to any other premiums or other amounts due in respect of Vessel or interest insured under the Policies.

                  Notwithstanding the terms of the said Loss Payable clause and the said Notice of Assignment, unless and until we receive notice from you to the contrary, we shall be empowered to arrange for a collision and/or salvage guaranty to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty. We undertake to advise you immediately in the event of our having arranged for a collision and/or salvage guaranty. Where a guaranty has been given as aforesaid and the guarantor has paid an amount under the guaranty in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Policies an amount equal to the amount so paid.

                  Finally, it is understood that all claims shall be collected through us, as Brokers, and that in collecting such claims we are acting on your behalf as assignee of the insurances covered by this letter.

                                       Yours faithfully,

                                       [insert name of Broker]


                                       By:______________________________________
                                           Director

                                   SCHEDULE 1
                  ADDITIONAL DEFINED TERMS USED IN THE MORTGAGE

         "CLASSIFICATION SOCIETY" means The American Bureau of Shipping or any other private organization which has as its purpose the supervision of vessels during their construction and afterward, in respect to their seaworthiness and upkeep, and the placing of vessels in grades or "classes" according to the society's rules for each particular type of vessel.

         "EARNINGS" includes all monies whatsoever due or to become due to the Shipowner at any time arising out of the use or operation of the Vessel or otherwise including (but without prejudice to the generality of the foregoing) all sums due and payable to the Shipowner under and pursuant to the Initial Charter and all freight, hire and passage monies and compensation payable to the Shipowner in the event of requisition of the Vessel for hire, remuneration for salvage and towage, services, demurrage and detention moneys and any other damages for breach (or payments for variation or termination) of any charterparty or any contract of employment of the Vessel and all earnings of the Vessel due or to become due to the Shipowner.

         "OBLIGATIONS" means the payment, performance or other obligations of any kind whatsoever of the Shipowner under and pursuant to the Indenture, the Security Documents, and any instrument, agreement or document referred to therein.

         "INSURANCE" means any policies and contracts of insurance and entries in any protection and indemnity or war risks association which are effected by or on behalf of the Shipowner in respect of the Vessel or otherwise in connection with the Vessel, including but not limited to any insurance monies received by the Shipowner pursuant to clauses 12 and 13 of the Initial Charter and including all claims and returns of premiums thereunder and including any compensation payable by whomsoever to the Shipowner by virtue of requisition of the Vessel for title or confiscation or seizure of the Vessel by any government or person or agency purporting to act on behalf of any government.

         "PERMITTED LIENS" means the Charter, any Acceptable Replacement Charter or other charter for the Vessel, liens for crew's wages accrued for not more than three months or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business (accrued for not more than three months) or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the Shipowner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest on account of such claim or lien; provided, however, that so long as the Initial Charter is in effect "Permitted Liens" shall mean those liens, claims and encumbrances permitted under the Initial Charter.

         "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and, any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                                                                       EXHIBIT B
                                                                       ---------

===============================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              AS INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-A) PLC






                       -----------------------------------


                              ASSIGNMENT OF CHARTER

                          Dated as of December 1, 1996

                       -----------------------------------






================================================================================

                  Assignment of Charter, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro B") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro B.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro B, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter are guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter and the Chevron Guarantee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the

Initial Charter, including without limitation any moneys whatsoever payable to the Owner under the Initial Charter, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Initial Charter; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Initial Charter or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Initial Charter, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Initial Charter or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE INITIAL CHARTER. The Initial Charter constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF INITIAL CHARTERER. On the Closing Date, the Owner shall deliver to the Initial Charterer a copy of this Assignment and shall procure the execution by the Initial Charterer of the Consent and Acknowledgment set out in Exhibit A hereto and deliver said Consent and Acknowledgment to the Indenture Trustee on the Closing Date.

                  Section 4.02 ENFORCEMENT OF INITIAL CHARTER. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Initial Charter and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Initial Charter shall be paid to the credit of Chase Manhattan Bank NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co NY, further credit to A/C #04692300, Golden State Petroleum Transport Revenue Account, Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Initial Charter in connection with any default or alleged default by the Initial Charterer thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Initial Charter by the Owner.

                  Section 4.03 AMENDMENT OF INITIAL CHARTER; ASSIGNMENT OF INITIAL CHARTER. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Initial Charter or release the Initial Charterer from any of its obligations thereunder or waive any breach of the Initial Charterer's obligations thereunder or consent to any such act or omission of the Initial Charterer as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Initial Charter to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Initial Charter and will use its best efforts to cause the Initial Charterer to perform its obligations under the Initial Charter.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Initial Charter forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Initial Charter, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 24, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                      United States Trust Company of New York, as Indenture Trustee

                                      By:/s/ Christine C. Collins
                                         -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President


                                      Golden State Petro (IOM I-A) PLC, as Owner

                                      By:/s/ Joseph Avantario
                                         -----------------------------
                                      Name:  Joseph Avantario
                                      Title:   Treasurer

                                                                      Exhibit A

                            LETTER OF ACKNOWLEDGMENT
                            TO ASSIGNMENT OF CHARTER


                                                 [Date]


United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

                  The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Charter (the "Assignment"), dated as of December 1, 1996, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Initial Charter (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Initial Charter.

                  So long as the Assignment remains effective, we hereby agree that (a) we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Initial Charter directly to _______________________ Golden State Petroleum Revenue Account,
Attention: ___________________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing, (b) with respect to each of the insurances obtained pursuant to Clause 11 of the Initial Charter, the Indenture Trustee shall be named as an additional assured and the provisions of Clause 11(b) shall be equally applicable to the Indenture Trustee as if it were named in addition to the Owner in each case where the Owner is so named, (c) the Indenture Trustee, as assignee of the Owner, is the loss payee to the extent that the Owner is the loss payee under such insurances and (d) the Indenture Trustee and each of the Noteholders shall be entitled to the indemnifications by the Initial Charterer set forth in the Initial Charter to the same extent as if they were named indemnified parties therein.

                  Payments of moneys under the Initial Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to the Indenture Trustee shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Initial Charter, and all payments once made to you will be final, and once paid the undersigned will not, for any reason whatsoever, seek to recover from the Indenture Trustee any such payment made to the Indenture Trustee by virtue of the Assignment or this Letter of Consent.

                  We confirm that the terms of the Initial Charter remain in full force and effect that the Owner is not presently to our knowledge in breach of the terms of the Initial Charter. We further confirm that the terms of the Initial Charter have not been varied or modified and that the terms of the Initial Charter will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

                  We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Initial Charter.

                  The undersigned will not permit any amendment, modification, cancellation or other alteration in the Initial Charter, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                       CHEVRON TRANSPORT CORPORATION, as Initial
                                       Charterer

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT


         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Charter, (ii) the Assignment of Earnings and Insurances, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) the Assignment of Building Contract,
(viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and (x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro B and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, this Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS


                                   ARTICLE II
                                   ASSIGNMENT


Section 2.01      SECURITY INTEREST..........................................  1
                  -----------------

Section 2.02      ASSIGNMENT.................................................  1
                  ----------

Section 2.03      OWNER TO REMAIN LIABLE.....................................  2
                  ----------------------

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER


Section 3.01      ORGANIZATION, POWER AND STATUS OF THE OWNER................  2
                  -------------------------------------------

Section 3.02      AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY......  2
                  -----------------------------------------------------

Section 3.03      NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT................  3
                  -------------------------------------------

Section 3.04      GOVERNMENTAL APPROVALS.....................................  3
                  ----------------------

Section 3.05      LITIGATION.................................................  3
                  ----------

Section 3.06      NO PRIOR ASSIGNMENT........................................  3
                  -------------------

Section 3.07      THE INITIAL CHARTER........................................  3
                  -------------------

                                   ARTICLE IV
                               COVENANTS OF THE OWNER........................  3

Section 4.01      CONSENT OF INITIAL CHARTERER...............................  3
                  ----------------------------

Section 4.02      ENFORCEMENT OF INITIAL CHARTER.............................  4
                  ------------------------------

Section 4.03      AMENDMENT OF INITIAL CHARTER; ASSIGNMENT OF INITIAL
                  ----------------------------------------------------
                  CHARTER....................................................  4
                  -------

Section 4.04      PERFORMANCE OF OBLIGATIONS.................................  4
                  --------------------------

Section 4.05      NOTICES....................................................  4
                  -------

Section 4.06      FURTHER ASSURANCES.........................................  4
                  ------------------

Section 4.07      INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER.............  4
                  ----------------------------------------------

                           ARTICLE V
                    MISCELLANEOUS PROVISIONS.................................  5

Section 5.01      AMENDMENT..................................................  5
                  ---------

Section 5.02      SEVERABILITY...............................................  5
                  ------------

Section 5.03      NOTICES....................................................  5
                  -------

Section 5.04      CONSENT TO JURISDICTION....................................  5
                  -----------------------

Section 5.05      CAPTIONS...................................................  6
                  --------

Section 5.06      GOVERNING LAW..............................................  6
                  -------------

Section 5.07      NO PARTNERSHIP.............................................  6
                  --------------

Section 5.08      COUNTERPARTS...............................................  6
                  ------------

Section 5.09      SURVIVAL...................................................  6
                  --------

Section 5.10      INTEGRATION................................................  6
                  -----------

Section 5.11      REPRODUCTION OF DOCUMENTS..................................  6
                  -------------------------

Section 5.12      SUCCESSORS AND ASSIGNS; ASSIGNMENT.........................  6
                  ----------------------------------

Section 5.13      GENERAL INTERPRETIVE PRINCIPLES............................  7
                  -------------------------------

Section 5.14      EFFECTIVE DATE OF TRANSACTION..............................  7
                  -----------------------------

                                                                       EXHIBIT C
                                                                       ---------
================================================================================











                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              AS INDENTURE TRUSTEE


                                       and


                                 [Name of Owner]






                       -----------------------------------

                                     FORM OF
                        ASSIGNMENT OF CHARTER SUPPLEMENT

                           Dated as of ______________

                       -----------------------------------






================================================================================

                  Assignment of Charter Supplement, dated as of __________ (the "Assignment"), between [Name of Owner] (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of December 1, 1996, among the Owner, the Indenture Trustee, [Name of Other Owner] ("[Name of Other Owner]") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and [Name of Other Owner].

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and [Name of Other Owner], issued Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance was deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel has been used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has bareboat charted the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter and the related Charter Supplement. The obligations of the Initial Charterer under the Initial Charter and Charter Supplement are guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of December 1, 1996, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Charter Supplement and the Chevron Guarantee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the

Charter Supplement, including without limitation any moneys whatsoever payable to the Owner under the Charter Supplement, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Charter Supplement; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Charter Supplement or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Charter Supplement, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Delivery Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Delivery Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Charter Supplement or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE CHARTER SUPPLEMENT. The Charter Supplement constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF INITIAL CHARTERER. On the Delivery Date, the Owner shall deliver to the Initial Charterer a copy of this Assignment and shall procure the execution by the Initial Charterer of the Consent and Acknowledgment set out in Exhibit A hereto and deliver said Consent and Acknowledgment to the Indenture Trustee on the Delivery Date.

                  Section 4.02 ENFORCEMENT OF CHARTER SUPPLEMENT. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Charter Supplement and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Charter Supplement shall be paid to the credit of Chase Manhattan Bank, NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co. New York, further credit to A/C #04692300, Golden State Petroleum Transp. Corp. Rev., Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Charter Supplement in connection with any default or alleged default by the Initial Charterer thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Charter Supplement by the Owner.

                  Section 4.03 AMENDMENT OF INITIAL CHARTER; ASSIGNMENT OF INITIAL CHARTER. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Charter Supplement or release the Initial Charterer from any of its obligations thereunder or waive any breach of the Initial Charterer's obligations thereunder or consent to any such act or omission of the Initial Charterer as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Charter Supplement to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Charter Supplement and will use its best efforts to cause the Initial Charterer to perform its obligations under the Charter Supplement.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Charter Supplement forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Charter Supplement, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of _____________, the transactions set forth herein shall not be effective until the Delivery Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                   United States Trust Company of New York, as
                                   Indenture Trustee

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________


                                   [Name of Owner], as Owner

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                                                    Exhibit A

                            LETTER OF ACKNOWLEDGMENT
                       TO ASSIGNMENT OF CHARTER SUPPLEMENT


                                                [Date]


United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

                  The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Charter Supplement (the "Assignment"), dated as of _________, between [Name of Owner] (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Charter Supplement (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Charter Supplement.

                  So long as the Assignment remains effective, we hereby agree that we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Charter Supplement directly to Chase Manhattan Bank, NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co. New York, further credit to A/C #04692300, Golden State Petroleum Transp. Corp. Rev., Attention: Chris Collins or otherwise to such accounts as you may at any time or from time to time, designate by notice to us in writing.

                  Payments of moneys under the Charter Supplement may be adjusted, reduced or withheld only as expressly provided therein. Payments to the Indenture Trustee shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Charter Supplement, and all payments once made to you will be final, and once paid the undersigned will not, for any reason whatsoever, seek to recover from the Indenture Trustee any such payment made to the Indenture Trustee by virtue of the Assignment or this Letter of Consent.

                  We confirm that the terms of the Charter Supplement remain in full force and effect that the Owner is not presently to our knowledge in breach of the terms of the Charter Supplement. We further confirm that the terms of the Charter Supplement have not been varied or modified and that the terms of the Charter Supplement will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

                  We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Charter Supplement.

                  The undersigned will not permit any amendment, modification, cancellation or other alteration in the Charter Supplement, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                   CHEVRON TRANSPORT CORPORATION, as Initial
                                   Charterer

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT


         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of December 24, 1996, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF CHARTER SUPPLEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Charter Supplement to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Charter Supplement, (ii) the Assignment of Earnings and Insurances, (iii) the Assignment of Charter, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) the Assignment of Building Contract, (viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996, among the Indenture Trustee, the Owner, [Name of Other Owner] and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated as of December 1, 1996, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means [Name of Owner], a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, this Assignment of Charter Supplement, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means _________________.

                             TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                 ARTICLE I
                                DEFINITIONS...............................  1

                                ARTICLE II
                                ASSIGNMENT................................  1

Section 2.01   Security Interest..........................................  1

Section 2.02   Assignment.................................................  1

Section 2.03   Owner to Remain Liable.....................................  2

                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE OWNER................  2

Section 3.01   Organization, Power and Status of the Owner................  2

Section 3.02   Authorization; Enforceability; Execution and Delivery......  2

Section 3.03   No Conflicts; Laws and Consents; No Default................  3

Section 3.04   Governmental Approvals.....................................  3

Section 3.05   Litigation.................................................  3

Section 3.06   No Prior Assignment........................................  3

Section 3.07   The Charter Supplement.....................................  3

                                ARTICLE IV
                         COVENANTS OF THE OWNER...........................  3

Section 4.01   Consent of Initial Charterer...............................  3

Section 4.02   Enforcement of Charter Supplement..........................  4

Section 4.03   Amendment of Initial Charter; Assignment of Initial
               Charter....................................................  4

Section 4.04   Performance of Obligations.................................  4

Section 4.05   Notices....................................................  4

Section 4.06   Further Assurances.........................................  4

                                                                         Page
                                                                         ----

Section 4.07   Indenture Trustee as Attorney-in-Fact of Owner.............  4

                                 ARTICLE V
                         MISCELLANEOUS PROVISIONS.........................  5

Section 5.01   Amendment..................................................  5

Section 5.02   Severability...............................................  5

Section 5.03   Notices....................................................  5

Section 5.04   Consent to Jurisdiction....................................  5

Section 5.05   Captions...................................................  6

Section 5.06   Governing Law..............................................  6

Section 5.07   No Partnership.............................................  6

Section 5.08   Counterparts...............................................  6

Section 5.09   Survival...................................................  6

Section 5.10   Integration................................................  6

Section 5.11   Reproduction of Documents..................................  6

Section 5.12   Successors and Assigns; Assignment.........................  7

Section 5.13   General Interpretive Principles............................  7

Section 5.14   Effective Date of Transaction..............................  7

                                                                       EXHIBIT D
                                                                       ---------
===============================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as INDENTURE TRUSTEE


                                       and


                                 [Name of Owner]






                       -----------------------------------

                                     FORM OF
                      ASSIGNMENT OF EARNINGS AND INSURANCES

                             Dated as of ___________

                       -----------------------------------






==============================================================================

                  Assignment of Earnings and Insurances, dated as of the Delivery Date (the "Assignment"), between [Name of Owner] (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of December 1, 1996, among the Owner, the Indenture Trustee, [Name of Other Owner] ("[Name of Other Owner]") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and [Name of Other Owner].

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and [Name of Other Owner], issued Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance were deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel was used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has bareboat charted the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter will be guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of December 1, 1996, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Chevron Guarantee and the earnings and insurances of the Vessel.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT OF EARNINGS. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to (a) any and all moneys due and to become due to the Owner under any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of every kind whatsoever of the Vessel; and (b) any and all claims and causes of action for money, loss or damages that may accrue arising out of or in any way connected with the present or future use, operation or management of the Vessel (including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) or arising out of or in any way connected with any and all such present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of the Vessel and any and all guaranties with respect to any of the foregoing, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Freights").

                  Section 2.03 ASSIGNMENT OF INSURANCES. In addition to the foregoing, in order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to (a) all moneys and claims for moneys due and to become due to the Owner with respect to the actual, constructive, agreed, arranged or compromised total loss, or requisition for title, seizure, condemnation, confiscation, sequestration or compulsory acquisition or otherwise of ownership (but not including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) by act of any country or any governmental authority or otherwise, of the Vessel, and all claims for damages or compensation with respect thereto, and (b) all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies (to the extent that the rules of the relevant club or society allow such assignment) that have been or may hereafter during the subsistence of this Assignment be taken out in respect of the Owner's interests in the Vessel, including all machinery, materials, equipment, appurtenances and outfits thereon, including without being limited to hull and machinery, off hire, war risks, protection and indemnity and title requisition or otherwise howsoever and all the benefits thereof, including all claims of whatsoever nature and return of premiums, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Insurances"). The foregoing assignment is in addition to, and not in substitution for, the provisions with respect to insurance on the Vessel contained in the Mortgage.

                  Section 2.04 ASSIGNMENT OF PROCEEDS OF REQUISITION OF USE. In addition to the foregoing, in order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to all charter hire and compensation resulting from a requisition of use arising during the continuance of this security, together with the income and proceeds of any and all of the foregoing. If, as a result of such requisition, the requisitioner shall pay or become liable to pay any amount by reason of the loss of or injury to or depreciation of the Vessel, any such amount is hereby made payable to the Indenture Trustee.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Delivery Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Delivery Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the earnings or insurances or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 COVENANTS OF OWNER. (a) The Owner covenants (i) that it shall forthwith give, or cause its broker to give, in the form attached as Appendix I hereto, notice of this Assignment to all insurers, underwriters, clubs and associations, with respect to all that is assigned pursuant to the terms hereof and it shall cause its interest in all Insurances and moneys hereby assigned to be paid over promptly to the Indenture Trustee or as it may direct and that it shall cause its interest in all policies of insurance on the Vessel to be assigned to the Indenture Trustee or as it may direct; provided, however, that so long as the Initial Charter is in effect, the notices may be in the form set forth in the Initial Charter, (ii) that it shall cause all moneys and Freights hereby assigned to be paid over promptly to the Indenture Trustee or as it may direct unless otherwise provided in the Initial Charter and that it shall
(A) deliver to any charterer (other than the Initial Charterer) a Notice in the form annexed hereto as Appendix II and (B) cause any charterer (other than the Initial Charterer) to execute and deliver to the Indenture Trustee a Consent in the form annexed hereto as Appendix III or in such other form as agreed to by the Indenture Trustee and (iii) that it shall promptly execute and deliver to the Indenture Trustee such documents, if any, and shall do and perform such acts, if any, as in the opinion of counsel for the Indenture Trustee may be necessary or useful to facilitate or expedite the collection by the Indenture Trustee of such claims arising out of any requisition of use.

                  (b) All moneys and Freights and Insurances received by the Indenture Trustee under this Assignment shall be treated and applied as provided in the Indenture.

                  Section 4.02 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under any existing charters, and any future charter parties, bills of lading, contracts and other engagements of affreightment or other carriage or transportation of cargo and other operations of every kind whatsoever of the Vessel and any such policies of insurance, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by them thereunder, and the Indenture Trustee shall have no obligation or liability thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Owner, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times. The obligations of the Owner under any policies of insurance may (at the sole election of the Indenture Trustee) be performed by the Indenture Trustee or its nominee, without releasing the Owner therefrom, but the Indenture Trustee or its nominee shall be under no duty whatsoever to perform or incur any such obligations.

                  Section 4.03 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.04 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of any Freights, Insurances or requisition of the Vessel, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of _____________________, the transactions set forth herein shall not be effective until the Delivery Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                      United States Trust Company of New York, as Indenture Trustee

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                      [Name of Owner], as Owner

                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________

                                                                      Appendix I

                              NOTICE OF ASSIGNMENT

                  United States Trust Company of New York, as indenture trustee (the "Indenture Trustee") and [Name of Owner] (the "Owner"), owner of the m.v. "______________" (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of ______________, between the Owner and the Indenture Trustee, the Owner assigned to the Indenture Trustee all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits, including all claims of whatsoever nature thereunder or otherwise. This Notice is to be endorsed on all policies and certificates of entry evidencing such insurances.

                  All claims payable shall be subject to the following conditions:

                           (i) Any claim payable in respect of an actual or
                  constructive or arranged or agreed or compromised total loss, or loss in the event of the confiscation, compulsory acquisition or requisition of the Vessel, for title or use, by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, order, decree or otherwise, shall be payable to the Owner, provided always that the written consent of the Owner shall be obtained prior to the arranged or agreed or compromised total loss being agreed with the underwriters (insurers);

                           (ii) All other claims shall be released to the
                  repairer or salvor for the repair, salvage or other charges involved or to the Owner as reimbursement if it has fully repaired the damages and paid all of the salvage and other charges;

         Notwithstanding the foregoing, if there exists an Event of Default under the Mortgage, dated _________, on the Vessel given by the Owner in favor of the Indenture Trustee and the brokers and/or Underwriters (insurers) have been so notified by the Indenture Trustee in writing, all claims shall be payable to the Indenture Trustee.

         The underwriters (insurers) agree that the Indenture Trustee shall be advised immediately of the termination of this policy (entry), and in the event of any failure by the Owner to pay premiums (dues or Club calls) as and when due the Indenture Trustee shall be given at least fourteen (14) days' prior telegraphic or telex notice of the cancellation or material alteration of this policy (entry).

         The Indenture Trustee shall have no obligations whatsoever to pay any premiums or costs (dues or Club calls), but shall have the right to do so in the event of non-payment by the Owner. The underwriters (insurers) shall promptly advise the Indenture Trustee of any act of omission of which the Underwriters (insurers) are aware that might void this policy (entry) or make the same invalid or unenforceable in whole or in part.

                                   Endorsement

         United States Trust Company of New York, as indenture trustee (the "Indenture Trustee") and [Name of Owner] (the "Owner"), owner of the m.v. "______________" (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of the Delivery Date, between the Owner and the Indenture Trustee, the Owner assigned to the Indenture Trustee all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

                  It is hereby noted that all claims shall be paid to the Owner unless and until the Indenture Trustee, as mortgagee, shall have given notice in writing that the Owner is in default under the First Preferred Ship Mortgage, dated _____________ on the Vessel given by the Owner in favor of the Indenture Trustee, as mortgagee, in which event such claims shall be payable to the Indenture Trustee, as mortgagee. Any modification of the terms of this insurance or cancellation or termination by reason of nonpayment of premiums, dues, assessments, contributions or other amounts which may become due shall not become effective against the interests of the Indenture Trustee, as mortgagee its successors or assigns unless and until fourteen (14) days' prior telegraphic or telex notice is given to the Indenture Trustee, as mortgagee its successors or assigns of such modification, cancellation or termination.

                                      [Name of Owner], as Owner

                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________

                                                                     APPENDIX II

                              NOTICE OF ASSIGNMENT

         United State Trust Company of New York, as indenture trustee (the "Indenture Trustee") and [Name of Owner] (the "Owner"), owner of the m.v. "_____________" (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _________, between the Owner and the Indenture Trustee,the Owner assigned to the Indenture Trustee all of its right, title and interest under, to and in (a) any and all moneys due and to become due to the Owner under any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of every kind whatsoever of the Vessel; and (b) any and all claims and causes of action for money, loss or damages that may accrue arising out of or in any way connected with the present or future use, operation or management of the Vessel (including proceeds of insurance against requisition for or other loss of hire or use of the Vessel) or arising out of or in any way connected with any and all such present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, salvage and other operations of the Vessel and any and all guaranties with respect to any of the foregoing, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the "Freights").

        So long as the Assignment remains effective, upon your receipt of notice of the occurrence of an Indenture Event of Default under the Indenture referred to in the Assignment, pay any and all sums under your charter with the Owner directly to or Chase Manhattan Bank, NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co. New York, further credit to A/C #04692300, Golden State Petroleum Transp. Corp. Rev., Attention: Chris Collins otherwise to such other account as you may be notified in writing at any time or from time to time.

         Please execute the attached Letter of Consent and Acknowledgement of Assignment and return it to the undersigned.

                                      [Name of Owner], as Owner

                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________

                                                                    Appendix III

               LETTER OF CONSENT AND ACKNOWLEDGEMENT OF ASSIGNMENT

United States Trust Company of New York, indenture trustee

Dear Sirs:

         The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Earnings and Insurances (the "Assignment"), dated as of ___________, between [Name of Owner] (the "Owner") and yourselves as adequate notice of such assignment to you of the Charter (the "Charter"), dated as of December __, 1996, between us and the Owner and of all the right, title and interest of the Owner in, to and under the Charter.

         So long as the Assignment remains effective, we hereby agree that, upon your notification to us in writing of the occurrence of an Indenture Event of Default under the Indenture referred to in the Assignment, we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Charter directly to ______________________ Golden State Petroleum Revenue Account, Attention: _____________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

         Payments of moneys under the Charter may be adjusted, reduced or withheld only as expressly provided therein. Payments to you shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the undersigned may have against the Owner or any entity substituted for it other than under the Charter and all payments once made to you will be final, and once paid we will not, for any reason whatsoever, seek to recover from you any such payment made to you by virtue of the Assignment or this Letter of Consent.

         We confirm that the terms of the Charter remain in full force and effect and that the Owner is not presently in breach of the terms of the Charter. We further confirm that the terms of the Charter have not been varied or modified and that the terms of the Charter will not after the date hereof be varied or modified without your prior written consent.

         We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Charter.

         The undersigned will not permit any amendment, modification, cancellation or other alteration in the Charter, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

Date: ______________                  [Name of Charterer], as Charterer


                                      By:________________________________
                                      Name:______________________________
                                      Title:_____________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the December 24, 1996 between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated December 24, 1996, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Earnings and Insurances,
(ii) the Assignment of Charter, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) the Assignment of Building Contract, (viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, [Name of Other Owner] and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 1, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated as of December 1, 1996, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means [Name of Owner], a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, this Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means _________________.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                  ASSIGNMENT.................................  1

Section 2.01      Security Interest..........................................  1

Section 2.02      Assignment of Earnings.....................................  1

Section 2.03      Assignment of Insurances...................................  2

Section 2.04      Assignment of Proceeds of Requisition of Use...............  2

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE OWNER................  3

Section 3.01      Organization, Power and Status of the Owner................  3

Section 3.02      Authorization; Enforceability; Execution and Delivery......  3

Section 3.03      No Conflicts; Laws and Consents; No Default................  3

Section 3.04      Governmental Approvals.....................................  3

Section 3.05      Litigation.................................................  4

Section 3.06      No Prior Assignment........................................  4

                                   ARTICLE IV
                            COVENANTS OF THE OWNER...........................  4

Section 4.01      Covenants of Owner.........................................  4

Section 4.02      Owner to Remain Liable.....................................  4

Section 4.03      Further Assurances.........................................  5

Section 4.04      Indenture Trustee as Attorney-in-Fact of Owner.............  5

                                                                            Page
                                                                            ----

                                    ARTICLE V
                          MISCELLANEOUS PROVISIONS...........................  5

Section 5.01      Amendment..................................................  5

Section 5.02      Severability...............................................  5

Section 5.03      Notices....................................................  6

Section 5.04      Consent to Jurisdiction....................................  6

Section 5.05      Captions...................................................  6

Section 5.06      Governing Law..............................................  6

Section 5.07      No Partnership.............................................  6

Section 5.08      Counterparts...............................................  6

Section 5.09      Survival...................................................  6

Section 5.10      Integration................................................  7

Section 5.11      Reproduction of Documents..................................  7

Section 5.12      Successors and Assigns; Assignment.........................  7

Section 5.13      General Interpretive Principles............................  7

Section 5.14      Effective Date of Transaction..............................  8

                                                                       EXHIBIT E
                                                                       ---------
===============================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              AS INDENTURE TRUSTEE


                                       and


                        Golden State Petro (IOM I-A) PLC






                       -----------------------------------


                             ASSIGNMENT OF GUARANTEE

                          Dated as of December 1, 1996

                       -----------------------------------






===============================================================================

                  Assignment of Guarantee, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro B") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro B.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro B, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter are guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter and the Chevron Guarantee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the

Chevron Guarantee, including without limitation any moneys whatsoever payable to the Owner under the Chevron Guarantee, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Chevron Guarantee; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Chevron Guarantee or this Assignment.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Chevron Guarantee or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF GUARANTOR. On the Closing Date, the Owner shall deliver to the Guarantor a copy of this Assignment and shall procure the execution by the Guarantor of the Consent and Acknowledgment set out in Exhibit A hereto and deliver said Consent and Acknowledgment to the Indenture Trustee on the Closing Date.

                  Section 4.02 ENFORCEMENT OF CHEVRON GUARANTEE. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Chevron Guarantee and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Chevron Guarantee shall be paid to the credit of Chase Manhattan Bank NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co NY, further credit to A/C #04692300, Golden State Petroleum Transport Revenue Account, Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Chevron Guarantee in connection with any default or alleged default by the Guarantor thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Chevron Guarantee by the Owner.

                  Section 4.03 AMENDMENT OF CHEVRON GUARANTEE; ASSIGNMENT OF CHEVRON GUARANTEE. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Chevron Guarantee or release the Guarantor from any of its obligations thereunder or waive any breach of the Guarantor's obligations thereunder or consent to any such act or omission of the Guarantor as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Chevron Guarantee to any other Person.

                  Section 4.04 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.05 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Chevron Guarantee, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 24, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                      United States Trust Company of New York, as Indenture Trustee

                                      By:/s/ Christine C. Collins
                                         -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President


                                      Golden State Petro (IOM I-A) PLC, as Owner


                                      By:/s/ Joseph Avantario
                                         -----------------------------
                                      Name:  Joseph Avantario
                                      Title:   Treasurer

                                                                   Exhibit A

                            LETTER OF ACKNOWLEDGMENT
                           TO ASSIGNMENT OF GUARANTEE


                                                   [Date]


United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

                  Chevron Corporation (the "Guarantor") hereby consents to and acknowledges receipt of a signed copy of the Assignment of Guarantee (the "Assignment"), dated as of December 1, 1996, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Chevron Guarantee (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Chevron Guarantee. Any capitalized term not otherwise defined herein shall have the meaning assigned to such term in the Assignment.

                  The Guarantor confirms that it (a) has reviewed the terms of the Initial Charter and (b) understands the rights and obligations of Chevron Transport Corporation (the "Charterer") pursuant to the terms and conditions thereof.

                  Notwithstanding anything to the contrary contained in the Chevron Guarantee including without limitation the Guarantor's right to terminate the Chevron Guarantee as provided therein, so long as the Initial Charter and the Assignment are each in effect, the Guarantor hereby agrees that the Chevron Guarantee will continue in full force and effect and that, upon notification to the Guarantor of the occurrence of an Event of Default under the Initial Charter, the Guarantor shall (i) perform any and all obligations which the Guarantor is obligated to perform according to the Chevron Guarantee and
(ii) pay any and all sums which the Guarantor is legally obligated to pay to the Owner or otherwise as stated in and according to the Chevron Guarantee directly to _______________________ Golden State Petroleum Revenue Account, Attention:
___________________, or otherwise to such other account as you may at any time or from time to time, designate by notice to the Guarantor in writing. Payments to the Indenture Trustee shall not be subject to any right of set-off or defense by way of counterclaim or otherwise which the Guarantor may have against the Owner or any entity substituted for it and all payments once made to the Indenture Trustee will be final, and once paid the Guarantor will not, for any reason whatsoever, seek to recover from the Indenture Trustee any such payment made to the Indenture Trustee by virtue of the Assignment or this Letter of Consent.

                  The Guarantor confirms to the Indenture Trustee that (a) the Guarantor is a corporation duly organized and existing in good standing under the laws of the State of Delaware, (b) the making and performance of this Letter of Consent in accordance with its terms have been duly authorized by all necessary corporate action on the part of the Guarantor, do not contravene the Guarantor's Certificate of Incorporation or any indenture, credit agreement or other contractual agreement to which the Guarantor is a party or by which it is bound or any law binding on the Guarantor, (c) the making and performance of the Chevron Guarantee in accordance with its terms have been duly authorized by all necessary corporate action on the part of the Guarantor, do not require any stockholder approval, do not contravene the Guarantor's Certificate of Incorporation or any indenture, credit agreement or other contractual agreement to which the Guarantor is a party or by which it is bound, and do not, as to the making thereof, contravene any law binding on the Guarantor and, to the best knowledge of the Guarantor do not, as to the performance thereof, contravene any law binding on the Guarantor, (d) the Chevron Guarantee constituted as of the date thereof and at all times thereafter, to and including the date of this Letter of Consent, a binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, and this Letter of Consent is a binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, (e) the terms of the Chevron Guarantee remain in full force and effect and it constitutes, as modified by this Letter of Consent, the entire agreement between the parties thereto, (f) the terms of the Chevron Guarantee have not been varied or modified, other than pursuant to the terms of this Letter of Consent, and the terms of the Chevron Guarantee will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee and (g) the Guarantor has received no prior notice of any assignment by the Owner of any interest in the Chevron Guarantee.

         The Guarantor covenants, so long as any Initial Charter is in effect:

                  (a) to file with the Indenture Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if the Guarantor is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

                  (b) to file with the Indenture Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in the Serial Indenture as may be required from time to time by such rules and regulations;

                  (c) to transmit to the holders of the Serial Notes in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections
         (a) and (b) of this Letter of Consent as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (d) furnish to the Indenture Trustee, on or before each August 1, commencing in 1997, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Guarantor as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under the Serial Indenture. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Serial Indenture.


                                      CHEVRON CORPORATION, as Guarantor


                                      By: _____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT


         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Charter, (ii) the Assignment of Earnings and Insurances, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) the Assignment of Building Contract,
(viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and (x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro B and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, this Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull 1228.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



                                    ARTICLE I
                                   DEFINITIONS
 .............................................................................  1

                                   ARTICLE II
                                   ASSIGNMENT
 .............................................................................  1

Section 2.01      SECURITY INTEREST..........................................  1
                  -----------------

Section 2.02      ASSIGNMENT.................................................  1
                  ----------

                                   ARTICLE III
 .............................................................................  2

                   REPRESENTATIONS AND WARRANTIES OF THE OWNER
 .............................................................................  2

Section 3.01      ORGANIZATION, POWER AND STATUS OF THE OWNER................  2
                  -------------------------------------------

Section 3.02      AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY......  2
                  -----------------------------------------------------

Section 3.03      NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT................  2
                  -------------------------------------------

Section 3.04      GOVERNMENTAL APPROVALS.....................................  2
                  ----------------------

Section 3.05      LITIGATION.................................................  3
                  ----------

Section 3.06      NO PRIOR ASSIGNMENT........................................  3
                  -------------------

                          ARTICLE IV
                        COVENANTS OF THE OWNER...............................  3

Section 4.01      CONSENT OF GUARANTOR.......................................  3
                  --------------------

Section 4.02      ENFORCEMENT OF CHEVRON GUARANTEE...........................  3
                  --------------------------------

Section 4.03      AMENDMENT OF CHEVRON GUARANTEE; ASSIGNMENT OF
                  ----------------------------------------------
                  CHEVRON GUARANTEE..........................................  3
                  -----------------

Section 4.04      FURTHER ASSURANCES.........................................  4
                  ------------------

Section 4.05      INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER.............  4
                  ----------------------------------------------

                           ARTICLE V
                    MISCELLANEOUS PROVISIONS.................................  4

Section 5.01      AMENDMENT..................................................  4
                  ---------

Section 5.02      SEVERABILITY...............................................  4
                  ------------

Section 5.03      NOTICES....................................................  4
                  -------

Section 5.04      CONSENT TO JURISDICTION....................................  5
                  -----------------------

Section 5.05      CAPTIONS...................................................  5
                  --------

Section 5.06      GOVERNING LAW..............................................  5
                  -------------

Section 5.07      NO PARTNERSHIP.............................................  5
                  --------------

Section 5.08      COUNTERPARTS...............................................  5
                  ------------

Section 5.09      SURVIVAL...................................................  5
                  --------

Section 5.10      INTEGRATION................................................  6
                  -----------

Section 5.11      REPRODUCTION OF DOCUMENTS..................................  6
                  -------------------------

Section 5.12      SUCCESSORS AND ASSIGNS; ASSIGNMENT.........................  6
                  ----------------------------------

Section 5.13      GENERAL INTERPRETIVE PRINCIPLES............................  6
                  -------------------------------

Section 5.14      EFFECTIVE DATE OF TRANSACTION..............................  7
                  -----------------------------

                                                                       EXHIBIT F
                                                                       ---------
================================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-A) PLC






                       -----------------------------------

                       ASSIGNMENT OF MANAGEMENT AGREEMENT

                          Dated as of December 1, 1996

                       -----------------------------------






================================================================================

                  Assignment of Management Agreement, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro (IOM I-B) PLC") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro (IOM I-B) PLC.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro (IOM I-B) PLC, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter will be guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Chevron Guarantee and the Management Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the

Management Agreement, including without limitation any moneys whatsoever payable to the Owner under the Management Agreement, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner under the Management Agreement; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Management Agreement or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Management Agreement, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Management Agreement or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE MANAGEMENT AGREEMENT. The Management Agreement constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto; said Exhibit "A" represents the entirety of the management arrangements referred to therein; and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF MANAGER. On the Closing Date, the Owner shall deliver to the Manager a copy of this Assignment and shall procure the execution by the Manager of the Letter of Consent and Acknowledgment set out in Exhibit A hereto and deliver said Letter of Consent and Acknowledgment to the Indenture Trustee on the [Closing/Delivery] Date.

                  Section 4.02 ENFORCEMENT OF MANAGEMENT AGREEMENT. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Management Agreement and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Management Agreement shall be paid to the credit of Chase Manhattan Bank NYC, ABA # 02100021, A/C # 920-1-073195, credit U.S. Trust Co. NY, further credit to A/C # 04692300, Golden State Petroleum Transp. Corp. Rev., Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Management Agreement in connection with any default or alleged default by the Manager thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Management Agreement by the Owner.

                  Section 4.03 AMENDMENT OF MANAGEMENT AGREEMENT; ASSIGNMENT OF MANAGEMENT AGREEMENT. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Management Agreement or release the Manager from any of its obligations thereunder or waive any breach of the Manager's obligations thereunder or consent to any such act or omission of the Manager as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Management Agreement to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Management Agreement and will use its best efforts to cause the Manager to perform its obligations under the Management Agreement.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Management Agreement forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Management Agreement, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 1, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                   United States Trust Company of New York, as
                                   Indenture Trustee

                                      By:/s/ Christine C. Collins
                                         -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President


                                   Golden State Petro (IOM I-A) PLC, as Owner

                                      By:/s/ Joseph Avantario
                                         -----------------------------
                                      Name:  Joseph Avantario
                                      Title:   Treasurer

                                                                    Exhibit A
                            LETTER OF ACKNOWLEDGMENT
                      TO ASSIGNMENT OF MANAGEMENT AGREEMENT


                                              __________ __, 1996


United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

         The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Management Agreement (the "Assignment"), dated as of December 1, 1996, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Management Agreement (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Management Agreement.

         We confirm that the terms of the Management Agreement remain in full force and effect and that the Owner is not presently to our knowledge in breach of the terms of the Management Agreement. We further confirm that the terms of the Management Agreement have not been varied or modified and that the terms of the Management Agreement will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

         We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Management Agreement.

         The undersigned will not permit any amendment, modification, cancellation or other alteration in the Management Agreement, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                   Cambridge Fund Management L.L.C., as Manager

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of December 24, 1996, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, U.S.A. (as Agent for the Initial Charterer).

         "ASSIGNMENT" or "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of December 1, 1996, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery Date) with respect to the Vessel to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) this Assignment of Management Agreement, (ii) the Assignment of Charter, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Earnings and Insurances, (vii) the Assignment of Building Contract, (viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract, which is the date of this Assignment.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro (IOM I-B) PLC and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, this Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                        Page No.


                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                   ASSIGNMENT................................  1

Section 2.01   Security Interest.............................................  1

Section 2.02   Assignment....................................................  1

Section 2.03   Owner to Remain Liable........................................  2

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE OWNER................  2

Section 3.01   Organization, Power and Status of the Owner...................  2

Section 3.02   Authorization; Enforceability; Execution and Delivery.........  2

Section 3.03   No Conflicts; Laws and Consents; No Default...................  3

Section 3.04   Governmental Approvals........................................  3

Section 3.05   Litigation....................................................  3

Section 3.06   No Prior Assignment...........................................  3

Section 3.07   The Management Agreement......................................  3

                                   ARTICLE IV
                             COVENANTS OF THE OWNER..........................  3

Section 4.01   Consent of Manager............................................  3

Section 4.02   Enforcement of Management Agreement...........................  4

Section 4.03   Amendment of Management Agreement; Assignment of
               Management Agreement..........................................  4

Section 4.04   Performance of Obligations....................................  4

Section 4.05   Notices.......................................................  4

                                                                        Page No.


Section 4.06   Further Assurances............................................  4

Section 4.07   Indenture Trustee as Attorney-in-Fact of Owner................  5

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS.........................  5

Section 5.01   Amendment.....................................................  5

Section 5.02   Severability..................................................  5

Section 5.03   Notices.......................................................  5

Section 5.04   Consent to Jurisdiction.......................................  5

Section 5.05   Captions......................................................  6

Section 5.06   Governing Law.................................................  6

Section 5.07   No Partnership................................................  6

Section 5.08   Counterparts..................................................  6

Section 5.09   Survival......................................................  6

Section 5.10   Integration...................................................  6

Section 5.11   Reproduction of Documents.....................................  6

Section 5.12   Successors and Assigns; Assignment............................  7

Section 5.13   General Interpretive Principles...............................  7

Section 5.14   Effective Date of Transaction.................................  7

                                                                       EXHIBIT G
                                                                       ---------
================================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-A) PLC






                       -----------------------------------


                             ISSUE OF ONE DEBENTURE

                          Dated as of December 1, 1996

                       -----------------------------------






================================================================================

                  This Issue of One Debenture, dated as of December 1, 1996 (the "Debenture"), from Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man (the "Owner") to United States Trust Company of New York, as indenture trustee, a bank and trust company organized under the New York Banking Law (the "Indenture Trustee").

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro (IOM I-B) PLC, will issue Notes in connection with the financing of the construction of the Vessel. The net proceeds of such issuance will be deposited into the Pre-Funding Account. Pursuant to the Indenture, the Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Shipbuilding Contract for the Vessel. As of the date of this Assignment, the Owner has agreed to bareboat charter the Vessel to Chevron Transport Corporation (the "Initial Charterer") pursuant to the Initial Charter. The obligations of the Initial Charterer under the Initial Charter are guaranteed by Chevron Corporation (the "Guarantor") pursuant to the Chevron Guarantee. The Vessel will be managed by Cambridge Fund Management L.L.C. (the "Manager") pursuant to the Management Agreement, dated as of the date hereof, between the Owner and the Manager. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Vessel, the Initial Charter, the Chevron Guarantee and the earnings and insurances of the Vessel and will grant this debenture in favor of the Indenture Trustee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Capitalized terms used in this Debenture shall have the meanings assigned to such terms in Schedule 1 to this Debenture, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II
                                 COVENANT TO PAY

                  Section 2.1. COVENANT TO PAY. The Owner hereby covenants and agrees to pay and discharge each sum owing under the Obligations as and when the same shall fall due, whether at maturity, by acceleration or otherwise.

                                   ARTICLE III
                         MORTGAGE, CHARGE AND ASSIGNMENT

                  Section 3.1. CHARGE. As continuing security for the Obligations, the Owner hereby:

         (a) conveys, transfers and assigns absolutely to and unto the Indenture Trustee all rights of the Owner in and to the Current Receivables by way of fixed charge;

         (b) mortgages, charges and assigns, and agrees to mortgage, charge and assign to the Indenture Trustee all present and future rights of the Owner in and to all freehold or leasehold property of the Owner and all other estates or interests therein together with all trade fixtures and fixed plant and machinery now and for the time being thereon, by way of a fixed charge;

         (c) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Indenture Trustee all rights now owned or hereafter acquired in and to the goodwill, franchises, patent rights, copyrights, trademarks and other intangible Assets of the Owner by way of fixed charge;

         (d) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Indenture Trustee all rights relating to the aforesaid property specified in Sections 3.1(a), (b) and
                  (c) including, INTER ALIA, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing and unpaid vendor's liens and similar and associated rights, by way of fixed legal mortgage and charge; and

         (e) mortgages and charges in favor of the Indenture Trustee all rights of the Owner now owned or hereafter acquired in and to all other Security Assets for the time being of the Owner not subject to the fixed securities created by Sections 3.1(a),
                  (b), (c) and (d) wheresoever situate (including, INTER ALIA, all undertakings and businesses of the Owner) by way of a floating charge and the Owner shall not be at liberty to create any mortgage or charge on any of the securities created by this Section 3.1(e) and no Encumbrance shall in any case or in any manner arise on or affect any part of the said securities in priority to or PARI PASSU with all charges hereby created, it being the intention that the Owner shall have no power, without the written consent of the Indenture Trustee, to part with or dispose of any part of the said securities except by way of sale in the ordinary course of its business;

         PROVIDED, HOWEVER, that upon the unconditional payment and satisfaction of the Obligations the rights of the Indenture Trustee hereunder will terminate and the Indenture Trustee will at the direction, cost and expense of the Owner release or reassign to the Owner all remaining rights of the Indenture Trustee in and to the balance of the Security Assets.

                  Section 3.2. LEGAL SECURITIES. The Owner will forthwith at the request of the Indenture Trustee execute a legal mortgage, charge or assignment over all or any of the Security Assets subject to or intended to be subject to any fixed security hereby created in favor of the Indenture Trustee in such form as the Indenture Trustee may reasonably require.

                  Section 3.3. CONVERSION OF FLOATING CHARGE. The Indenture Trustee may at any time by notice to the Owner convert the floating charge hereby created into a fixed charge as regards any Assets specified in the notice which the Indenture Trustee shall consider to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy and (whether or not this security has become enforceable) may at any time appoint a Receiver (as defined in Section 7.1 hereof) thereof.

                  Section 3.4. NEGATIVE PLEDGE. Except as otherwise provided in the Mortgage or the Indenture, the Owner shall not, without the prior written consent of the Indenture Trustee, permit the sale, transfer, assignment lease or other disposition of any Security Asset, or any Encumbrance or other right in or over any Security Asset to subsist, arise or be created, other than such Encumbrance as is created by this Debenture.

                  Section 3.5. NEW ACCOUNTS. If the Indenture Trustee receives or is deemed to be affected by notice whether actual or constructive of any subsequent Encumbrance or other interest affecting any Security Asset or the proceeds of sale thereof, the Indenture Trustee may open a new account or accounts for the Owner. If the Indenture Trustee does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Indenture Trustee shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Debenture is security.

                                   ARTICLE IV
                            PRESERVATION OF SECURITY

                  Section 4.1. CONTINUING SECURITY. The security constituted by this Debenture shall be a continuing security and shall not be satisfied by any intermediate payment or satisfaction of the Obligations but shall secure the ultimate balance of the Obligations. The security hereby given shall be in addition to and shall not be discharged, released, prejudiced or otherwise affected by any other security or Encumbrance now or hereafter held by the Indenture Trustee for the Obligations.

                  Section 4.2. WAIVER OF DEFENSES. The obligations of the Owner under this Debenture and this security shall not be discharged, released, prejudiced or otherwise affected by any act, omission or circumstance which but for this provision might so operate or otherwise release or discharge the Owner from the Obligations, or the security created under this Debenture including without limitation and whether or not known to or discoverable by the Owner or the Indenture Trustee:

         (a) any time, indulgence, waiver, consent or other relief granted to or composition with the Owner or any other Person;

         (b) the taking, variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights under the Indenture, this Debenture, any Security Document or any other guarantee, agreement or obligation or any right against, or any security granted by, the Owner or any other Person;

         (c) any irregularity, invalidity or unenforceability of any obligation of the Owner under the Indenture, any Security Document, this Debenture or any other guarantee, of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any such obligation to the extent that such obligation and this security shall remain in full force and this Debenture shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order;

         (d) any legal limitation, disability, incapacity or other circumstance relating to the Owner, any guarantor or any other Person;

         (e) any defect in or invalidity or inadequacy of the constitution or incorporation or borrowing powers of the Owner or of its board of directors, executive committee or other equivalent or analogous body or in the authorization, execution or delivery of the Indenture, any Security Document, this Debenture or any other guarantee, agreement or obligation; or

         (f) any supplement, amendment or modification to the terms of the Indenture, this Debenture, any other Security Document or any other guarantee, agreement or obligation.

                  Section 4.3. IMMEDIATE RECOURSE. The Owner waives any right it may have of first requiring the Indenture Trustee to proceed against or claim payment from the Owner or enforce the Indenture, any Security Documents or other guarantee, agreement or obligation before enforcing this Debenture.

                  Section 4.4. PRESERVATION OF RIGHTS. Until the Obligations have been irrevocably paid and discharged in full, the Indenture Trustee may:

         (a) refrain from applying or enforcing any other security, money or right held or received by the Indenture Trustee in respect of the Obligations or apply and enforce the same in such manner and order as the Indenture Trustee sees fit; and

         (b) hold in a suspense account (without liability to pay interest thereon) any moneys received or on account of this Debenture by way of a partial payment.

                  Section 4.5. ADDITIONAL SECURITY. This Debenture shall be in addition to and shall not in any way be prejudiced by any other security now or hereafter held by the Indenture Trustee.

                  Section 4.6. CERTIFICATE. A certificate of the Indenture Trustee setting forth the amount due from the Owner in respect of the Obligations shall, in the absence of manifest error, be PRIMA FACIE evidence of such amount.

                  Section 4.7. DISCHARGE. Where any discharge (whether in respect of the Indenture, the Obligations, this Debenture, or any other guarantee, agreement, obligation or security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation, winding-up, dissolution or otherwise, this security and the obligations of the Owner under this Debenture shall continue as if there had been no such discharge or arrangement.

                  Section 4.8. REGISTRATION. The Owner hereby agrees to arrange for this Debenture, any Security Asset or any agreement, document or instrument relating thereto to be registered with or notified to any Person to preserve or perfect the Indenture Trustee's security in any Security Asset.

                  Section 4.9. INDENTURE TRUSTEE'S POWER'S WITH RESPECT TO SECURITY ASSETS. The Indenture Trustee may without demand or notice to the Owner being required at any time after this security becomes enforceable exercise at its discretion (in the name of the Owner or otherwise) and without any further consent or authority by the Owner, any right which may be exercised by the Person in whose name any Security Asset is registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees by statute in respect of securities or property subject to a trust; PROVIDED, HOWEVER, that until the security hereby constituted becomes enforceable, the Indenture Trustee shall procure that the rights attached to each such Security Asset are exercised in such manner as the Owner shall direct so long as the same is not inconsistent with any term of the Indenture or this Debenture and account to the Owner for any sum or other distribution paid in respect of such Security Asset.

                  Section 4.10. CALLS. The Owner will for so long as the Obligations remain outstanding pay all sums which may become due in respect of the Security Assets and in the event of default the Indenture Trustee may if it thinks fit make such payments on behalf of the Owner. Any sums so paid by the Indenture Trustee shall be immediately due and payable by the Owner to the Indenture Trustee without demand or notice being required.

                  Section 4.11. DELEGATION BY INDENTURE TRUSTEE. The Indenture Trustee may at any time and from time to time delegate by power of attorney or in any other manner to any Person or Persons all or any of the rights and discretions which are for the time being exercisable by the Indenture Trustee under this Debenture in relation to any Security Asset. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Indenture Trustee may think fit. The Indenture Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

                  Section 4.12. FURTHER ASSURANCES. The Owner shall at its own expense execute and deliver all such agreements, documents and instruments and do all such assurances, acts and things as the Indenture Trustee may require for perfecting or protecting this security over any Security Asset or for facilitating the realization of such property and in the exercise of all rights vested in the Indenture Trustee or in any sub-delegate as aforesaid. The Owner shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Indenture Trustee or its nominees and give all notices, orders and directions which the Indenture Trustee may think expedient and, for the purposes of this Section, a certificate in writing by the Indenture Trustee to the effect that any particular assurance, act or thing required by it is reasonably required shall be conclusive evidence of such fact in favor of all third parties.

                  Section 4.13. REDEMPTION OF PRIOR MORTGAGES. The Indenture Trustee may at any time after the security hereby constituted has become enforceable redeem any prior Encumbrances against any Security Asset or procure the transfer thereof to itself and may settle and pass the accounts of the prior Encumbrances. Any accounts so settled and passed shall be conclusive and binding on the Owner. All principal moneys, interest, costs, charges and expenses of and incidental to such redemption and transfer shall be immediately due by the Owner to the Indenture Trustee without notice or demand being required.

                  Section 4.14. POWER OF ATTORNEY. (a) The Owner hereby by way of security irrevocably nominates, constitutes and appoints the Indenture Trustee and every Receiver of any Security Asset appointed hereunder and every such delegate or sub-delegate as aforesaid, each of them acting alone or jointly with any other of them, to be its attorney (the "Attorney") and on its behalf and in its name or otherwise to sign under seal or otherwise and deliver all such agreements, documents and instruments and do all such assurances, acts and things which the Owner ought to do but fails to do under the covenants and provisions contained in the Indenture or this Debenture (including without prejudice to the generality of the foregoing to make any demand upon or give any notice or receipt to any Person owing moneys to the Owner and to execute and deliver any charges, legal and equitable generally in its name and on its behalf to exercise all or any of the rights conferred by or pursuant to this Debenture or by statute on the Attorney and (without prejudice to the generality of the foregoing) to sign under seal or otherwise and deliver and otherwise perfect any assurance, agreement, instrument or act which the Attorney may deem proper in or for the purpose of exercising any of such rights.

                  (b) The Owner hereby ratifies and confirms and agrees to ratify and confirm any such Attorney described in Section 4.14(a).

                  Section 4.15. AVOIDANCE OF PAYMENTS. No assurance, security or payment which may be avoided under any enactment relating to bankruptcy, and no release, settlement or discharge given or made by the Indenture Trustee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Indenture Trustee to enforce the security created by or pursuant to this Debenture in respect of the full extent of the moneys thereby secured. The Indenture Trustee shall be at liberty at its absolute discretion to retain the security so created as security for the Obligations for a period of seven months in the case of fixed security and thirteen months in the case of floating security after the Obligations shall have been paid in full, notwithstanding any release, settlement, discharge or arrangement given or made by the Indenture Trustee on or as a consequence of, such termination of liability. If at any time within the period of six months in the case of fixed security and twelve months in the case of floating security after such termination a petition shall be presented to a competent court for an order for the winding up of the Owner or the Owner shall commence to be wound up voluntarily, the Indenture Trustee shall be at liberty, notwithstanding as aforementioned, to continue to retain such security or any part thereof for and during such further period as the Indenture Trustee in its absolute discretion shall determine. The Owner agrees that such security shall be deemed to have been and to have remained held by the Indenture Trustee as and by way of security for the payment to the Indenture Trustee of all or any sums which are now or may become due and owing to the Indenture Trustee under the Indenture and the rest of the Security Documents.

                  Section 4.16. POWERS TO LEND. The Indenture Trustee may advance money on the security of any Security Asset for the purpose of defraying any costs, charges, losses and expenses which shall be paid or incurred by it in relation to this Debenture (including the remuneration of any Receiver) or which the Indenture Trustee anticipates may be paid or incurred in the exercise of the rights vested in it or for all other purposes of this Debenture or any of them and the Indenture Trustee may advance such moneys at such rates of interest and generally on such terms and conditions as it shall think fit.

                                    ARTICLE V
                          DEALINGS WITH SECURITY ASSETS


                  Section 5.1. CHARGED ACCOUNTS. The Owner shall cause all sums hereafter received or recovered by or for it in respect of any Current Receivable to be directly credited to a separate and distinct account as the Indenture Trustee may from time to time designate and, if called upon to do so by notice in writing from the Indenture Trustee, shall execute an absolute assignment of any such Current Receivable in favor of the Indenture Trustee, all at the cost of the Owner. Until the security hereby constituted is fully discharged in accordance with the terms hereof, the Owner shall not be entitled to withdraw any sum standing to the credit of any such account established as aforesaid without the prior written consent of the Indenture Trustee.

                  Section 5.2. DEPOSIT OF PROPRIETARY RIGHTS. The Owner shall, if the Indenture Trustee so requires, deposit with the Indenture Trustee all certificates and other documents of title or evidence of ownership in relation to the patents and rights referred to in Section 3.1(c).

                  Section 5.3. LIABILITY TO PERFORM. Notwithstanding any other provision herein contained to the contrary, the Owner shall remain liable to observe and perform all of the respective conditions and obligations assumed by it in respect of each Security Asset and the Indenture Trustee shall be under no obligation by reason of this Debenture, nor shall the Indenture Trustee be required in any manner, to perform or fulfil any obligation of the Owner in respect of any Security Asset or to make any payment or make any enquiry as to the maturity, amount, nature or sufficiency of any rental, interest, proceeds, payments or receipts received by it or them or the Owner or to present or file any claim or take any other action or give any notice to collect, exercise or enforce the payment of any amount or the taking up of any rights or property to which the Owner may have been or to which it may be now or hereafter entitled thereunder at any time.

                                   ARTICLE VI
                                   ENFORCEMENT

                  Section 6.1. WHEN SECURITY BECOMES ENFORCEABLE. The security hereby conferred shall become immediately enforceable and the floating charge created by this Debenture shall be deemed to have crystallized and the power of sale and other powers conferred by statute as varied or amended or granted by this Debenture shall be immediately exercisable (i) if the Owner fails to meet the Obligations in the manner specified in Section 2.1 or (ii) upon and after the occurrence of any Indenture Event of Default as defined in the Indenture. After this security has become enforceable, the Indenture Trustee may in its discretion enforce all or any part of this security, and exercise all or any rights of enforcement hereby granted, in such manner as the Indenture Trustee sees fit.

                  Section 6.2. ENFORCEMENT OF SECURITY. For the purposes of all powers implied by statute the Obligations shall be deemed to have become due and payable on the date hereof and any statutory restrictions on the power of sale and restrictions on the right of consolidation shall not apply to this security.

                  Section 6.3. REMEDIES, WAIVERS AND CONSENTS. No delay or omission of the Indenture Trustee in exercising any right under this Debenture shall impair or be construed as a waiver of such right nor shall any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other right. The rights provided in this Debenture are cumulative and not exclusive of any rights provided by law, agreement or otherwise. Any waiver and any consent by the Indenture Trustee under this Debenture must be in writing and may be given subject to any conditions thought fit by the Indenture Trustee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

                                   ARTICLE VII
                                    RECEIVER

                  Section 7.1. APPOINTMENT AND POWERS OF RECEIVER. At any time after this security becomes enforceable the Indenture Trustee may without further notice appoint in writing under the hand of its duly authorized officer any one or more Person(s) to be a receiver or receiver and manager (hereinafter each called "a Receiver") as the Indenture Trustee at its sole discretion may see fit of any Security Asset in like manner in every respect as if the Indenture Trustee had become entitled under statute to exercise the power of sale thereby conferred. Every Receiver so appointed shall, in addition to any powers conferred by statute or common law, have and be entitled to exercise all rights to do any or all of the following things:

         (a) TAKE POSSESSION. Enter upon and take immediate possession of, get in and collect any Security Asset and undertake any works of demolition, building, reconstruction, repair or decoration thereon;

         (b) SELL ASSETS. Subject to any necessary consent or approval of any judicial, administrative, governmental or other regulatory body, office or agency, sell, convert into money and realize any Security Asset by public auction or private contract, dispose of, grant options and other rights in respect of and exercise all other rights conferred on an owner under any statute, at common law or otherwise, in respect of any Security Asset and generally in such manner and on such terms (which may consist wholly or partly of shares or securities of any company or body corporate) as the Receiver shall think fit and transfer, convey, assign or grant an assurance of the same in the name and on behalf of the Owner. Without prejudice to the generality of the foregoing, the Receiver may do any of these things for a consideration consisting of cash, debentures or other obligations, shares or other valuable consideration in cash or in any other form whatsoever and any such consideration may be payable in a lump sum or by installments spread over such period as the Receiver may think fit;

         (c) COMPROMISE. Settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any Person who is or claims to be a creditor of the Owner or relating in any way to any Security Asset;

         (d) BORROW AND CREATE SECURITY. Borrow or raise money and secure the repayment thereof and interest thereon by mortgaging, sub-mortgaging or otherwise charging any Security Asset or this Debenture (whether or not in priority to the sums and obligations secured by this Debenture) in such manner and on such terms as the Receiver shall think fit; PROVIDED, HOWEVER, that:

                (i) no Receiver shall exercise such right without first obtaining the written consent of the Person appointing him and the Indenture Trustee shall not incur any responsibility to the Owner or any other Person by reason of giving or refusing its consent, whether directly or subject to any limitation or condition; and

               (ii) no Person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise thereof or to see to the application of any money so borrowed or raised;

         (e) EMPLOY AGENTS. Employ solicitors, managers, agents and others as the Receiver shall deem necessary;

         (f) RECEIPTS. Give valid receipts and discharges for all moneys and claims and execute all assurances and things which may be proper or desirable for realizing any Security Assets;

         (g) CONSIDERATION. Receive or pay any consideration in cash or other valuable consideration and so that the same may be receivable or payable either immediately or at a later time and in a lump sum or by installments spread over such period as the Receiver shall think fit;

         (h) DEALINGS. Generally to deal with and effect any transaction or arrangement of any kind whatsoever in respect of any Security Asset;

         (i) LEGAL PROCEEDINGS. Settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with any Security Asset or in any way relating to the security constituted by this Debenture, to bring, take, defend, compromise, submit to and discontinue any actions, suits, arbitration or proceedings whatsoever whether civil or criminal in relation to the matters aforesaid, to enter into, complete, disclaim, abandon or disregard, determine or rectify all or any of the outstanding agreements or arrangements of the Owner in any way relating to or affecting the Security Assets or any part thereof and to allow time for payment of any debts either with or without security as the Receiver shall think expedient;

         (j) IN OWNER'S NAME. Generally at his option to use the name of the Owner in the exercise of all or any of the rights hereby conferred;

         (k) EXERCISE OF RIGHTS. Exercise, or permit the Owner or any nominee of the Owner to exercise, any rights incident to the ownership of any Security Asset in such manner as the Receiver may think fit and in particular (as regards shares, stock and securities) any voting rights conferred by the same and (as regards securities) any rights of enforcing the same by foreclosure, sale or otherwise;

         (l) CORPORATE TRANSFERS. Transfer any Security Asset to any other company or body corporate, whether or not formed or acquired for the purpose;

         (m) CARRY ON BUSINESS. Generally manage and carry on and conduct any of the undertakings and businesses of the Owner;

         (n) CALLS. Make calls, conditionally or unconditionally, on the members of the Owner in respect of all or any part of its uncalled capital with such and the same rights of enforcement as are conferred by the Memorandum of Association and Articles of Association of the Owner upon its directors in this respect;

         (o) GENERAL POWERS. Sign under seal or otherwise and deliver all such agreements, documents and instruments and do all such other acts and things as the Receiver may consider desirable or necessary for realizing any Security Asset or incidental or conducive to any of the matters or rights conferred on a Receiver under or by virtue of this Debenture and to exercise in relation to any Security Asset all such rights as the Receiver should be capable of exercising if the Receiver were the beneficial owner of the same; and

         (p) MONEYS RECEIVED BY RECEIVER. All moneys received by a Receiver shall after providing for the matters specified by any law be applied by him in or towards satisfaction of this Debenture and thereafter of any other Encumbrance of which he shall have notice and thereafter the Receiver shall pay the residue of the moneys received by him to the Owner.

                  Section 7.2. COMPLY WITH INSTRUCTIONS. Any Receiver shall in the exercise of the Receiver's rights conform to any regulations and directions from time to time made and given by the Indenture Trustee as appointer but so that no Person dealing with the Indenture Trustee or any Receiver shall be concerned to enquire whether the Receiver has so conformed to any such regulations or directions.

                  Section 7.3. REMOVAL AND REMUNERATION. The Indenture Trustee may from time to time by writing under its hand remove any Receiver appointed by it and may whenever it may deem it expedient appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

                  Section 7.4. INDENTURE TRUSTEE MAY EXERCISE RECEIVER'S POWERS. All or any of the rights which are conferred by this Debenture (either expressly or impliedly) upon a Receiver of any Security Asset may be exercised after the security hereby created becomes enforceable by the Indenture Trustee in relation to any Security Asset without first appointing a Receiver of the same or notwithstanding the appointment of a Receiver of the same.

                  Section 7.5. NO LIABILITY AS MORTGAGEE IN POSSESSION. The Indenture Trustee shall not nor shall any Receiver appointed as aforesaid by reason of the Indenture Trustee or the Receiver entering into possession of any Security Asset be liable to account as mortgagee in possession or be liable for any loss or realization or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Indenture Trustee shall be deemed to be the agent of the Owner for all purposes and shall as such agent be deemed to be in the same position as a Receiver duly appointed by a mortgagee under statute. The Owner alone shall be responsible for its agreements, obligations, acts, omissions, defaults and losses and the Indenture Trustee shall not incur any responsibility therefor (either to the Owner or to any other Person whatsoever) by reason of appointing such Receiver or for any other reason whatsoever. Every such Receiver and the Indenture Trustee shall be entitled to all the rights, privileges and immunities by statute conferred on mortgagees and receivers when such receivers have been duly appointed.

                  Section 7.6. PROTECTION OF THIRD PARTIES. No purchaser, mortgagee or other Person dealing with the Indenture Trustee or the Receiver or the agents of the Indenture Trustee or the Receiver shall be concerned to enquire whether any of the Obligations are due or owing, the right which the Indenture Trustee or the Receiver is purporting to exercise has become exercisable or any money remains due under this Debenture, as to the propriety or regularity of the actions of the Indenture Trustee or such Receiver, or to see to the application of any money paid to the Indenture Trustee or to such Receiver.

                  Section 7.7. EXPENSES. All costs, charges and expenses incurred and all payments made by the Indenture Trustee or any Receiver appointed hereunder in the exercise in good faith of any right hereby conferred whether or not occasioned by any act, neglect or default of the Indenture Trustee or such Receiver shall bear interest from the date of the same being incurred or becoming due at the Default Rate. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Owner on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Indenture Trustee and the Owner on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

                  Section 7.8. INDEMNITY. Each of the Indenture Trustee and every Receiver, attorney, manager, agent or other Person appointed by the Indenture Trustee hereunder shall be entitled to be indemnified out of the Security Assets in respect of all obligations, costs, charges and expenses incurred and payments made by such Person in good faith in the execution or purported execution of any right vested in such Person pursuant hereto and against all actions, proceedings, obligations, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to any Security Asset and the Indenture Trustee and any such Receiver may retain and pay all sums in respect of the same out of any moneys received under the rights hereby conferred.

                                  ARTICLE VIII
                             APPLICATION OF PROCEEDS

                  Section 8.1. ORDER OF APPLICATION. Any moneys received by the Indenture Trustee pursuant to this Debenture or under the powers hereby conferred shall after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to this security be applied for the following purposes and in the following order of priority (but without prejudice to the right of the Indenture Trustee to recover any shortfall from the Owner):

         (a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Indenture Trustee or any Receiver appointed hereunder and of all remuneration due hereunder with interest on such costs, charges, expenses and payments at the Default Rate;

         (b)      in or towards payment of interest on the Obligations;

         (c)      in or towards payment of principal on the Obligations; and

         (d) in payment of the surplus (if any) to the Owner or other Person entitled thereto.

                  Section 8.2. SUSPENSE ACCOUNTS. Any moneys received under the rights hereby conferred may, at the discretion of the Indenture Trustee, be placed in a suspense account and kept there for so long as the Indenture Trustee thinks fit.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  Section 9.1. AMENDMENT. This Debenture may be amended from time to time by written agreement signed by the parties hereto.

                  Section 9.2. SEVERABILITY. If any provision of this Debenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Debenture contained, shall not affect the remaining portions of this Debenture, or any part thereof.

                  Section 9.3. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 9.4. CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Debenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on the Owner. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Debenture shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 9.5. CAPTIONS. The captions or headings in this Debenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Debenture.

                  Section 9.6. GOVERNING LAW. This Debenture shall be governed by and interpreted in accordance with the laws of the Isle of Man, without giving effect to the principles of conflicts of law.

                  Section 9.7. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 9.8. COUNTERPARTS. This Debenture may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 9.9. SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Debenture in respect of either party hereto shall survive the execution and delivery of this Debenture and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 9.10. INTEGRATION. This Debenture and the Schedule and Exhibits hereto, the Indenture and the Security Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 9.11. REPRODUCTION OF DOCUMENTS. This Debenture and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 9.12. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Debenture shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Debenture, Indenture, the Security Documents and any of its rights and interest hereunder and thereunder.

                  Section 9.13. GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Debenture except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Debenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Debenture;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Debenture as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  IN WITNESS WHEREOF this Debenture has been executed by the Owner the day and year first above written.




SIGNED, SEALED and DELIVERED               )
as a Deed and Debenture                    ) /s/ Joseph Avantario
by                                         )
for and on behalf of                       )
Golden State Petro (IOM I-A) PLC           ) /s/ John McFadden
in the presence:-                          )




SIGNED by                                  )
for and on behalf of                       )
United States Trust Company of New York      /s/ Christine C. Collins
  as Indenture Trustee                     )
in the presence of:-                       ) /s/ Adam Levine

                                   SCHEDULE 1

                       DEFINED TERMS USED IN THE DEBENTURE

         "ADDITIONAL NOTE" means each first preferred mortgage note issued pursuant to a Supplemental Indenture to finance the Additional Construction Costs of a Vessel.

         "ADDITIONAL CONSTRUCTION COSTS" means any net increases in construction costs for the Vessel which (i) result from actions by the Initial Charterer or the Technical Supervisor; (ii) are approved by the Owner, such approval not to be unreasonably withheld; and (iii) occur after execution of the Building Contract but prior to the Delivery Date.

         "ALLOCATED PRINCIPAL AMOUNT OF THE ADDITIONAL NOTES" means, when used with reference to the Additional Notes and the Vessel at any date of determination, the product of (a) the aggregate outstanding principal amount of Additional Notes as of such date and (b) a fraction (i) the numerator of which is the aggregate outstanding principal amount of Additional Notes for the Vessel as specified with respect to the Vessel in the related Supplemental Indenture and (ii) the denominator of which is the aggregate initial principal amount of all Additional Notes.

         "ALLOCATED PRINCIPAL AMOUNT OF THE MORTGAGE NOTES" means, when used with reference to the Mortgage Notes and the Vessel at any date of determination, the sum of (a) the Allocated Principal Amount of the Notes for the Vessel and (b) the Allocated Principal Amount of the Additional Notes for the Vessel.

         "ALLOCATED PRINCIPAL AMOUNT OF THE NOTES" means, when used with reference to the Notes and either Vessel, amounts indicated on Schedule 1 attached to the Indenture.

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and Chevron Shipping Company, San Francisco, California (as Agent for the Initial Charterer).

         "ASSETS" means, in relation to any person, the whole or any part of its business, undertaking, property and assets and includes, without limitation, any right to receive revenues.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 19, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 19, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter and the Charter Supplement.

         "CLOSING DATE" means December 24, 1996.

         "CURRENT RECEIVABLES" means (a) all obligations of the trade debtors of the Owner due or owing to the Owner on account of the prevailing debit balances of the present book debts of the Owner and (b) all rights relating to the aforesaid property specified in clause (a), including, INTER ALIA, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing an unpaid vendor's liens and similar and associated rights (and each reference to a "Current Receivable" shall be construed as a reference to the whole or any part of any one or more of them).

         "DEFAULT RATE" means, with respect to a Mortgage Note, a rate per annum for each day from the date of a default in any payment hereunder until such payment shall be paid in full equal to the lesser of (a) 1.0% above the interest rate indicated in such Mortgage Note and (b) the sum of 1.5% and LIBOR.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract.

         "ENCUMBRANCE" means any encumbrance and includes any mortgage, charge (whether fixed or floating, pledge, lien, hypothecation, title retention or other security agreement or security interest of any kind whatsoever and howsoever arising and any equivalent or analogous interest to any of the foregoing.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro (IOM I-B) and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 1, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "LIBOR" means the rate calculated on the basis of the offered rates for deposits in dollars for a one-month period which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such offered rates (rounded to the nearest .0001 percentage point). If, at any time of determination, the Reuters Screen LIBO Page is not available, LIBOR will be calculated as the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective ratio per annum at which deposits in dollars for a one month period are offered to each of three reference banks in the London interbank market at approximately 11:00 A.M., London time, on the date that is two London Banking Days preceding the date of calculation. Each of the Initial Charterer and the Owners (or the Owners' assignee) will select a reference bank and the third reference bank will be selected by the Initial Charterer and the Owners (or Owners' assignee) together or, failing agreement, by the previously selected reference banks together.

         "LONDON BANKING DAY" means any day on which dealings in deposits in United States dollars are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States dollar deposits) in London and New York.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "MORTGAGE NOTES" means, collectively, the Serial First Preferred Mortgage Notes maturing serially from 2000 to 2006 (the "Serial Notes") and the 8.04% First Preferred Mortgage Notes due 2019 (the "Term Notes") issued in the initial aggregate principal amount of $178,800,000 and any other notes issued pursuant to a supplement to the Indenture or pursuant to the Registration Rights Agreement.

         "NOTES" means, collectively, the Serial Notes and Term Notes.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "PERSON" means an individual, a partnership, a corporation, a joint venture, unincorporated association, a joint stock company, a trust or any other entity or a Governmental Authority.

         "REGISTRATION JURISDICTION" means the jurisdiction in which the Vessel is or will be registered.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the Closing Date, among the Owners and Cambridge Partners, L.L.C., Salomon Brothers Inc and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchaser of the Initial Notes.

         "SECURITY ASSETS" means all of the present and future Assets of the Owner, including, INTER ALIA, the Current Receivables (and each reference to a "Security Asset" shall be construed as a reference to the whole or any part of any one or more of them).

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                COVENANT TO PAY..............................  1

Section 2.1.   Covenant to Pay...............................................  1

                                   ARTICLE III
                         MORTGAGE, CHARGE AND ASSIGNMENT.....................  2

Section 3.1.   Charge........................................................  2

Section 3.2.   Legal Securities..............................................  3

Section 3.3.   Conversion of Floating Charge.................................  3

Section 3.4.   Negative Pledge...............................................  3

Section 3.5.   New Accounts..................................................  3

                                   ARTICLE IV
                            PRESERVATION OF SECURITY.........................  3

Section 4.1.   Continuing Security...........................................  3

Section 4.2.   Waiver of Defenses............................................  4

Section 4.3.   Immediate Recourse............................................  4

Section 4.4.   Preservation of Rights........................................  5

Section 4.5.   Additional Security...........................................  5

Section 4.6.   Certificate...................................................  5

Section 4.7.   Discharge.....................................................  5

Section 4.8.   Registration..................................................  5

                                                                            Page
                                                                            ----


Section 4.9.   Indenture Trustee's Power's With Respect to Security Assets...  5

Section 4.10.  Calls.........................................................  6

Section 4.11.  Delegation By Indenture Trustee...............................  6

Section 4.12.  Further Assurances............................................  6

Section 4.13.  Redemption of Prior Mortgages.................................  6

Section 4.14.  Power of Attorney.............................................  6

Section 4.15.  Avoidance of Payments.........................................  7

Section 4.16.  Powers to Lend................................................  7

                                    ARTICLE V
                          DEALINGS WITH SECURITY ASSETS......................  8

Section 5.1.   Charged Accounts..............................................  8

Section 5.2.   Deposit of Proprietary Rights.................................  8

Section 5.3.   Liability to Perform..........................................  8

                                   ARTICLE VI
                                   ENFORCEMENT...............................  8

Section 6.1.   When Security Becomes Enforceable.............................  8

Section 6.2.   Enforcement of Security.......................................  9

Section 6.3.   Remedies, Waivers and Consents................................  9

                                   ARTICLE VII
                                    RECEIVER.................................  9

Section 7.1.   Appointment and Powers of Receiver............................  9

Section 7.2.   Comply with Instructions...................................... 12

                                                                            Page
                                                                            ----


Section 7.3.   Removal and Remuneration...................................... 12

Section 7.4.   Indenture Trustee May Exercise Receiver's Powers.............. 12

Section 7.5.   No Liability As Mortgagee In Possession....................... 12

Section 7.6.   Protection Of Third Parties................................... 12

Section 7.7.   Expenses...................................................... 12

Section 7.8.   Indemnity..................................................... 13

                                  ARTICLE VIII
                            APPLICATION OF PROCEEDS.......................... 13

Section 8.1.   Order of Application.......................................... 13

Section 8.2.   Suspense Accounts............................................. 13

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS......................... 14

Section 9.1.   Amendment..................................................... 14

Section 9.2.   Severability.................................................. 14

Section 9.3.   Notices....................................................... 14

Section 9.4.   Consent to Jurisdiction....................................... 14

Section 9.5.   Captions...................................................... 14

Section 9.6.   Governing Law................................................. 15

Section 9.7.   No Partnership................................................ 15

Section 9.8.   Counterparts.................................................. 15

Section 9.9.   Survival...................................................... 15

Section 9.10.  Integration................................................... 15

                                                                            Page
                                                                            ----


Section 9.11.  Reproduction of Documents..................................... 15

Section 9.12.  Successors and Assigns; Assignment............................ 15

Section 9.13.  General Interpretive Principles............................... 16

                                                                       EXHIBIT H
                                                                       ---------
===============================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              AS INDENTURE TRUSTEE


                                       and


                        Golden State Petro (IOM I-A) PLC






                       -----------------------------------


                         ASSIGNMENT OF BUILDING CONTRACT

                          Dated as of December 1, 1996

                       -----------------------------------






===============================================================================

                  Assignment of Building Contract, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro B") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro B.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro B, will issue Notes in connection with the financing of the construction of the Vessel. The Vessel will be constructed pursuant to the terms and conditions of the Building Contract. Pursuant to the Agreement on Contract for Technical Matters, Chevron Shipping Company (the "Technical Supervisor") will supervise the construction of the Vessel. Pursuant to the Building Contract Guarantee, the Building Contract Guarantor is guaranteeing the obligations of the Builder under the Building Contract. The Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Building Contract for the Vessel. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Building Contract, the Agreement on Contract for Technical Matters and the Building Contract Guarantee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the Building Contract and the Agreement on Contract for Technical Matters, including without limitation any moneys whatsoever payable to the Owner thereunder, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner thereunder; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Building Contract, the Agreement on Contract for Technical Matters or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Building Contract and the Agreement on Contract for Technical Matters, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Building Contract or the Agreement on Contract for Technical Matters or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE AGREEMENTS. Each of the Building Contract and the Agreement on Contract for Technical Matters constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF PARTIES TO ASSIGNMENT. On the Closing Date, the Owner shall deliver to the Builder and the Technical Supervisor a copy of this Assignment and shall procure the execution by each of the Builder and the Technical Supervisor of the Consent and

Acknowledgment set out in Exhibits A-1 and A-2 hereto and deliver said Consent and Acknowledgment to the Indenture Trustee on the Closing Date.

                  Section 4.02 ENFORCEMENT OF AGREEMENT. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Building Contract, the Agreement on Contract for Technical Matters and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Building Contract and the Agreement on Contract for Technical Matters shall be paid to the credit of Chase Manhattan Bank NYC, ABA #021000021, A/C #920-1- 073195, credit U.S. Trust Co NY, further credit to A/C #04692300, Golden State Petroleum Transport Revenue Account,
Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Building Contract and the Agreement on Contract for Technical Matters in connection with any default or alleged default by the Builder or Technical Supervisor, respectively, thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Building Contract and the Agreement on Contract for Technical Matters, as the case may be, by the Owner.

                  Section 4.03 AMENDMENT OF AGREEMENTS; ASSIGNMENT OF AGREEMENTS. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Building Contract or the Agreement on Contract for Technical Matters or release any party thereto from any of its obligations thereunder or waive any breach of any party thereto's obligations thereunder or consent to any such act or omission of such party as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Building Contract or the Agreement on Contract for Technical Matters to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Building Contract and the Agreement on Contract for Technical Matters and will use its best efforts to cause the other parties thereto to perform their respective obligations thereunder.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Building Contract or the Agreement on Contract for Technical Matters forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Building Contract and the Agreement on Contract for Technical Matters, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 24, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                      United States Trust Company of New York, as Indenture Trustee

                                      By:/s/ Christine C. Collins
                                         -----------------------------
                                      Name:  Christine C. Collins
                                      Title:   Assistant Vice President


                                      Golden State Petro (IOM I-A) PLC, as Owner

                                      By:/s/ Joseph Avantario
                                         -----------------------------
                                      Name:  Joseph Avantario
                                      Title:   Treasurer

                                                                     Exhibit A-1

                            LETTER OF ACKNOWLEDGMENT
                       TO ASSIGNMENT OF BUILDING CONTRACT
                                                     [Date]

United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

                  The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Building Contract (the "Assignment"), dated as of _________, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Building Contract (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Building Contract.

                  So long as the Assignment remains effective, we hereby agree that we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Building Contract directly to _______________________ Golden State Petroleum Revenue Account, Attention:
___________________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

                  We confirm that the terms of the Building Contract remain in full force and effect that the Owner is not presently to our knowledge in breach of the terms of the Building Contract. We further confirm that the terms of the Building Contract have not been varied or modified and that the terms of the Building Contract will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

                  We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Building Contract.

                  The undersigned will not permit any amendment, modification, cancellation or other alteration in the Building Contract, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                      SAMSUNG CORPORATION
                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                      SAMSUNG HEAVY INDUSTRIES, LTD.
                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                                                     Exhibit A-2

                            LETTER OF ACKNOWLEDGMENT
          TO ASSIGNMENT OF AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS


                                                                       [Date]


United States Trust Company of New York, as Indenture Trustee


Dear Sirs:

                  The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Building Contract (the "Assignment"), dated as of _________, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Agreement on Contract for Technical Matters (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Agreement on Contract for Technical Matters.

                  So long as the Assignment remains effective, we hereby agree that (a) we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Agreement on Contract for Technical Matters directly to _______________________ Golden State Petroleum Revenue Account, Attention: ___________________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

                  We confirm that the terms of the Agreement on Contract for Technical Matters remain in full force and effect that the Owner is not presently to our knowledge in breach of the terms of the Agreement on Contract for Technical Matters. We further confirm that the terms of the Agreement on Contract for Technical Matters have not been varied or modified and that the terms of the Agreement on Contract for Technical Matters will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

                  We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Agreement on Contract for Technical Matters.

                  The undersigned will not permit any amendment, modification, cancellation or other alteration in the Agreement on Contract for Technical Matters, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                      SAMSUNG CORPORATION
                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                      SAMSUNG HEAVY INDUSTRIES, LTD.
                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________


                                      CHEVRON SHIPPING COMPANY
                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and the Technical Supervisor.

         "ASSIGNMENT" or "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) the Assignment of Charter, (ii) the Assignment of Earnings and Insurances, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) this Assignment of Building Contract, (viii) the Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract.

         "INDENTURE" means the Indenture, dated as of December 1, 1996 among the Indenture Trustee, the Owner, Golden State Petro B and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, this Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and the Assignment of Building Contract Guarantee, collectively.

         "TECHNICAL SUPERVISOR" means Chevron Shipping Company, San Francisco, California (as Agent for the Initial Charterer).

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                  ASSIGNMENT.................................  1

Section 2.01      Security Interest..........................................  1

Section 2.02      Assignment.................................................  1

Section 2.03      Owner to Remain Liable.....................................  2

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE OWNER.......................  2

Section 3.01      Organization, Power and Status of the Owner................  2

Section 3.02      Authorization; Enforceability; Execution and Delivery......  2

Section 3.03      No Conflicts; Laws and Consents; No Default................  3

Section 3.04      Governmental Approvals.....................................  3

Section 3.05      Litigation.................................................  3

Section 3.06      No Prior Assignment........................................  3

Section 3.07      The Agreements.............................................  3

                                   ARTICLE IV
                            COVENANTS OF THE OWNER...........................  3

Section 4.01      Consent of Parties to Assignment...........................  3

Section 4.02      Enforcement of Agreement...................................  3

Section 4.03      Amendment of Agreements; Assignment of Agreements..........  4

Section 4.04      Performance of Obligations.................................  4

Section 4.05      Notices....................................................  4

Section 4.06      Further Assurances.........................................  4

                                                                            PAGE


Section 4.07      Indenture Trustee as Attorney-in-Fact of Owner.............  5

                                    ARTICLE V
                              MISCELLANEOUS PROVISIONS.......................  5

Section 5.01      Amendment..................................................  5

Section 5.02      Severability...............................................  5

Section 5.03      Notices....................................................  5

Section 5.04      Consent to Jurisdiction....................................  5

Section 5.05      Captions...................................................  6

Section 5.06      Governing Law..............................................  6

Section 5.07      No Partnership.............................................  6

Section 5.08      Counterparts...............................................  6

Section 5.09      Survival...................................................  6

Section 5.10      Integration................................................  6

Section 5.11      Reproduction of Documents..................................  6

Section 5.12      Successors and Assigns; Assignment.........................  7

Section 5.13      General Interpretive Principles............................  7

Section 5.14      Effective Date of Transaction..............................  7

                                                                       EXHIBIT I
                                                                       ---------
================================================================================












                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              AS INDENTURE TRUSTEE


                                       and


                        GOLDEN STATE PETRO (IOM I-A) PLC






                       -----------------------------------


                    ASSIGNMENT OF BUILDING CONTRACT GUARANTEE

                          Dated as of December 1, 1996

                       -----------------------------------






================================================================================

                  Assignment of Building Contract Guarantee, dated as of December 1, 1996 (the "Assignment"), between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York (the "Indenture Trustee"), not in its individual capacity but solely as trustee under the Indenture (the "Indenture"), dated as of the date hereof, among the Owner, the Indenture Trustee, Golden State Petro (IOM I-B) PLC ("Golden State Petro B") and Golden State Petroleum Transport Corporation ("Golden State Petroleum"), as agent for the Owner and Golden State Petro B.

                              PRELIMINARY STATEMENT

                  On the Closing Date, Golden State Petroleum, as agent for the Owner and Golden State Petro B, will issue Notes in connection with the financing of the construction of the Vessel. The Vessel will be constructed pursuant to the terms and conditions of the Building Contract. Pursuant to the Agreement on Contract for Technical Matters, the Technical Supervisor will supervise the construction of the Vessel. Pursuant to the Building Contract Guarantee, Korea Development Bank (the "Building Contract Guarantor") will guarantee the obligations of the Builder under the Building Contract. The Allocated Principal Amount of the Mortgage Notes for the Vessel will be used, INTER ALIA, to make the installments due under the Building Contract for the Vessel. As collateral security for its obligations under the Indenture, the Owner has and will assign, pledge, mortgage and grant the Indenture Trustee a security interest in, INTER ALIA, the Building Contract, the Agreement on Contract for Technical Matters and the Building Contract Guarantee.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Indenture Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Unless otherwise defined in Schedule 1 to this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Indenture.

                                   ARTICLE II
                                   ASSIGNMENT

                  Section 2.01 SECURITY INTEREST. This Assignment is made and delivered as security for the Obligations.

                  Section 2.02 ASSIGNMENT. In order to provide for the payment of and as security for the Obligations, the Owner has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Indenture Trustee, its successors and assigns, for its and their respective successors' and assigns' own proper use and benefit, all of the Owner's right, title and interest in and to the Building Contract Guarantee, including without limitation any moneys whatsoever payable to the Owner thereunder, together with the income and proceeds thereof and all other rights and benefits whatsoever accruing to the Owner thereunder; PROVIDED, HOWEVER, that the Owner shall keep the Indenture Trustee fully and effectively indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Indenture Trustee under or by virtue of the Building Contract Guarantee or this Assignment.

                  Section 2.03 OWNER TO REMAIN LIABLE. Anything in this Assignment contained to the contrary notwithstanding, the Owner shall remain liable under the Building Contract Guarantee, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and the Indenture Trustee shall have no obligation or liability of any kind whatsoever thereunder or by reason of or arising out of this Assignment, nor shall the Indenture Trustee be under any liability whatsoever in the event of any failure by the Owner to perform its obligations thereunder or be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of the Owner thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or the Owner thereunder, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Indenture Trustee or to which the Indenture Trustee may be entitled hereunder at any time or times.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE OWNER

                  The Owner hereby represents and warrants to the Indenture Trustee as follows:

                  Section 3.01 ORGANIZATION, POWER AND STATUS OF THE OWNER. The Owner (a) is a corporation duly formed, validly existing and in good standing under the laws of the Isle of Man and (b) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Owner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

                  Section 3.02 AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (a) The Owner has all necessary corporate power and authority to execute, deliver and perform under this Assignment.

                  (b) All action on the part of the Owner that is required for the authorization, execution, delivery and performance of this Assignment has been duly and effectively taken; and the execution, delivery and performance of this Assignment does not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the Closing Date.

                  (c) This Assignment has been duly executed and delivered by the Owner. This Assignment constitutes the legal, valid and binding obligation of the Owner, enforceable against it in accordance with the terms thereof.

                  Section 3.03 NO CONFLICTS; LAWS AND CONSENTS; NO DEFAULT. (a) Neither the execution, delivery and performance of this Assignment nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any Requirement of Law applicable to the Owner or (ii) constitutes a default under the Indenture or any Security Document.

                  (b) The Owner is in compliance with and not in default under any and all Requirements of Law applicable to the Owner and all terms and provisions of this Assignment.

                  Section 3.04 GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained in the name of the Owner in connection with the execution, delivery and performance by the Owner of this Assignment have been obtained and are in effect on the Closing Date.

                  Section 3.05 LITIGATION. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Owner or, to the best of the Owner's knowledge, threatened against the Owner or pending or threatened against any property or other assets or rights of the Owner with respect to this Assignment.

                  Section 3.06 NO PRIOR ASSIGNMENT. The Owner has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Building Contract Guarantee or any part of the rights, titles and interests hereby assigned, to anyone other than the Indenture Trustee, or its successors or assigns.

                  Section 3.07 THE BUILDING CONTRACT GUARANTEE. The Building Contract Guarantee constitutes the legal, valid and binding obligation of the Owner as "Owner" thereunder and is in full force and effect in the form of Exhibit "A" attached hereto; there are no amendments, additions, addenda or modifications thereto and neither of the parties thereto is in default thereunder.

                                   ARTICLE IV
                             COVENANTS OF THE OWNER

                  The Owner hereby covenants and agrees that so long as any of the Obligations remains outstanding:

                  Section 4.01 CONSENT OF PARTIES TO ASSIGNMENT. On the Closing Date, the Owner shall deliver to the Building Contract Guarantor a copy of this Assignment and shall procure the execution by the Building Contract Guarantor of the Consent and Acknowledgment set out in Exhibit A hereto and deliver said Consent and Acknowledgment to the Indenture Trustee on the Closing Date.

                  Section 4.02 ENFORCEMENT OF BUILDING CONTRACT GUARANTEE. (a) The Owner will do or permit to be done each and every act or thing which the Indenture Trustee may from time to time require to be done for the purpose of enforcing the Indenture Trustee's rights under the Building Contract Guarantee and this Assignment.

                  (b) The Owner shall cause all moneys hereby assigned or agreed to be assigned or arising from or in connection with any of the rights, title, interest and benefits of the Owner under the Building Contract Guarantee shall be paid to the credit of Chase Manhattan Bank NYC, ABA #021000021, A/C #920-1-073195, credit U.S. Trust Co NY, further credit to A/C #04692300, Golden State Petroleum Transport Revenue Account, Attention: Chris Collins or to such other account as the Indenture Trustee may from time to time direct.

                  (c) The Owner will not exercise any right or powers conferred on it by the Building Contract Guarantee in connection with any default or alleged default by the Building Contract Guarantor thereunder (including without limitation the right of termination and substitution) unless and until requested so to do by the Indenture Trustee whereupon the Owner agrees that it will do so provided always that the Indenture Trustee shall not be responsible in any way whatsoever in the event that the exercise of any right or power (including the right of termination and substitution) be thereafter adjudged improper or to constitute a repudiation of the Building Contract Guarantee by the Owner.

                  Section 4.03 AMENDMENT OF BUILDING CONTRACT GUARANTEE; ASSIGNMENT OF BUILDING CONTRACT GUARANTEE. (a) The Owner will not, except with the previous written consent of the Indenture Trustee, agree to any variation of the Building Contract Guarantee or release the Building Contract Guarantor thereto from any of its obligations thereunder or waive any breach of the Building Contract Guarantor's obligations thereunder or consent to any such act or omission of such party as would otherwise constitute such breach.

                  (b) The Owner will not, except with the previous written consent of the Indenture Trustee, assign the Building Contract Guarantee to any other Person.

                  Section 4.04 PERFORMANCE OF OBLIGATIONS. The Owner will perform its obligations under the Building Contract Guarantee and will use its best efforts to cause the Building Contract Guarantor to perform its obligations thereunder.

                  Section 4.05 NOTICES. The Owner will send a copy of all notices received or given by it under the Building Contract Guarantee forthwith to the Indenture Trustee.

                  Section 4.06 FURTHER ASSURANCES. The Owner will at any time and from time to time, upon the written request of the Indenture Trustee, promptly and duly execute and deliver any and all such further instruments and documents and take such action as the Indenture Trustee may deem desirable in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

                  Section 4.07 INDENTURE TRUSTEE AS ATTORNEY-IN-FACT OF OWNER. The Owner hereby constitutes the Indenture Trustee, and its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of the Owner or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of the Building Contract Guarantee, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Indenture Trustee may seem to be necessary or advisable under this Assignment. Any action or proceeding brought by the Indenture Trustee pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Indenture Trustee hereunder may be compromised, withdrawn or otherwise dealt with by the Indenture Trustee without any notice to or approval of the Owner.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  Section 5.01 AMENDMENT. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

                  Section 5.02 SEVERABILITY. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

                  Section 5.03 NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Indenture Trustee, at the following address: 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Department, (b) in the case of the Owner, at the following address: 15-19 Athol Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

                  Section 5.04 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against the Owner arising out of or relating to this Assignment, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby waives, to the fullest extent permitted by applicable law, any defense which it may now or hereafter have based upon lack of personal jurisdiction or venue or FORUM NON CONVENIENS. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on such Person. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Assignment shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Indenture Trustee and shall promptly deliver to the Indenture Trustee evidence in writing of such other agent's acceptance of such appointment.

                  Section 5.05 CAPTIONS. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

                  Section 5.06 GOVERNING LAW. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

                  Section 5.07 NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

                  Section 5.08 COUNTERPARTS. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

                  Section 5.09 SURVIVAL. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party's obligations hereunder remain outstanding.

                  Section 5.10 INTEGRATION. This Assignment and the Schedule and Exhibits hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

                  Section 5.11 REPRODUCTION OF DOCUMENTS. This Assignment and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 5.12 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Assignment shall be binding upon and inure to the benefit of the Owner and the Indenture Trustee and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Indenture Trustee. The Indenture Trustee, at its sole option, shall have the right to assign this Assignment, the Indenture, the Security Documents and any of its rights and interest hereunder in accordance with the terms and provisions of the Indenture and the Security Documents.

                  Section 5.13 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

                  (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  Section 5.14 EFFECTIVE DATE OF TRANSACTION. Notwithstanding the fact that this Assignment is dated as of December 24, 1996, the transactions set forth herein shall not be effective until the Closing Date.

                  IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

                                   United States Trust Company of New York, as
                                   Indenture Trustee

                                   By:/s/ Christine C. Collins
                                      -----------------------------
                                   Name:  Christine C. Collins
                                   Title:   Assistant Vice President


                                   Golden State Petro (IOM I-A) PLC, as Owner

                                   By:/s/ Joseph Avantario
                                      -----------------------------
                                   Name:  Joseph Avantario
                                   Title:   Treasurer

                                                                    Exhibit A

                            LETTER OF ACKNOWLEDGMENT
                  TO ASSIGNMENT OF BUILDING CONTRACT GUARANTEE

                                                [Date]

United States Trust Company of New York, as Indenture Trustee

Dear Sirs:

                  The undersigned hereby consents to and acknowledges receipt of a signed copy of the Assignment of Building Contract Guarantee (the "Assignment"), dated as of December 1, 1996, between Golden State Petro (IOM I-A) PLC (the "Owner") and United States Trust Company of New York, not in its individual capacity but solely as trustee (the "Indenture Trustee") as adequate notice of such assignment to the Indenture Trustee of the Building Contract Guarantee (as defined in the Assignment) and of all the right, title and interest of the Owner in, to and under the Building Contract Guarantee.

                  So long as the Assignment remains effective, we hereby agree that we shall pay any and all sums which we are legally obligated to pay to the Owner or otherwise as stated in and according to the Building Contract Guarantee directly to _______________________ Golden State Petroleum Revenue Account,
Attention: ___________________, or otherwise to such other account as you may at any time or from time to time, designate by notice to us in writing.

                  We confirm that the terms of the Building Contract Guarantee remain in full force and effect that the Owner is not presently to our knowledge in breach of the terms of the Building Contract Guarantee. We further confirm that the terms of the Building Contract Guarantee have not been varied or modified and that the terms of the Building Contract Guarantee will not after the date hereof be varied or modified without the prior written consent of the Indenture Trustee.

                  We confirm that we have received no prior notice of any assignment by the Owner of any interest in the Building Contract Guarantee.

                  The undersigned will not permit any amendment, modification, cancellation or other alteration in the Building Contract Guarantee, nor will it consent to or accept the substitution thereunder of any party for the Owner without your prior written consent.

                                   Korea Development Bank
                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                   SCHEDULE 1

                 ADDITIONAL DEFINED TERMS USED IN THE ASSIGNMENT

         "AGREEMENT ON CONTRACT FOR TECHNICAL MATTERS" means, the Agreement Regarding Technical Matters, dated as of the Closing Date, between the Owner, Samsung Heavy Industries Co., LTD and the Technical Supervisor.

         "ASSIGNMENT" or "ASSIGNMENT OF BUILDING CONTRACT GUARANTEE" means, for each Building Contract Guarantee, the Assignment of Building Contract Guarantee, dated as of the Closing Date, between the related Owner and the Indenture Trustee, as the same may be amended from time to time, pursuant to which such Owner collaterally assigns its rights, title and interest in the related Building Contract Guarantee therein to the Indenture Trustee.

         "ASSIGNMENT OF BUILDING CONTRACT" means, for each Vessel, the Building Contract Assignment, dated as of the Closing Date, between the related Owner and the Indenture Trustee, pursuant to which such Owner collaterally assigns its rights, title and interests in the related Building Contract and the Agreement on Contract for Technical Matters to the Indenture Trustee.

         "ASSIGNMENT OF CHARTER" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Initial Charter to secure its obligations under the Indenture.

         "ASSIGNMENT OF CHARTER SUPPLEMENT" means, for each Charter Supplement, the Assignment of Charter Supplement, dated the date of the Supplemental Indenture, between the Owner of the Vessel and the Indenture Trustee, as the same may be amended from time to time pursuant to which the Owner collaterally assigns all of the Owner's right, title and interest therein to the Indenture Trustee.

         "ASSIGNMENT OF CHEVRON GUARANTEE" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Indenture.

         "ASSIGNMENT OF EARNINGS AND INSURANCES" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Delivery
Date) with respect to the Vessel to secure its obligations under the Indenture.

         "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the assignment between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner collaterally assigns to the Indenture Trustee all of the Owner's right, title and interest in, to and under the Management Agreement to secure its obligations under the Indenture.

         "BUILDER" means, collectively, Samsung Corporation and Samsung Heavy Industries, Ltd.

         "BUILDING CONTRACT" means the Shipbuilding Contract, dated December 24, 1996, between the Builder and the Owner.

         "BUILDING CONTRACT GUARANTEE" means the Irrevocable Installment Payment Letter of Guarantee, dated December 24, 1996, given by the Building Contract Guarantor to the Owner in connection with the Vessel.

         "BUILDING CONTRACT GUARANTOR" means Korea Development Bank.

         "CHEVRON" means Chevron Corporation, a Delaware corporation, and its successors and assigns.

         "CHEVRON GUARANTEE" means the Guarantee, dated the Closing Date, given by Chevron to the Owner in connection with the Initial Charter.

         "CLOSING DATE" means December 24, 1996.

         "COLLATERAL" means the collateral assigned, pledged or granted to the Indenture Trustee pursuant to (i) the Assignment of Charter, (ii) the Assignment of Earnings and Insurances, (iii) the Assignment of Charter Supplement, (iv) the Mortgage, (v) the Assignment of Chevron Guarantee, (vi) the Assignment of Management Agreement, (vii) the Assignment of Building Contract, (viii) this Assignment of Building Contract Guarantee, (ix) the Issue of One Debenture and
(x) the Stock Pledge, together with all income and proceeds thereof.

         "DELIVERY DATE" means the date the Vessel is accepted by the Owner from the Builder under the Building Contract.

         "INDENTURE" means the Indenture, dated as of December 1, 1996, among the Indenture Trustee, the Owner, Golden State Petro B and Golden State Petroleum, pursuant to which the Notes were issued.

         "INDENTURE TRUSTEE" means United States Trust Company of New York.

         "INITIAL CHARTER" means with respect to each Vessel, the bareboat charter, dated as of December 24, 1996, between the Initial Charterer and the Owner.

         "INITIAL CHARTERER" means Chevron Transport Corporation, a Liberian corporation.

         "ISSUE OF ONE DEBENTURE" means each Issue of One Debenture between the Owner and the Indenture Trustee, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Indenture Trustee a security interest in all of its assets.

         "MANAGEMENT AGREEMENT" means the agreement, dated the Closing Date, between the Owner and the Manager pursuant to which the Manager agrees to provide certain services to the Owner.

         "MANAGER" means the Person performing the duties of the Manager under the Management Agreement, initially Cambridge Fund Management L.L.C.

         "MORTGAGE" means, with respect to the Vessel, the first preferred ship mortgage on the Vessel granted by the Owner to the Indenture Trustee, as amended from time to time in accordance with the terms of such Mortgage.

         "OBLIGATIONS" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Indenture, any Security Document and any instrument, agreement or document referred to therein.

         "OWNER" means Golden State Petro (IOM I-A) PLC, a company organized under the laws of the Isle of Man.

         "SECURITY DOCUMENTS" means the Indenture, the Mortgage, the Assignment of Charter, the Assignments of Charter Supplements, the Assignment of Earnings and Insurances, the Assignment of Chevron Guarantee, the Assignment of Management Agreement, the Assignment of Building Contract, the Issue of One Debenture, the Stock Pledge and this Assignment of Building Contract Guarantee, collectively.

         "TECHNICAL SUPERVISOR" means Chevron Shipping Company, San Francisco, California (as Agent for the Initial Charterer).

         "VESSEL" means Hull No. 1228.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS...............................  1

                                   ARTICLE II
                                   ASSIGNMENT................................  1

Section 2.01   Security Interest.............................................  1

Section 2.02   Assignment....................................................  1

Section 2.03   Owner to Remain Liable........................................  2

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE OWNER................  2

Section 3.01   Organization, Power and Status of the Owner...................  2

Section 3.02   Authorization; Enforceability; Execution and Delivery.........  2

Section 3.03   No Conflicts; Laws and Consents; No Default...................  3

Section 3.04   Governmental Approvals........................................  3

Section 3.05   Litigation....................................................  3

Section 3.06   No Prior Assignment...........................................  3

Section 3.07   The Building Contract Guarantee...............................  3

                                   ARTICLE IV
                             COVENANTS OF THE OWNER..........................  3

Section 4.01   Consent of Parties to Assignment..............................  3

Section 4.02   Enforcement of Building Contract Guarantee....................  3

Section 4.03   Amendment of Building Contract Guarantee; Assignment of
               Building Contract Guarantee...................................  4

Section 4.04   Performance of Obligations....................................  4

Section 4.05   Notices.......................................................  4

                                                                            Page
                                                                            ----

Section 4.06   Further Assurances............................................  4

Section 4.07   Indenture Trustee as Attorney-in-Fact of Owner................  4

                                    ARTICLE V
                             MISCELLANEOUS PROVISIONS........................  5

Section 5.01   Amendment.....................................................  5

Section 5.02   Severability..................................................  5

Section 5.03   Notices.......................................................  5

Section 5.04   Consent to Jurisdiction.......................................  5

Section 5.05   Captions......................................................  6

Section 5.06   Governing Law.................................................  6

Section 5.07   No Partnership................................................  6

Section 5.08   Counterparts..................................................  6

Section 5.09   Survival......................................................  6

Section 5.10   Integration...................................................  6

Section 5.11   Reproduction of Documents.....................................  6

Section 5.12   Successors and Assigns; Assignment............................  6

Section 5.13   General Interpretive Principles...............................  7

Section 5.14   Effective Date of Transaction.................................  7